UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HUGOTON ROYALTY TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction: $6,600,000.00

	5)	Total fee paid: $720.06

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

HUGOTON ROYALTY TRUST

c/o Corporate Trustee

Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

[                ], 2021

Dear Unit Holder:

You are cordially invited to attend a Special Meeting of unit holders (“Unit Holders”) of the Hugoton Royalty Trust (the “Trust”) to be held both in-person at Shady Oaks Country Club, 320 Roaring Springs Road Fort Worth, Texas 76114 and virtually via webcast at [                ] on [                ], 2021, at [    :         .m.], Central time. Please find enclosed a notice to Unit Holders, a Proxy Statement describing the business to be transacted at the meeting, and a Proxy Card for use in voting.

At the Special Meeting, you will be asked (i) to approve the sale of substantially all of the assets of the Trust to XTO Energy Inc., a Delaware corporation (“XTO Energy”), pursuant to that certain Purchase and Sale Agreement dated July 2, 2021, by and between Simmons Bank, a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee (“Trustee”) under that certain Royalty Trust Indenture of Hugoton Royalty Trust dated December 1, 1998 and amended and restated as of March 24, 1999 (“Indenture”), and XTO Energy (the “Sale”), and (ii) to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposal. If the Sale is approved and thereafter consummated as provided in the Proxy Statement, the Trust will be terminated in accordance with the terms of the Indenture. Upon termination, the Trustee will use the proceeds from the Sale to pay, satisfy and discharge all liabilities of the Trust (including reimbursing amounts that have been advanced by Simmons Bank as described in the Proxy Statement) or, if necessary, to set up reserves in amounts the Trustee in its discretion deems appropriate for contingent liabilities. Once all such liabilities have been discharged and reserves established, as applicable, the remaining proceeds from the Sale will be distributed to Unit Holders as a liquidating distribution, and the Trust will be wound up. The Trustee recommends that Unit Holders vote “FOR” the approval of the Sale and “FOR” the adjournment proposal.

You can attend the meeting in-person or online, and vote electronically during the Special Meeting by visiting [        ] at the time of the meeting. Online check-in will begin at [    :         .m.,] Central time, and you should allow approximately 15 minutes for the online check-in procedure. Please have the control number on your Proxy Card available for check-in. Prior to the date of the Special Meeting, you will be able to vote at [web address here], and the proxy materials will be available at that site. You may also vote prior to the date of the meeting by telephone by calling [            ] or by completing, signing, dating and returning the enclosed Proxy Card in the enclosed postage paid envelope. Please consult your Proxy Card for additional information regarding these alternative methods. If your units are held in “street name,” you should instruct your bank, broker or other nominee to vote your units in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.

We hope that you will be able to attend the Special Meeting either in-person or virtually, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy Card or vote online or by telephone as detailed in the prior paragraph as promptly as possible. It is important that your units be represented at the meeting, regardless of the number of units you own. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor, at [        ].

Very truly yours,

SIMMONS BANK

Trustee of the Hugoton Royalty Trust

Ron E. Hooper

Senior Vice President

YOUR VOTE IS IMPORTANT

All Unit Holders are cordially invited to attend the Special Meeting either in person or virtually via webcast. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy Card as promptly as possible in the enclosed postage paid envelope or vote online at [                ] or by telephone by calling [                ]. This will help the Trustee assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any Unit Holder attending the meeting may vote in person or virtually even if he or she has returned the Proxy Card or voted online or by telephone prior to the meeting.

HUGOTON ROYALTY TRUST

c/o Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

NOTICE OF SPECIAL MEETING OF UNIT HOLDERS

To Be Held [                                    ,] 2021

PLEASE TAKE NOTICE THAT a special meeting (the “Special Meeting”) of unit holders (“Unit Holders”) of the Hugoton Royalty Trust (the “Trust”), an express trust formed under the laws of the state of Texas and governed by the terms of the Royalty Trust Indenture of Hugoton Royalty Trust dated December 1, 1998, as amended and restated on March 24, 1999 (the “Indenture”), will be held in person at Shady Oaks Country Club, 320 Roaring Springs Road Fort Worth, Texas 76114 and virtually via webcast at [    ] on [            ,             ], 2021, at [    :         .m.], Central time, to consider and vote on the following matters:

(1)

approval of the sale of substantially all of the assets of the Trust (the “Sale”) pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of July 2, 2021, by and between Simmons Bank, a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under the Indenture (the “Trustee”), and XTO Energy Inc., a Delaware corporation (“XTO Energy”); and

(2)	approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposal.

If the Sale is approved and thereafter consummated as provided in this Proxy Statement, the Trust will be terminated in accordance with the terms of the Indenture. Upon termination, the Trustee will use the proceeds from the Sale to pay, satisfy and discharge all liabilities of the Trust (including reimbursing amounts that have been advanced by Simmons Bank as described in this Proxy Statement) or, if necessary, to set up reserves in amounts the Trustee in its discretion deems appropriate for contingent liabilities. Once all such liabilities have been discharged and reserves established, as applicable, the remaining proceeds from the Sale will be distributed to Unit Holders as a liquidating distribution, and the Trust will be wound up.

The Trustee recommends that Unit Holders vote “FOR” the approval of the Sale and “FOR” the adjournment proposal.

The close of business on [                    ], 2021 (the “Record Date”), has been fixed as the record date for the determination of Unit Holders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof. Only holders of record of units of beneficial interest of the Trust (“Units”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of Unit Holders entitled to vote at the Special Meeting will be available for inspection by any Unit Holder for any purpose germane to the Special Meeting during ordinary business hours for the ten days preceding the Special Meeting at the Trustee’s offices at 2911 Turtle Creek Boulevard, Suite 850, Dallas, Texas 75219, and also at the Special Meeting.

It is important that your Units be represented at the meeting, regardless of the number of Units you own. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed Proxy Card as promptly as possible. You will also be able to vote prior to the Special Meeting at [                    ] or by telephone by calling [                    ]. Please consult your Proxy Card for additional information regarding these alternative methods. If your Units are held in “street name,” you should instruct your bank, broker or other nominee to vote your Units in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. You may revoke your proxy before the Special Meeting as described in this Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of Simmons Bank,

Trustee of the Hugoton Royalty Trust

Ron E. Hooper

Senior Vice President

Dallas, Texas

[                    ,] 2021

SUMMARY TERM SHEET	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS	5

PROXY STATEMENT	8

SOLICITATION AND REVOCABILITY OF PROXIES	8

ATTENDING THE SPECIAL MEETING	8

VOTING AND QUORUM	9

INFORMATION ABOUT THE PARTIES	9

RISK FACTORS	10

PROPOSAL ONE – SALE OF THE TRUST’S ASSETS	11

PROPOSAL TWO – APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSAL ONE	26

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE	27

EFFECT OF NEGATIVE VOTES ON PROPOSAL TWO	27

TRUSTEE	27

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE	28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

ADDITIONAL INFORMATION	29

ANNEX A	A-1

ANNEX B	B-1

ANNEX C	C-1

ANNEX D	D-1

ANNEX E	E-1

SUMMARY TERM SHEET

This summary highlights selected information from this Proxy Statement. It may not contain all of the information that is important to you. Accordingly, we urge you to read carefully the entire Proxy Statement, including the annexes, and the other documents to which we refer in order to fully understand the proposed Sale. Each item in this summary refers to the page of this Proxy Statement on which that subject is discussed in more detail.

The Parties to the Sale – page 9

We are including the below key for convenience to assist Unit Holders in understanding the parties to the Sale:

Party	Referred to as:	Relationship
Hugoton Royalty Trust	“Trust”	The Trust is the registrant and was created to collect and distribute to Unit Holders monthly net profits income related to the net proceeds received from certain working interests in predominantly gas-producing properties in Kansas, Oklahoma and Wyoming.

Simmons Bank	“Trustee”	Trustee is a bank organized under the laws of the United States, acting not in its individual capacity but solely as trustee of the Trust.

XTO Energy Inc.	“XTO Energy”	XTO Energy is the purchaser in the proposed Sale. XTO Energy is a Delaware corporation and a leading natural gas and oil producer in the U.S. with expertise in developing tight gas, shale gas and unconventional oil resources. On June 25, 2010, XTO Energy became a wholly-owned subsidiary of Exxon Mobil Corporation.

The Purchase Agreement – Annex A

On July 2, 2021, the Trustee, acting solely in its capacity as trustee under the Indenture, entered into the Purchase Agreement with XTO Energy, pursuant to which the Trustee has agreed, subject to specified terms and conditions, to sell substantially all of the assets of the Trust to XTO Energy.

A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement. You should read the Purchase Agreement in its entirety because it, and not this Proxy Statement, is the legal document that governs the proposed Sale. Following is a summary of the principal terms of the Purchase Agreement.

Assets Being Sold to XTO Energy – page 13

The Trustee has agreed to sell the following to XTO Energy: (i) the net overriding royalty interest created pursuant to the net profits interest conveyances, and any and all rights of Trustee and the Trust under such conveyances; (ii) all of the Trustee’s and the Trust’s right, title and interest in and to the arbitration proceeding between the Trustee and XTO Energy and all audit rights and claims of Trustee and the Trust related to disputed amounts on the computation of the net profits; and (iii) all of Trustee’s and the Trust’s right, title and interest in and to any geological, geophysical or reserve data relating to the lands relating to the leases subject to the net profits interest conveyances, other than such data that is interpretive in nature (collectively, the “Assets”).

Purchase Price – page 21

At the closing of the Sale, the Trustee will assign the Assets to XTO Energy and, in exchange, XTO Energy will pay to the Trust $6,600,000 (the “Purchase Price”).

Pursuant to the Purchase Agreement, the Purchase Price will be subject to various adjustments at the closing of the Sale, as described in this Proxy Statement.

Conduct of Business Prior to Closing – page 23

In connection with the Purchase Agreement, subject to certain exceptions, the Trustee has agreed to manage the Assets through the closing of the Sale in the usual, regular and ordinary manner consistent with past practice and as permitted by the net profits interest conveyances, maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices, and not transfer, sell, mortgage, pledge or dispose of any portion of the Assets except as set forth in Section 3.02(b) of the Indenture.

Conditions to Closing – page 23

The consummation of the Sale is subject to the satisfaction or waiver of a number of conditions on or prior to closing of the Sale. Such conditions include, in addition to customary closing conditions, either approval of the Sale by the Unit Holders at the Special Meeting or a final judicial determination authorizing the Trustee to consummate the Sale.

Arbitration — page 23

The Trustee and XTO Energy have agreed to take all commercially reasonable actions to stay the arbitration proceeding between the Trustee and XTO Energy from the date of execution of the Purchase Agreement to the earlier of the termination of the Purchase Agreement or closing date of the Sale. Further, during such time, the Trustee and XTO Energy have agreed that any and all limitations periods, statutes of repose, laches, or other time limitations with respect to the claims asserted by the Trustee and XTO Energy in such arbitration and claims relating to challenges by the Trustee with respect to charges and deductions made by XTO Energy during audit periods prior to the execution date of the Purchase Agreement are tolled.

Material Federal Income Tax Considerations – page 22

The Trust is a grantor trust for federal tax purposes. Accordingly, each Unit Holder will be taxed directly on its proportionate share of income, deductions and credits of the Trust consistent with each such Unit Holder’s taxable year and method of accounting. As a result of the Sale, each Unit Holder will generally realize gain or loss equal to the difference between its amount realized on the Sale and its adjusted basis in such Assets. Gain or loss realized by a Unit Holder who is not a dealer with respect to such Assets and who has a holding period for the Assets of more than one year will be treated as long-term capital gain or loss except to the extent of any depletion recapture amount, which will be treated as ordinary income.

The revenues from the Sale will be sourced within Kansas, Oklahoma or Wyoming. Kansas and Oklahoma each impose a state income tax, which will potentially be applicable to income from the Sale. Wyoming does not impose a state income tax.

The above is only a summary of the anticipated tax consequences for most Unit Holders. Each Unit Holder is urged to consult its own tax advisor.

Termination of the Agreement – page 24

Either the Trustee or XTO Energy may terminate the Purchase Agreement at any time prior to the closing of the Sale if (i) the Sale is not consummated by January 2, 2023, provided, however, that such party is not at such time in material breach of any provision of the Purchase Agreement or (ii) a governmental authority has issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated by the Purchase Agreement and such order, judgment, decree or other action shall have become final and nonappealable.

Further, XTO Energy may terminate the Purchase Agreement if the Trustee has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of the Trustee or the Trust contained in the Purchase Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by the Trustee, constitute grounds for XTO Energy’s conditions precedent to the closing of the Sale not to be satisfied and such breach either is not cured prior to the earlier of: (i) the End Time; and (ii) the thirtieth (30th) day after written notice thereof to the Trustee describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period; provided, however, that XTO Energy is not at such time in material breach of any provision of the Purchase Agreement.

Likewise, the Trustee may terminate the Purchase Agreement if XTO Energy has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of XTO Energy contained in the Purchase Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by XTO Energy, constitute grounds for the Trustee’s conditions precedent to the closing of the Sale not to be satisfied and such breach either is not cured prior to the earlier of: (i) the End Time; and (ii) the thirtieth (30th) day after written notice thereof to XTO Energy describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period; provided however, that the Trustee is not at such time in material breach of any provision of the Purchase Agreement.

The Purchase Agreement may also be terminated by the mutual written consent of the Trustee and XTO Energy.

In the event that the Closing does not occur as a result of the Trustee or XTO Energy exercising its right to terminate the Purchase Agreement, subject to certain exceptions, the Purchase Agreement shall be null and void and no party thereto shall have any further rights or obligations under the Purchase Agreement, except that, subject to certain exceptions, nothing in the Purchase Agreement shall relieve any party from any liability for any intentional breach of the Purchase Agreement.

Termination of the Trust – page 25

If the Sale is completed, under the terms of the Indenture, the Trust will be terminated. Upon termination, the Trustee will use the proceeds from the Sale to pay, satisfy and discharge all liabilities of the Trust (including reimbursing amounts that have been advanced by Simmons Bank as described in this Proxy Statement) or, if necessary, set up reserves in amounts the Trustee in its discretion deems appropriate for contingent liabilities. Once all such liabilities have been discharged and reserves established, as applicable, the remaining proceeds from the Sale will be distributed to Unit Holders as a liquidating distribution, and the Trust will be wound up. Following the Sale and final liquidating distribution, the Trustee plans to take all necessary steps, as soon as is practicable, to deregister the Units under the Securities Act of 1933 (as amended, the “Securities Act”) and suspend its reporting obligations under the Exchange Act as and when permitted under the SEC’s regulations and by other applicable law and regulations.

Fairness Opinion – page 15; Annex B

The Trustee retained EnergyNet.com, LLC (“EnergyNet”) to facilitate a sale of the Assets, and as its financial advisor in connection with the Sale. In connection with this engagement, the Trustee requested that EnergyNet evaluate the fairness, from a financial point of view, to the Unit Holders of the Purchase Price. On June 4, 2021, EnergyNet rendered to the committee of senior management members of the Trustee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 4, 2021, that, as of such date, the Purchase Price was fair from a financial point of view to the Unit Holders.

Right of Appraisal – page 26

Unit Holders will not have dissenters’ rights or rights of appraisal rights in connection with the Sale.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following questions and answers address briefly some questions regarding the Special Meeting and the proposals. These questions and answers may not address all questions that may be important to you as a Unit Holder of the Trust. Please refer to the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the other documents we refer to in this Proxy Statement. All references to “we,” “us” or “our” in this Proxy Statement refer to the Trustee.

The Special Meeting

Q:	Where and when is the Special Meeting?

A:

The Special Meeting is to be held both in-person at Shady Oaks Country Club, 320 Roaring Springs Road Fort Worth, Texas 76114 and virtually via webcast at [                    ] on [                    ], 2021, at [__:__ _.m.], Central time.

Q:	What matters will Unit Holders vote on at the Special Meeting?

A:

We are asking that you approve: (i) the sale of substantially all of the assets of the Trust to XTO Energy pursuant to the Purchase Agreement; and (ii) an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the proposal described in clause (i).

Q:	Who may vote at the Special Meeting?

A:

Only holders of record of Units at the close of business on [                    ], 2021, the Record Date, are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 40,000,000 outstanding Units. Each Unit entitles its holder to one vote on each matter to be voted upon.

Q:	How do I vote my Units registered directly in my name?

A:

You can attend the meeting in-person or online, and vote electronically during the Special Meeting by visiting [        ] at the time of the meeting. Prior to the date of the Special Meeting, you will be able to vote at [        ], and the proxy materials will be available at that site. You may also vote prior to the date of the meeting by telephone by calling [        ] or by completing, signing, dating and returning the enclosed Proxy Card in the enclosed postage paid envelope. Please consult your Proxy Card for additional information regarding these alternative methods.

Q:	How do I vote if my Units are held in the name of my broker (street name)?

A:

If your Units are held in the name of your broker (street name), you should instruct your bank, broker or other nominee to vote your Units in accordance with the voting instruction form that you will receive from your bank, broker or other nominee.

Q:	What is the quorum required for the Special Meeting?

A:

The presence, in person, virtually or by proxy, of Unit Holders who, on the Record Date, held Units representing at least a majority of the Units outstanding as of the Record Date will constitute a quorum at the Special Meeting.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this Proxy Statement, please vote your Units as soon as possible. You may vote your Units by signing, dating and returning the enclosed proxy card, voting online at [ ], or by calling [ ]. You may also vote in person or virtually at the Special Meeting.

Q:	What if I do not vote?

A:

If you fail to vote by mail, online, or by phone and fail to vote in person or virtually at the Special Meeting, it will have the same effect as a vote against the Sale. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote FOR the approval of each of the proposals.

The Proposal to Approve the Sale

Q:	What is the Sale?

A:

Pursuant to the terms and conditions of the Purchase Agreement, the Trustee agreed to sell substantially all the assets of the Trust to XTO Energy. We have included the full text of the Purchase Agreement as Annex A to this Proxy Statement.

Q:	What is the purchase price for the Sale?

A:	The purchase price for the Sale is $6,600,000 payable in cash to the Trust, subject to adjustment as described in this Proxy Statement.

Q:	When do you expect to complete the Sale?

A:

We are working toward completing the Sale as quickly as possible. If Unit Holders approve the Sale at the Special Meeting, we anticipate closing the Sale at the end of the month following the Special Meeting or the following month, assuming all other conditions to the closing of the Sale are satisfied as provided in the Purchase Agreement.

Q:	What will happen to the Trust after the Sale is completed?

A:

If we complete the Sale, under the terms of the Indenture, the Trust will be terminated. Upon termination, the Trustee will use the proceeds from the Sale to pay, satisfy and discharge all liabilities of the Trust (including reimbursing amounts that have been advanced by Simmons Bank as described in this Proxy Statement) or, if necessary, set up reserves in amounts the Trustee in its discretion deems appropriate for contingent liabilities. Once all such liabilities have been discharged and reserves established, as applicable, the remaining proceeds from the Sale will be distributed to Unit Holders as a liquidating distribution, and the Trust will be wound up. Following the Sale and final liquidating distribution, the Trustee plans to take all necessary steps, as soon as is practicable, to deregister the Units under the Securities Act and suspend its reporting obligations under the Exchange Act as and when permitted under the SEC’s regulations and by other applicable law and regulations.

Q:	When will I receive proceeds from the Sale?

A:

You will received proceeds from the Sale after the Trustee has satisfied and discharged all liabilities of the Trust and, if necessary, set up reserves in amounts the Trustee in its discretion deems appropriate for contingent liabilities. Once all such liabilities have been discharged and reserves established, as applicable, the remaining proceeds from the Sale will be distributed to Unit Holders.

Q:	What will happen if Unit Holders fail to approve the Sale?

A:

If Unit Holder approval of the Sale is not received at the Special Meeting, the Trustee will not have funds with which to carry out the administrative functions of the Trust, including preparing and filing annual, quarterly, periodic and other filings with the SEC, preparing financial statements of the Trust and preparing or mailing reports to Unit Holders of the Trust. The Trust has no remaining cash reserve, and the Trustee anticipates that the Trust will receive minimal to no revenues from net profits interests for several years, since all three of the Trust’s conveyances are in an excess cost position. The Trustee has been currently paying the costs to administer the Trust; however, there is no obligation under the Indenture for it to continue to do so.

If Unit Holder approval is not obtained at the Special Meeting, the Trustee may seek court approval to complete the Sale or terminate the Trust. The costs of seeking such court approval would have to be recouped by the Trustee before proceeds of the Sale could be distributed to Unit Holders, which would have the effect of reducing the amount payable to Unit Holders upon termination of the Trust.

If the Sale has not been approved by either Unit Holders or a final judicial determination within 18 months following the date of the Purchase Agreement, XTO Energy can terminate the Purchase Agreement, in which case, the Trustee may not be able to find a purchaser for the Assets willing to pay the consideration offered by XTO Energy in the Purchase Agreement, or may not be able to find any purchaser, in which case, Unit Holders may receive little or no distributions upon liquidation of the Trust.

Q:	Is the Trustee recommending the Sale?

A:

Yes. The Trustee has determined that the Sale is in the best interest of the Unit Holders, after considering the factors described in this Proxy Statement under “Proposal One – Sale of the Trust’s Assets – Reasons for the Sale; Recommendation of the Trustee”. Accordingly, the Trustee recommends that you vote FOR the approval of the Sale at the Special Meeting.

Q:	Will I have dissenters’ rights in connection with the Sale?

A:	No. Neither Texas law nor the Indenture provides Unit Holders with dissenters’ right or rights of appraisal in connection with the Sale.

Q:	What is the required vote to approve the Sale?

A:

Approval of the Sale requires the affirmative vote of Unit Holders represented in person or by proxy at the Special Meeting who, as of the Record Date, held Units representing eighty percent (80%) or more of all the Units outstanding.

The Proposal to Adjourn the Special Meeting

Q:	Why am I being asked to vote on the proposal to adjourn the Special Meeting?

A:	The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of the proposal to approve the Sale.

Q:	What is the vote required to approve the proposal to adjourn the Special Meeting?

A:

The proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of the proposal to approve the Sale requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority of the Units represented in person or by proxy at the Special Meeting.

Q:	Whom do I contact if I have any questions?

A:	Please contact D.F. King & Co. Inc., our proxy solicitor at [ ] if you have any questions.

HUGOTON ROYALTY TRUST

c/o Simmons Bank

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The trustee, Simmons Bank (the “Trustee”), of Hugoton Royalty Trust (the “Trust”) requests your proxy for use at the Special Meeting of holders (“Unit Holders”) of units of beneficial interest (“Units”) of the Trust to be held in-person at Shady Oaks Country Club, 320 Roaring Springs Road Fort Worth, Texas 76114 and virtually via webcast at [__] on [_______, __________ __], 2021, at [__:__ _.m.], Central time, and at any adjournment thereof (the “Special Meeting”). By signing and returning the enclosed Proxy Card, you authorize the persons named on the Proxy Card to represent you and to vote your Units at the Special Meeting. This Proxy Statement and the Proxy Card were first mailed to Unit Holders of the Trust on or about [_________], 2021.

This solicitation of proxies is made by the Trustee of the Trust. In addition, the Trust has engaged D.F. King & Co. Inc. (the “Proxy Solicitor”) to assist in the solicitation of proxies for the Special Meeting, and it estimates that it will pay the Proxy Solicitor approximately $12,500, including the fee of the Proxy Solicitor plus certain costs and expenses. The Trust has also agreed to indemnify the Proxy Solicitor against certain losses arising out of its services. Representatives of the Trustee may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Trust may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Units that those companies hold of record. The Trustee will pay the costs of the solicitation, including reimbursement of forwarding expenses and fees and expenses of the Proxy Solicitor.

If you attend the Special Meeting, you may vote in person or virtually. If you are not present either in-person or virtually at the Special Meeting, your Units can be voted only (1) if you have returned a properly signed Proxy Card or are represented by another proxy, (2) if you vote online at [____] or (3) if you vote by telephone by calling [_______]. You may revoke your proxy at any time before it is exercised at the Special Meeting by (a) submitting a later-dated proxy to the Trustee by mail, telephone or online, (b) delivering written notice of revocation of the proxy to the Trustee, or (c) voting in person or virtually at the Special Meeting. In the absence of any such revocation, Units represented by the persons named on the Proxy Card will be voted at the Special Meeting. Returning your Proxy Card will not limit your right to participate in the Special Meeting and vote your Units. Participating in the Special Meeting does not revoke your Proxy Card unless you also vote at the Special Meeting.

ATTENDING THE SPECIAL MEETING

Due to the COVID-19 pandemic and for the health and safety of our Unit Holders, employees of the Trustee and their families, we will be hosting this Special Meeting both in person and live via webcast at [__]. Unit Holders of record as of the Record Date, or their legal proxy holders, are entitled to attend the Special Meeting. To be admitted to the Special Meeting, you must log-in using the 16-digit control number found on your Proxy Card or Voter Instruction Form. The Special Meeting will begin promptly at [___.m.,] Central time, on [__], 2021. If you will be attending the Special Meeting virtually, we encourage you to access the Special Meeting prior to the start time. Online access will begin at [___].m., Central time. Instructions on how to connect and participate in the Special Meeting are posted at [___].

If Unit Holders encounter any difficulties accessing the Special Meeting webcast during the check-in or meeting time, there will be a technical support number posted on the virtual meeting login page for assistance. Technical support will be available beginning at [___].m., Central time, on [__], 2021 through the conclusion of the Special Meeting. The virtual Special Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari), and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Unit Holders should ensure that they have a strong Internet connection if they intend to attend and/or participate in the Special Meeting. Unit Holders should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Special Meeting.

VOTING AND QUORUM

The only outstanding voting securities of the Trust are the Units. As of the close of business on the Record Date, there were 40,000,000 Units outstanding and entitled to be voted at the Special Meeting.

Each outstanding Unit is entitled to one vote. The presence, in person, virtually or by proxy, of Unit Holders who, on the Record Date, held Units representing at least a majority of the Units outstanding as of the Record Date will constitute a quorum at the Special Meeting. The Trustee, upon approval by the holders of at least a majority of the Units who are present or represented by proxy at the Special Meeting, will have the power to adjourn the Special Meeting from time to time without notice, other than an announcement at the Special Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Special Meeting had a quorum originally been present. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unit Holder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Special Meeting, even if a quorum is not present. If a motion to adjourn the meeting is approved, but sufficient proxies are not received by the time set for the resumption of the Special Meeting, this process may be repeated until sufficient proxies to vote in favor of the proposals described in this Proxy Statement have been received or it appears that sufficient proxies will be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Special Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a proxy does not have discretionary authority to vote on a particular item and has not received voting instructions with respect to that item. Because there are no routine matters to be considered at the Special Meeting, there should be no broker non-votes.

INFORMATION ABOUT THE PARTIES

The Trust is an express trust created under the laws of Texas pursuant to the Royalty Trust Indenture of Hugoton Royalty Trust (the “Indenture”) entered into on December 1, 1998, and amended and restated as of March 24, 1999, between XTO Energy Inc. (formerly known as Cross Timbers Oil Company and, hereafter, “XTO Energy”), as grantor, and NationsBank, N.A., as trustee. Simmons Bank is now the Trustee of the Trust. The principal office of the Trust and the Trustee is 2911 Turtle Creek Blvd., Suite 850, Dallas, Texas 75219 (Telephone number 855-588-7839). The Trustee’s powers are specified by the terms of the Indenture. The Trust cannot engage in any business activity or acquire any assets other than the net profits interests (described below) and specific short-term cash investments. The Trust has no employees since all administrative functions are performed by the Trustee.

XTO Energy is a Delaware corporation and a leading natural gas and oil producer in the U.S. with expertise in developing tight gas, shale gas and unconventional oil resources. The principal office of XTO Energy is 22777 Springwoods Village Pkwy., Loc 119, Spring, Texas 77389 (Telephone number 817-870-2800). On June 25, 2010, XTO Energy became a wholly-owned subsidiary of Exxon Mobil Corporation.

Effective December 1, 1998, XTO Energy conveyed to the Trust net profits interests in certain predominantly natural gas producing working interest properties in Kansas, Oklahoma and Wyoming under three separate conveyances. In exchange for these net profits interest conveyances to the Trust, 40 million Units were issued to XTO Energy. In April and May 1999, XTO Energy sold a total of 17 million Units in the Trust’s initial public offering. In 1999 and 2000, XTO Energy also issued 1.3 million Units to certain of its employees pursuant to an employee incentive plan. The Trust did not receive any proceeds from these sales of Units. In May 2006, XTO Energy distributed all of its remaining 21.7 million Units as a dividend to its common stockholders. XTO Energy currently is not a Unit Holder of the Trust. Units were listed and traded on the New York Stock Exchange under the symbol “HGT” until August 27, 2018, when the Trust units were delisted from the NYSE and began to be quoted on the OTCQX, which is maintained by the OTC Market Group Inc., under the symbol “HGTXU.” The Trust transitioned from the OTCQX to the OTCQB on May  19, 2020.

RISK FACTORS

In addition to the other information contained in this Proxy Statement, you should carefully consider the following risk factors relating to the Sale.

The Trust will terminate following the consummation of the Sale.

Pursuant the Indenture, the Trust shall terminate upon the disposition of all of the Trust’s net overriding royalty interests (which are part of the Assets to be sold to XTO Energy pursuant to the Purchase Agreement). The Indenture provides that the Trustee shall distribute the proceeds of the Sale and any other cash in the Trust Estate according to the respective interests and rights of the Unit Holders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. Upon making the final distribution to the Unitholders, the Trustee shall be under no further liability except as explicitly provided in Indenture. Following the Sale and final liquidating distribution, the Trustee plans to take all necessary steps, as soon as is practicable, to deregister the Units under the Securities Act and suspend its reporting obligations under the Exchange Act as and when permitted under the SEC’s regulations and by other applicable law and regulations.

The amount of proceeds that Unit Holders will receive in connection with the Sale is not certain.

Pursuant to the Indenture, the Trustee will distribute the proceeds of the Sale only after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. The Trust’s liabilities include amounts advanced by Simmons Bank for payment of Trust expenses, which as of August 31, 2021, were approximately $660,000. The Trustee anticipates that the Trust will continue to incur expenses through the time at which the Trust is terminated and wound up. Through the closing date of the Sale and following the closing of the Sale, the Trust will continue to be required to comply with applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requirements of the OTCQB, and requirements of the Indenture regarding the preparation of financial statements and provision of reports to Unit Holders, even though those requirements may be economically burdensome and reduce the amount of proceeds from the Sale to be distributed to Unit Holders. Accordingly, the Trustee is not able to determine the proceeds, if any, that will remain from the Sale and which are to be distributed to Unit Holders.

If Unit Holders fail to approve the Sale, Unit Holders may receive little or no distributions upon a liquidation of the Trust.

If Unit Holder approval of the Sale is not received at the Special Meeting, the Trustee will not have funds with which to carry out the administrative functions of the Trust, including preparing and filing annual, quarterly, periodic and other filings with the SEC, preparing financial statements of the Trust and preparing or mailing reports to Unit Holders of the Trust. The Trust has no remaining cash reserve, and the Trustee anticipates that the Trust will receive minimal to no revenues from net profits interests for several years, since all three of the Trust’s conveyances are in an excess cost position. The Trustee has been currently paying the costs to administer the Trust; however, there is no obligation under the Indenture for it to continue to do so.

If Unit Holder approval is not obtained at the Special Meeting, the Trustee may seek court approval to complete the Sale or terminate the Trust. The costs of seeking such court approval would have to be recouped by the Trustee before proceeds of the Sale could be distributed to Unit Holders, which would have the effect of reducing the amount payable to Unit Holders upon termination of the Trust.

If the Sale has not been approved by either Unit Holders or a final judicial determination within 18 months following the date of the Purchase Agreement, XTO Energy can terminate the Purchase Agreement, in which case, the Trustee may not be able to find a purchaser for the Assets willing to pay the consideration offered by XTO Energy in the Purchase Agreement, or may not be able to find any purchaser, in which case, Unit Holders may receive little or no distributions upon liquidation of the Trust.

The Trust will not be able to pursue certain claims against XTO Energy unless the Purchase Agreement is terminated.

The arbitration panel in the Arbitration has not yet heard the Trustee’s claims related to disputed amounts on the computation of the Trust’s net proceeds for 2014 through 2016 that were bifurcated from the initial arbitration. Upon execution of the Purchase Agreement, all claims for such disputed amounts and claims in the arbitration proceeding between the Trustee and XTO Energy will be stayed until the earlier of the date of the closing of the Sale or the termination of the Purchase Agreement. Upon the closing of the Sale, all of the Trustee’s and the Trust’s right, title and interest in and to such claims and arbitration shall be assigned to XTO Energy. As a result, the Trustee will not be able to pursue these claims unless the Purchase Agreement is terminated.

PROPOSAL ONE – SALE OF THE TRUST’S ASSETS

The following is a description of the material aspects of the Sale, including background information relating to the proposed terms of the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of July 2, 2021, by and between the Trustee and XTO Energy pursuant to which XTO Energy will acquire substantially all of the assets of the Trust (the “Sale”). While the Trustee believes that the following description covers the material terms of the Sale, the Purchase Agreement and other arrangements between XTO Energy and the Trustee and Trust, the description may not contain all of the information that is important to you. In particular, the following summary of the Purchase Agreement and the description of terms in the Net Overriding Royalty Conveyances governing the net profits interests are not complete and qualified in their entirety by reference to the copy of the Purchase Agreement attached to this Proxy Statement as Annex A and the copies of each of the Net Overriding Royalty Conveyances for Oklahoma, Kansas and Wyoming attached to this Proxy Statement as Annex C, Annex D and Annex E, respectively, and incorporated by reference herein. You should carefully read this Proxy Statement and the other documents to which we refer, including the Purchase Agreement and the Net Overriding Royalty Conveyances, for a complete understanding of the terms of the Sale.

Background of the Sale

Under the terms of the Net Overriding Royalty Conveyances, the net profits interests entitle the Trust to receive 80% of the net proceeds from the sale of oil and gas from the underlying properties. Each month, XTO Energy determines the amount of cash received from the sale of production and deducts property and production taxes, production expense, development costs and overhead. The Trustee’s function is to collect the proceeds from the net profits interests, to pay all Trust expenses, and to pay the monthly distribution amount to Unit Holders.

Net proceeds payable to the Trust depend upon production quantities, sales prices of oil and gas and costs to develop and produce oil and gas in the prior month. If monthly costs exceed revenues for any of the three conveyances (one for each of the states of Kansas, Oklahoma and Wyoming), such excess costs must be recovered, with accrued interest, from future net proceeds of that conveyance and cannot reduce net proceeds from other conveyances. For further information on excess costs, see Note 4 to Financial Statements under Item 8 Financial Statements and Supplementary Data set forth in the Trust’s 2020 Annual Report on Form 10-K.

The Trust is not liable for any production costs or liabilities attributable to the underlying properties. If at any time the Trust receives net profits income in excess of the amount due, the Trust is not obligated to return such overpayment, but future net profits income payable to the Trust will be reduced until the overpayment, plus interest at the prime rate, is recovered.

Net profits income received by the Trust on or before the last business day of the month is related to net proceeds received by XTO Energy in the preceding month, and is generally attributable to oil and gas production two months prior. The amount to be distributed to Unit Holders each month by the Trustee is determined by:

Adding -

1. net profits income received;

2. interest income and any other cash receipts; and

3. cash available as a result of reduction of cash reserves; then

Subtracting -

1. liabilities paid; and

2. the reduction in cash available related to establishment of or increase in any cash reserve.

The profitability of the net profits interests has decreased over time due to natural production decline, increases in expenditures, and changing market conditions. The expenditures that impact the net proceeds include royalty payments, field operating expenses, gathering and transportation costs, production taxes, operator overhead fees, development capital and abandonment costs. While a portion of expenditures decline with production, many of the cost components are fixed. Additionally, a significant amount of the underlying assets are mature wells approaching the end of their producing life that will require state regulated abandonment procedures. Underlying asset abandonment costs will continue to increase over time as more wells reach this threshold.

Distributions to Unit Holders depend on revenues exceeding costs. If costs exceed revenues for a conveyance, then the conveyance accrues an excess cost balance which must be recovered with interest before the conveyance can resume contributing net proceeds. Increases in the excess costs for the Kansas, Oklahoma and Wyoming conveyances have resulted in no net proceeds to the Trust from March 2018 to the present, with the exception of March 2019 through May 2019 where net proceeds under the Wyoming conveyance were paid to the Trust in an amount sufficient to cover the Trust’s administrative expenses and allow for a partial replenishment of the Trust’s expense reserve but no distribution to Unit Holders]. Consequently, Unit Holders have not received cash distributions from the Trust since March 2018.

In December 2017, XTO Energy advised the Trustee that it reached a settlement with the plaintiffs in the class action royalty case styled Chieftain Royalty Company v. XTO Energy Inc. On July 27, 2018, the final plan of allocation was submitted to the court and subsequently approved. Based on the final plan of allocation, XTO Energy advised the Trustee that it believed approximately $24.3 million in additional production costs should be allocated to the Trust. On May 2, 2018, the Trustee submitted a demand for arbitration seeking a declaratory judgment that the Chieftain settlement is not a production cost and that XTO Energy is prohibited from charging the settlement as a production cost under the conveyance or otherwise reducing the Trust’s payments now or in the future as a result of the Chieftain litigation. On January 20, 2021, the arbitration panel issued its Corrected Interim Final Award (i) “reject[ing] the Trust’s contention that XTO has no right under the [c]onveyance to charge the Trust with amounts XTO paid under section 1.18(a)(i) as royalty obligations to settle the Chieftain litigation” and (ii) stating “[t]he next phase will determine how much of the Chieftain settlement can be so charged, if any of it can be, in the exercise of the right found by the Panel.”    On May 18, 2021, the arbitration panel issued its second interim final award, ruling that out of the $80 million settlement, the “Trust is obligated to pay its share under the [c]onveyance of the $48 million that was received by the plaintiffs in the Chieftain lawsuit by virtue of the settlement of that litigation. The Trust is not obligated by the [c]onveyance to pay any share of the $32 million received by the lawyers for the plaintiffs in the Chieftain lawsuit by virtue of the settlement.” The final amount owed will be considered an excess cost on the Oklahoma conveyance. XTO Energy and the Trustee are in the process of determining the portion of the $48 million that is allocable to Trust properties to be charged as an excess cost to the Trust, but estimate it to be approximately $14.6 million.

Because the Oklahoma conveyance is already currently subject to excess costs that will need to be recovered prior to any distribution to Unit Holders, the portion of the settlement amount the arbitration panel has ruled may be charged against the Oklahoma conveyance would result in additional excess costs under the Oklahoma conveyance that would likely result in no distributions under the Oklahoma conveyance for several additional years while these additional excess costs are recovered.

Other Trustee claims related to disputed amounts on the computation of the Trust’s net proceeds for 2014 through 2016 were bifurcated from the initial arbitration and to date have not been heard by the arbitration panel.

These excess costs and the corresponding lack of net proceeds to the Trust also resulted in the Trust’s expense reserve being fully depleted in October 2020. Since such time, Simmons Bank has currently been paying the expenses for the Trust, subject to its rights to be indemnified and reimbursed pursuant to the terms of the Indenture. However, there is nothing in the Indenture that requires Simmons Bank to pay the expenses for the Trust. Any funds that Simmons Bank utilizes to pay the expenses of the Trust must be repaid in full (including from proceeds received from a sale of the Trust’s assets, if any) before distributions to Unit Holders can be made.

Due to the lack of distributions to Unit Holders and outlook that distributions are unlikely for several additional years, the Trustee began exploring alternatives for the Trust. Beginning in 2019, the Trustee explored the possibility of debt financing; however, to date such financing has not become available.

On April 1, 2020, XTO Energy made an unsolicited offer to acquire the outstanding Units for a price of $0.20 per Unit. The Trustee filed its Solicitation/Recommendation Statement on April 14, 2020 stating that the Trustee is not authorized, within the express terms of its duties and responsibilities under the Indenture, and therefore is unable, to take a position with respect to the offer. The original offer was scheduled to expire on April 28, 2020. XTO Energy extended the offering period until May 12, 2020 and again to May 26, 2020, at which time it expired. Tendered Units were returned to the Unit Holders due to an insufficient number of Units tendered.

On August 6, 2020, the Trustee engaged EnergyNet.com, LLC (“EnergyNet”) to market the Trust’s assets for sale. From August 2020 to November 2020, EnergyNet worked with the Trustee to prepare a virtual data room and marketing materials, and in November 2020, EnergyNet launched a marketing process involving a sealed bid deadline of December 7, 2020.

In December 2020, in response to requests from potential bidders for additional time to review information regarding the Trust’s assets, the Trustee extended the bid deadline for the assets to February 2, 2021.

On the February 2, 2021 bid deadline, the Trustee received multiple bids for the Trust’s assets, including an all cash offer from XTO Energy for $6,000,000. Following a review of the bids, the Trustee concluded XTO Energy’s bid was the highest qualified bid by a significant margin and decided to pursue additional discussions with XTO Energy.

On February 8, 2021, representatives from the Trustee, EnergyNet, Thompson & Knight LLP, the Trustee’s counsel, and XTO Energy held a call to discuss XTO Energy’s offer. Representatives of the Trustee asked XTO Energy to consider increasing the amount of the cash offer. The Trustee also communicated that if the cash offer was increased to an acceptable amount, the definitive transaction agreements could include an agreement to stay the arbitration proceedings between XTO Energy and the Trustee.

On February 9, 2021, XTO Energy communicated an offer to the Trustee, increasing its all cash purchase price to $6,600,000, which price was not subject to adjustments due to the pending arbitration and audit claims between XTO Energy and the Trustee. The offer was contingent on execution of a definitive purchase and sale agreement and a stay of the arbitration proceedings between XTO Energy and the Trustee. XTO Energy also communicated that its offer was not subject to title, environmental or other due diligence on the properties. XTO Energy also communicated that its current offer represented a significantly higher premium over the 30, 60 and 90-day trailing average trading price for the Units than its April 2020 tender offer.

Following receipt of the revised offer, the Trustee asked XTO Energy to provide a mark-up of the draft purchase and sale agreement provided as part of the bidding process.

On February 22, 2021, XTO Energy provided an outline of comments to the draft purchase and sale agreement and on March 19, 2021, XTO Energy provided a markup of proposed changes to the draft purchase and sale agreement.

Between March 19, 2021 and June 3, 2021, the parties negotiated the purchase and sale agreement.

On June 4, 2021, a committee composed of members of senior management of the Trustee held a meeting with representatives of EnergyNet and Thompson & Knight LLP. The committee members reviewed and asked questions about the purchase and sale agreement circulated to the committee prior to the meeting, and the attachments thereto. EnergyNet then reviewed with the committee its financial analysis of the purchase price provided for in the purchase and sale agreement and delivered to the committee its June 4, 2021 oral opinion, which was confirmed by delivery of a written opinion, dated June 4, 2021, to the effect that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in the opinion, the purchase price in the proposed asset sale was fair, from a financial point of view, to the Unit Holders of the Trust, as more fully described in the section “Opinion of EnergyNet.com, LLC to the Trustee”. Following a discussion of these matters, the committee unanimously (i) determined that the purchase and sale agreement and the transactions contemplated thereby, including sale of substantially all of the Trust’s assets, were in the best interests of the Unit Holders of the Trust, (ii) approved the execution, delivery and performance by the Trustee of the purchase and sale agreement and the consummation of the transactions contemplated thereby, and (iii) resolved to submit the asset sale for approval by the Unit Holders and recommend that the Unit Holders approve the sale of assets.

On July 2, 2021, the Trustee and XTO Energy entered into the Purchase Agreement. Pursuant to the Purchase Agreement, the Trustee has agreed to sell, and XTO Energy agreed to purchase, for an aggregate consideration of $6,600,000 in cash, subject to certain adjustments, (i) the net overriding royalty interest created pursuant to the net profits interest conveyances, and any and all rights of Trustee and the Trust under such conveyances; (ii) all of the Trustee’s and the Trust’s right, title and interest in and to the arbitration proceeding between the Trustee and XTO Energy and all audit rights and claims of Trustee and the Trust related to disputed amounts on the computation of the net profits; and (iii) all of Trustee’s and the Trust’s right, title and interest in and to any geological, geophysical or reserve data relating to the lands relating to the leases subject to the net profits interest conveyances, other than such data that is interpretive in nature.

Reasons for the Sale; Recommendation of the Trustee

The following discussion sets forth material factors considered by the Trustee in reaching its determination to approve the terms and authorize the execution of the Purchase Agreement; however, it may not include all of the factors considered. Because of the number and wide variety of factors considered in connection with its evaluation of the Purchase Agreement, the Trustee did not consider it practicable to quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination, and did not attempt to do so. The Trustee viewed its position and determinations as being based on all of the information available and the factors presented to and considered by it. In the course of reaching its decision to approve the terms and authorize the execution of the Purchase Agreement for the purpose of consummating the Sale, the Trustee consulted with its financial advisor, legal counsel and other advisors and reviewed a significant amount of information and considered a number of factors, including, among others:

•	The fact that Unit Holders have not received distributions since March 2018.

•

The fact that each of the three conveyances are in an excess cost position; that the excess cost position under the Oklahoma conveyance will increase by the amount of the Chieftain settlement allocable to the Trust (currently estimated to be approximately $14.6 million); and the fact that distributions are not expected to result from the Oklahoma conveyance for several years while excess costs are recovered.

•

The fact that the Trust has no remaining cash reserve with which to pay the ongoing administrative expenses of the Trust and that any means by which the Trustee pays the ongoing administrative costs of the Trust will reduce future distributions to Unit Holders, since such costs will have to be recovered before distributions can be paid.

•	The lack to date of any available sources of financing to fund the administrative costs of the Trust.

•

The fact that during the third quarter of 2019, the Trust’s net profits interests were written down to its fair value of zero, which fair value was developed using estimates for future oil and gas production attributable to the Trust, future crude oil and natural gas commodity prices published by third-party industry experts (adjusted for basis differentials), estimated taxes, development and operating expenses, and a risk-adjusted discount rate.

•

The fact that the Purchase Price represented a 6,500% increase over the next highest qualified bid received following a four-month marketing process, and that such next highest bid was subject to conditions that could not be satisfied.

•

The fact that the Purchase Price represented a 99%, 81%, and 79% premium over the 30-, 60-, and 90-day, respectively, trailing average price at the time XTO Energy’s offer was received by the Trustee, and a 8%, 19% and 25% premium over the 30-, 60-, and 90-day, respectively, trailing average price immediately prior to the time the Trustee approved the Sale.

•

The financial presentation and opinion, dated June 4, 2021, of EnergyNet to the Trustee as to the fairness to the Unit Holders, from a financial point of view and as of the date of such opinion, of the Purchase Price, which opinion was based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion.

•	The fact that the Purchase Agreement was not subject to any financial or due diligence conditions.

The Trustee weighed the benefits, advantages and opportunities of a potential Sale against the uncertainties and risks described above. After taking into account these and other factors, the Trustee approved the terms and authorized the execution of the Purchase Agreement for the purpose of implementing the Sale, and recommends that Unit Holders vote in favor of the Sale.

Opinion of EnergyNet.com, LLC to the Trustee

The Trustee retained EnergyNet to facilitate a sale of the Assets, and as its financial advisor in connection with the Sale. The Trustee selected EnergyNet after a thorough review of a variety of firms because EnergyNet has substantial expertise in transactions similar to the Sale and has specific expertise in the oil and gas industry. In connection with this engagement, the Trustee requested that EnergyNet evaluate the fairness, from a financial point of view, to the Unit Holders of the Purchase Price. The Purchase Price was determined by agreement between XTO Energy and the Trustee and was not based on any recommendation of EnergyNet. On June 4, 2021, EnergyNet rendered to the committee of senior management members of the Trustee its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 4, 2021, that, as of such date, the Purchase Price was fair from a financial point of view to the Unit Holders.

The full text of the written EnergyNet opinion, dated June 4, 2021, which describes the assumptions made and limitations upon the review undertaken by EnergyNet in preparing its opinion, is attached to this Proxy Statement as Annex B and is incorporated by reference in its entirety into this Proxy Statement. EnergyNet’s financial advisory services and opinion were provided for the information and assistance of the Trustee in connection with and for purposes of its consideration of the Sale and the other transactions contemplated by the Purchase Agreement. The EnergyNet opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the Unit Holders of the purchase price to be paid by XTO Energy pursuant to the terms of the Purchase Agreement. The EnergyNet opinion did not address any other term or aspect of the Purchase Agreement or the transactions contemplated thereby and does not constitute a recommendation to any Unit Holder as to whether or how such holder should vote with respect to the Sale or otherwise act with respect to the Sale and the other transactions contemplated by the Purchase Agreement or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, EnergyNet reviewed a draft of the purchase and sale agreement, dated May 21, 2021, and certain related documents, and also:

•	reviewed and analyzed the value of the underlying assets from the standpoint of discounted future cash flows, remaining reserves, geology, engineering, financials, ownership and marketability;

•	reviewed and analyzed four (4) financially qualified offers and (1) non-cash offer received as a result of the broadly marketed, fair and structured process;

•

reviewed and analyzed recent comparable proprietary oil and gas transactions conducted via the EnergyNet platform, as well as broader oil and gas industry market comparable transactions via the Enverus Market Research Mergers & Acquisitions Database;

•

reviewed certain publicly available business and financial information regarding the Trust, including information regarding the oil and gas reserves included or reflected in certain filings of the Trust with the Securities and Exchange Commission and other publicly available reports and filings and information regarding the oil and gas reserves of the Trust;

•

reviewed and analyzed certain reports detailing the reserves and future net revenues for 100% of the underlying assets of the Trust prepared by Miller and Lents Global Oil and Gas Consultants dated March 25th 2020;

•

reviewed and analyzed certain reports detailing the fair market value of the reserves and future net revenues for 100% of the underlying assets of the Trust prepared by Cawley, Gillespie & Associates, Inc. dated January 22nd 2021, where fair market value is intended to mean the price a willing buyer would pay a willing seller, both being aware of the facts and neither being under any compulsion to buy nor sell;

•	reviewed the historical prices, trading multiples and trading activity of the Units;

•	reviewed the publicly available arbitration rulings affecting the Trust and analyzed the impact of such rulings on the value of the underlying assets;

•

reviewed the current excess costs net to the Trust’s conveyances, including accrued interest, as of May 18th 2021 which were: Kansas $2,865,600, Oklahoma $18,259,200, and Wyoming $3,397,600; and analyzed these costs burdens’ impact on the value of the underlying assets;

•	reviewed and analyzed the last twelve months and futures market of the oil, gas, and natural gas liquids pricing environment; and

•	conducted such other studies, analyses, inquiries and investigations as EnergyNet deemed appropriate.

The preparation of an opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, EnergyNet did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, EnergyNet believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying EnergyNet’s opinion. Further, no properties and/or transactions utilized by EnergyNet, as a comparison, are identical to the Assets or to the proposed transaction. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable properties and transactions and other factors that could affect the value of the properties or transactions to which the Assets and the transaction with XTO Energy were being compared.

In performing its analyses, EnergyNet also made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EnergyNet, the Trust and XTO Energy. Any estimates contained in the analyses performed by EnergyNet are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of properties, businesses or securities do not purport to be appraisals or to reflect the prices at which such properties, businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses delivered by EnergyNet to the committee of senior management members of the Trustee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by EnergyNet, nor does the order of analyses described represent relative importance or weight given to those analyses by EnergyNet. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of EnergyNet’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 4, 2021, and is not necessarily indicative of current market conditions.

Market Exposure and Competition Summary:

In EnergyNet’s opinion, the asset offering received broad market exposure. The asset opportunity was pro-actively marketed by EnergyNet via email, direct contact, hardcopy mail-outs, third-party advertisements and EnergyNet business development manager target marketing and announcements to over 35,000 financially qualified potential buyers.

Seven hundred and four unique financially qualified prospective buyers accessed the offering and diligence materials made available by EnergyNet more than 1800 times.

Confidentiality agreements were signed by 52 entities with EnergyNet. Four financially qualified cash offers and one non-cash offer were received for the asset offering.

Net Proceeds Interest Overview:

Net profits income recorded for a month is the amount computed and paid by XTO Energy, the owner of the underlying properties. Net profits income consists of net proceeds received by XTO Energy from the underlying properties in the prior month, multiplied by a net profits percentage of 80%.

Costs deducted in the calculation of net proceeds for the 80% net profits interests generally include applicable taxes, transportation, marketing and legal costs, production expense, royalties, development costs, plugging and abandonment costs, operating charges and other costs.

Net profits income is computed separately for each of the three conveyances under which the net profits interests were conveyed to the Trust. If monthly costs exceed revenues for any conveyance, such excess costs must be recovered, with accrued interest, from future net proceeds of that conveyance and cannot reduce net proceeds from the other conveyances.

Excess Costs:

It is EnergyNet’s opinion that the significant excess costs applicable to the Trust negatively impact the value of the underlying assets and make the Purchase Price fair to the Unit Holders.

As of May 18, 2021, XTO Energy had advised the Trustee that (i) underlying excess costs remaining on the Kansas net profits interests total $3,582,000, including accrued interest of $373,000, (ii) cumulative excess costs remaining on the Oklahoma net profits interests total $22,824,000, including accrued interest of $1,986,000, and (iii) cumulative excess costs remaining on the Wyoming net profits interests total $4,247,000, including accrued interest of $228,000.

Arbitration:

It is EnergyNet’s opinion that the recent arbitration ruling applicable to the Trust negatively impacts the value of the underlying assets and make the Purchase Price fair to the Unit Holders.

As previously disclosed, XTO Energy advised the Trustee that it reached a settlement with the plaintiffs in the Chieftain litigation. On July 27, 2018, the final plan of allocation was submitted to the court and subsequently approved. Based on the final plan of allocation, XTO Energy advised the Trustee that it believed approximately $24.3 million in additional production costs should be allocated to the Trust. On May 2, 2018, the Trustee submitted a demand for arbitration seeking a declaratory judgment that the Chieftain settlement is not a production cost and that XTO Energy is prohibited from charging the settlement as a production cost under the conveyance or otherwise reducing the Trust’s payments now or in the future as a result of the Chieftain litigation. The Trust and XTO Energy conducted the interim hearing on the claims related to the Chieftain settlement on October 12-13, 2020. In the arbitration, the Trustee contended that the approximately $24.3 million allocation related to the Chieftain settlement was not a production cost and, therefore, there should not be a related adjustment to the Trust’s share of net proceeds. However, XTO Energy contended that the approximately $24.3 million was a production cost and should reduce the Trust’s share of net proceeds.

On January 20, 2021, the arbitration panel issued its Corrected Interim Final Award (i) “reject[ing] the Trust’s contention that XTO has no right under the [c]onveyance to charge the Trust with amounts XTO paid under section 1.18(a)(i) as royalty obligations to settle the Chieftain litigation” and (ii) stating “[t]he next phase will determine how much of the Chieftain settlement can be so charged, if any of it can be, in the exercise of the right found by the Panel.”

On May 18, 2021, the arbitration panel issued its Second Interim Final Award ruling that out of the $80 million settlement, the “Trust is obligated to pay its share under the [c]onveyance of the $48 million that was received by the plaintiffs in the Chieftain lawsuit by virtue of the settlement of that litigation. The Trust is not obligated by the [c]onveyance to pay any share of the $32 million received by the lawyers for the plaintiffs in the Chieftain lawsuit by virtue of the settlement.” The final amount owed will be considered an excess cost on the Oklahoma conveyance. XTO Energy and the Trustee are in the process of determining the portion of the $48 million that is allocable Trust properties to be charged as an excess cost to the Trust, but estimate it to be approximately $14.6 million.

The Oklahoma conveyance is already currently subject to excess costs that will need to be recovered prior to any distribution to the Unit Holders. Therefore, the portion of the settlement amount the arbitration panel has ruled may be charged against the Oklahoma conveyance would result in additional excess costs under the Oklahoma conveyance that would likely result in no distributions under the Oklahoma conveyance for several additional years while these additional excess costs are recovered.

Other Trustee claims related to disputed amounts on the computation of the Trust’s net proceeds for 2014 through 2016 were bifurcated from the initial arbitration and as of the date of EnergyNet’s opinion had not been heard by the arbitration panel. EnergyNet noted that upon execution of the Purchase Agreement, all claims for such disputed amounts and claims in Case 01-18-0001-7494, Simmons Bank, Trustee of Hugoton Royalty Trust v. XTO Energy Inc. will be stayed until the earlier of the date of the closing of the Sale or the termination of the Purchase Agreement.

Unit Price:

The Units have traded between $0.05 and $0.20 in the most recent 52 weeks prior to EnergyNet’s opinion. On February 9th 2021, the day XTO Energy submitted its offer, the Units closed at $0.09 per unit, implying a market capitalization of $3,600,000. It is EnergyNet’s opinion that the Purchase Price represents a significant premium to the recent Unit price of the Trust and is fair to the Unit Holders.

It is EnergyNet’s opinion that the Purchase Price is a premium from February 9th, 2021 based on the recent Unit price.

Unit pricing as of February 9, 2021:			Unit pricing as of June 1, 2021:

Average	HGTXU Unit Price	$6.6 MM Offer Premium	Average	HGTXU Unit Price	$6.6 MM Offer Premium
30-day	$0.083	99%	30-day	$0.153	7.8%
60-day	$0.091	81%	60-day	$0.139	18.7%
90-day	$0.092	79%	90-day	$0.132	25%

Comparable Oil and Gas Asset Transaction Metrics:

The following tables detail proprietary transaction metrics for oil and gas assets, both working interests and royalty interests, by region in the form of multiples of monthly cash flow and dollars per net flowing barrel of oil equivalent per day conducted on the EnergyNet oil and gas acquisition and divestment platform.

It is EnergyNet’s opinion that based on the multiples of cash flow metric and dollars per flowing barrel of oil equivalent metric, the Purchase Price is fair to the Unit Holders.

EnergyNet Regional Metrics: WI – 20:1 $/BOE/D

Working Interests (Operated & Non-Op): 20:1

May 2020 – April 2021

Region	$/BOE/D	CF Multiple (Avg. 6 mos. prior to sale)	CF Multiple (Last month prior to sale)	Avg. # Views Per Lot	Avg. # Viewers Per Lot	Avg. # Bids Per Lot	Avg. # Bidders Per Lot
Ark-La-Tex	$19,233	49	50	1,422	299	23	4
Gulf Coast	$49,458	35	34	649	178	17	4
Michigan Basin	$30,540	23	18	624	157	29	3
Mid-Continent	$24,302	38	40	596	170	8	2
Permian	$20,438	38	52	873	261	15	3
Rockies	$30,230	44	31	503	133	20	3
South Texas	$42,953	46	43	829	173	27	4

EnergyNet Regional Metrics: RI – 20:1 $/BOE/D

Royalty & Overriding Royalty Interests: 20:1

May 2020 – April 2021

Region	$/BOE/D	CF Multiple (Avg. 6 mos. prior to sale	CF Multiple (Last month prior to sale)	Avg. # Views Per Lot	Avg. # Viewers Per Lot	Avg. # Bids Per Lot	Avg. # Bidders Per Lot
Ark-La-Tex	$50,312	46	50	493	103	24	6
Gulf Coast	$41,767	29	31	392	90	21	5
Michigan Basin	$72,586	60	68	907	205	35	8
Mid-Continent	$85,139	69	75	785	151	60	11
Permian	$50,741	43	54	502	86	19	5
Rockies	$65,707	40	57	614	124	18	5
South Texas	$31,831	33	34	509	98	24	6

General

The EnergyNet opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and EnergyNet assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion.

EnergyNet was engaged by the Trustee to facilitate a sale of the Assets and to act as its financial advisor in connection with the transaction and to render this opinion to the Trustee. EnergyNet will earn a fee of $148,500 upon the closing of the Sale. No portion of such fee is based upon whether EnergyNet delivered a favorable opinion with respect to purchase price for the Sale. In addition, and regardless of whether the transaction is consummated, the Trustee agreed to indemnify EnergyNet for certain liabilities arising out of the engagement. Except as described herein, within the last two years prior to rendering its opinion, EnergyNet has not been engaged by, provided services to, or had any other relationship with the Trustee with respect to the Trust, nor is any future engagement, services or relationship contemplated.

The Sale; Consideration

Subject to the terms and conditions of the Purchase Agreement, at the closing of the Sale (the “Closing”), the Trustee will assign the Assets to XTO Energy. In exchange, XTO Energy will pay to the Trust, $6,600,000 in cash.

Pursuant to the Purchase Agreement, the Purchase Price will be subject to adjustments at the Closing. The Purchase Price shall be increased by the following amounts: (i) the amount of any taxes allocated to XTO Energy pursuant the Purchase Agreement but paid or otherwise economically borne by the Trustee; and (ii) any other amount provided for in the Purchase Agreement. The Purchase Price shall be decreased by the following amounts: (i) any other amount provided for in the Purchase Agreement; (ii) the deposit (equal to 10% of the Purchase Price) paid by XTO Energy to Trustee at the signing of the Purchase Agreement and any interest thereon (the “Deposit”); (iii) the amount attributable to any fire or other casualty event (or takings by condemnation or eminent domain) in an amount reasonably expected to impact any future economic benefits that could be realized under the net profits interest conveyances or the net profits interests; (iv) the amount of any taxes allocated to Trustee pursuant to the Purchase Agreement but paid, payable, or otherwise economically borne by XTO Energy; (v) the allocated value of any portion of the net profits interests sold pursuant to Section 3.02(b) of the Indenture between the execution date of the Purchase Agreement and the Closing; and (vi) the amount of any net profits interests payments received by the Trustee between the execution date of the Purchase Agreement and the Closing or accruing thereto.

Material Federal Income Tax Considerations

The Trust is a grantor trust for federal tax purposes. Accordingly, each Unit Holder will be taxed directly on its proportionate share of income, deductions and credits of the Trust consistent with each such Unit Holder’s taxable year and method of accounting. As a result of the Sale, each Unit Holder will generally realize gain or loss equal to the difference between its amount realized on the Sale and its adjusted basis in such Assets. Gain or loss realized by a Unit Holder who is not a dealer with respect to such Assets and who has a holding period for the Assets of more than one year will be treated as long-term capital gain or loss except to the extent of any depletion recapture amount, which will be treated as ordinary income.

The revenues from the Sale will be sourced within Kansas, Oklahoma or Wyoming. Kansas and Oklahoma each impose a state income tax, which will potentially be applicable to income from the Sale. Wyoming does not impose a state income tax.

The above is only a summary of the anticipated tax consequences for most Unit Holders. Each Unit Holder is urged to consult its own tax advisor.

Closing of the Sale

Pursuant to the Purchase Agreement, the Closing shall take place on the last business day of the month in which the conditions precedent to the Closing referred to in the Purchase Agreement have been satisfied or waived, or, if such last business day is not at least three business days after such satisfaction or waiver, then the last business day of the immediately following calendar month, or at such date otherwise agreed by XTO Energy and Trustee.

Covenants

The Purchase Agreement contains customary representations and warranties, covenants and agreements. The covenants agreed to by the parties to the Purchase Agreement, include, among others, the following:

Approval of the Sale

In accordance with the Indenture, approval of the Sale requires the affirmative vote of Unit Holders holding Units representing eighty percent (80%) or more of all the Units outstanding. The Trustee agreed to call this Special Meeting for the purpose of seeking such approval.

Operations

Subject to certain exceptions, the Trustee shall, from signing of the Purchase Agreement until the Closing, manage the Assets in the usual, regular and ordinary manner consistent with past practice and as permitted by the net profits interest conveyances, maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices, and not transfer, sell, mortgage, pledge or dispose of any portion of the Assets except as set forth in Section 3.02(b) of the Indenture.

Arbitration

The Trustee and XTO Energy have agreed to take all commercially reasonable actions to stay the arbitration proceeding between the Trustee and XTO Energy from the date of execution of the Purchase Agreement to the earlier of the termination of the Purchase Agreement or closing date of the Sale. Further, during such time, the Trustee and XTO Energy have agreed that any and all limitations periods, statutes of repose, laches, or other time limitations with respect to the claims asserted by the Trustee and XTO Energy in such arbitration and claims relating to challenges by the Trustee with respect to charges and deductions made by XTO Energy during audit periods prior to the execution date of the Purchase Agreement are tolled.

Conditions to Closing

The obligations of the Trustee to consummate the Sale are subject to fulfillment (or waiver) on or prior to the Closing of each of the following conditions:

•

The representations and warranties of XTO Energy contained in the Purchase Agreement shall be true and correct in all material respects (except as to representations and warranties qualified by materiality, which shall be true in all respects only giving effect to such materiality qualification to such representation) as of the Closing as though made at and as of such time.

•

XTO Energy shall have performed in all material respects its obligations, covenants and agreements contained in the Purchase Agreement required to be performed or complied with by it at or prior to the Closing.

•	No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by the Purchase Agreement.

•	XTO Energy shall have delivered to the Trust the Purchase Price, as the same may be adjusted under the Purchase Agreement.

•

XTO Energy shall have executed, acknowledged and delivered, as appropriate, to the Trustee the Assignment (as defined in the Purchase Agreement) and such other instruments (in form and substance mutually agreed upon by XTO Energy and the Trustee) as provided for in the Purchase Agreement or necessary to convey the Assets to XTO Energy.

•

The Trustee shall have received either approval of the Sale from Unit Holders holding Units representing eighty percent (80%) or more of all the Units outstanding or a final judicial determination authorizing the Trustee to consummate the sale of the Assets.

The obligations of XTO Energy to consummate the Sale are subject to fulfillment (or waiver) on or prior to the Closing of each of the following conditions:

•

The representations and warranties of the Trustee contained in the Purchase Agreement shall be true and correct in all material respects (except as to representations and warranties qualified by materiality, which shall be true in all respects only giving effect to such materiality qualification to such representation) as of the Closing as though made at and as of such time.

•

The Trustee and the Trust shall have performed in all material respects its obligations, covenants and agreements contained in the Purchase Agreement required to be performed or complied with by it at or prior to the Closing.

•	No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by the Purchase Agreement.

•

The Trustee and the Trust shall have executed, acknowledged and delivered, as appropriate, to XTO Energy (i) the Assignment (as defined in the Purchase Agreement), (ii) such other instruments (in form and substance mutually agreed upon by XTO Energy and the Trustee) as provided for in the Purchase Agreement or necessary to convey the Assets to XTO Energy, (iii) a certificate, in a form reasonably acceptable to XTO Energy, certifying that the Trustee is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, and (iv) any other agreements provided for in the Purchase Agreement or necessary or desirable to effectuate the transactions contemplated thereby.

•

The Trustee shall have received either approval of the Sale from Unit Holders holding Units representing eighty percent (80%) or more of all the Units outstanding or a final judicial determination authorizing the Trustee to consummate the sale of the Assets.

The Closing is not subject to a financing condition.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated at any time prior to the Closing, under the following circumstances:

•	by mutual written consent of the Trustee and XTO Energy;

•

by written notice of the Trustee if XTO Energy has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of XTO Energy contained in the Purchase Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by XTO Energy, constitute grounds for the Trustee’s conditions precedent to the Closing, not to be satisfied (which breach has not been waived in writing by the Trustee prior to such time) and such breach either is not cured prior to the earlier of: (i) the End Time (as defined below); and (ii) the thirtieth (30th) day after written notice thereof to XTO Energy describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period; provided however, that the Trustee is not at such time in material breach of any provision of the Purchase Agreement;

•

by written notice of XTO Energy if the Trustee has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of the Trustee or the Trust contained in the Purchase Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by the Trustee, constitute grounds for XTO Energy’s conditions precedent to the Closing not to be satisfied (which breach has not been waived in writing by XTO Energy prior to such time) and such breach either is not cured prior to the earlier of: (i) the End Time; and (ii) the thirtieth (30th) day after written notice thereof to the Trustee describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period; provided, however, that XTO Energy is not at such time in material breach of any provision of the Purchase Agreement;

•

by written notice of either the Trustee or XTO Energy if the Closing shall not have occurred by January 2, 2023, the eighteen (18) month anniversary of the execution date of the Purchase Agreement (the “End Time”); provided, however, that such party is not at such time in material breach of any provision of the Purchase Agreement;

•

by written notice of either the Trustee or XTO Energy if any governmental authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated by the Purchase Agreement and such order, judgment, decree or other action shall have become final and nonappealable; or

•	as otherwise provided in the Purchase Agreement.

In the event that the Closing does not occur as a result of the Trustee or XTO Energy exercising its right to terminate the Purchase Agreement, subject to certain exceptions, the Purchase Agreement shall be null and void and no party thereto shall have any further rights or obligations under the Purchase Agreement, except that, subject to certain exceptions, nothing in the Purchase Agreement shall relieve any party from any liability for any intentional breach of the Purchase Agreement.

If all of XTO Energy’s conditions precedent to the Closing have been met and the Sale is not consummated in accordance with the Purchase Agreement because of the failure of XTO Energy to perform any of its material obligations thereunder or the material breach of any representation therein by XTO Energy, then in such event, the Trustee shall have the option to terminate the Purchase Agreement, in which case the Trustee shall retain the Deposit as liquidated damages on account of XTO Energy’s failure to perform its material obligations under the Purchase Agreement or XTO Energy’s material breach of any representation under the Purchase Agreement, which remedy shall be the sole and exclusive remedy available to the Trustee for XTO Energy’s such failure to perform or breach.

If this Agreement is terminated by the mutual written agreement of XTO Energy and the Trustee or terminated in any other situation other than as described in the preceding paragraph, then the Trustee shall return the Deposit to XTO Energy in immediately available funds within three business days after the event giving rise to such payment to XTO Energy.

Assumed Obligations; Indemnification

Assumed Obligations

Provided that the Closing occurs, XTO Energy will assume all duties, obligations and liabilities of the Trustee of every kind and character with respect to (a) the Assets or the ownership or management thereof, attributable to periods on and after the Closing, (b) incurred in respect of all litigation relating to the Assets and existing as of the Closing, and (c) any other duty, obligation, event, condition or liability of the Trustee expressly assumed by XTO Energy under the terms of the Purchase Agreement (collectively, the “Assumed Obligations”).

Indemnification

Provided that the Closing occurs, XTO Energy will release, defend, indemnify and hold harmless the Trust, the Trustee, its respective officers, directors, employees, shareholders, affiliates, and subsidiaries, from and against any and all claims, damages, liabilities, losses, causes of action, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys’ fees) as a result of, arising out of, or related to the Assumed Obligations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE TRUSTEE’S INDEMNITEES.

Post-Closing Termination of the Trust

Pursuant to Section 9.02(a) of the Indenture, the Trust shall terminate upon the disposition of all of the Trust’s net overriding royalty interests (which are part of the Assets to be sold to XTO Energy pursuant to the Purchase Agreement). Although the Trustee does not anticipate the Trust having any assets other than cash following the Sale, the Indenture provides that upon the termination of the Trust, the Trustee shall sell for cash in one or more sales all the properties other than cash then constituting the assets held by the Trustee under the Indenture (the “Trust Estate”). The Trustee shall continue to act as such and exercise each power until its duties have been fully performed and the Trust Estate is finally distributed. The Trustee shall as promptly as possible distribute the proceeds of any such sales and any other cash in the Trust Estate according to the respective interests and rights of the Unit Holders, after paying, satisfying and discharging all of the liabilities of the Trust, or, when necessary, setting up reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities. The Trust’s liabilities include amounts advanced by Simmons Bank for payment of Trust expenses, which as of August 31, 2021, were approximately $660,000. In the event that any property which the Trustee is required to sell is not sold by the Trustee within two years after the termination of the Trust, the Trustee shall cause such property to be sold at public auction to the highest cash bidder. Notice of such sale by auction shall be mailed at least 30 days prior to such sale to each Unit Holder of record as of a date set by the Trustee at such Unit Holder’s address as it appears upon the books of the Trustee.

Following the Sale and final liquidating distribution, the Trustee plans to take all necessary steps, as soon as is practicable, to deregister the Units under the Securities Act and suspend its reporting obligations under the Exchange Act as and when permitted under the SEC’s regulations and by other applicable law and regulations.

Right of Appraisal

Under Texas law and the terms of the Indenture, the Unit Holders are not entitled to dissenters’ rights of appraisal in connection with the Sale.

Required Vote

Approval of the Sale requires the affirmative vote of Unit Holders represented in person or by proxy at the Special Meeting who, as of the Record Date, held Units representing eighty percent (80%) or more of all the Units outstanding. Accordingly, abstentions and broker non-votes with respect to the Sale will have the effect of votes against the Sale. If the enclosed Proxy Card is returned and you have indicated how you wish to vote, the Proxy Card will be voted in accordance with your instructions. Should the enclosed Proxy Card be returned without instructions on how you wish to vote on this Proposal One, your Proxy Card will be deemed to grant such authority and will be voted FOR the Sale.

The Trustee recommends the Unit Holders vote “FOR” the Sale.

PROPOSAL TWO – APPROVAL OF ANY ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF PROPOSAL ONE

The Trustee seeks your approval to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One. If it is necessary or appropriate to adjourn the Special Meeting, and the adjournment is for a period of less than thirty (30) days, no notice of the time or place of the reconvened meeting will be given to Unit Holders, other than an announcement made at the Special Meeting.

Required Vote

The proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One requires the affirmative vote of Unit Holders who, as of the Record Date, held Units representing a majority of the Units represented in person or by proxy at the Special Meeting. Accordingly, abstentions and broker non-votes in the proposal to adjourn the Special Meeting will have the effect of votes against such adjournment. If the enclosed Proxy Card is returned and you have indicated how you wish to vote, the Proxy Card will be voted in accordance with your instructions. Should the enclosed Proxy Card be returned without instructions on how you wish to vote on this Proposal Two, your Proxy Card will be deemed to grant such authority and will be voted FOR the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One.

The Trustee recommends the Unit Holders vote “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One.

EFFECT OF NEGATIVE VOTES ON PROPOSAL ONE

Under the Purchase Agreement, either approval of this proposal by Unit Holders or a final judicial determination authorizing the Trustee to consummate the Sale is a condition to completion of the Sale.

If Unit Holder approval of the Sale is not received at the Special Meeting, the Trustee will not have funds with which to carry out the administrative functions of the Trust, including preparing and filing annual, quarterly, periodic and other filings with the SEC, preparing financial statements of the Trust and preparing or mailing reports to Unit Holders of the Trust. The Trust has no remaining cash reserve, and the Trustee anticipates that the Trust will receive minimal to no revenues from net profits interests for several years, since all three of the Trust’s conveyances are in an excess cost position. Simmons Bank has been currently paying the costs to administer the Trust; however, there is no obligation under the Indenture for it to continue to do so.

If Unit Holder approval is not obtained at the Special Meeting, the Trustee may seek court approval to complete the Sale or terminate the Trust. The costs of seeking such court approval would have to be recouped by the Trustee before proceeds of the Sale could be distributed to Unit Holders, which would have the effect of reducing the amount payable to Unit Holders upon termination of the Trust.

If the Sale has not been approved by either Unit Holders or a final judicial determination within 18 months following the date of the Purchase Agreement, XTO Energy can terminate the Purchase Agreement, in which case, the Trustee may not be able to find a purchaser for the Assets willing to pay the consideration offered by XTO Energy in the Purchase Agreement, or may not be able to find any purchaser, in which case, Unit Holders may receive little or no distributions upon liquidation of the Trust.

EFFECT OF NEGATIVE VOTES ON PROPOSAL TWO

If the Unit Holders fail to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One, the Trust may be unable to hold the Special Meeting if a quorum is not reached. If a quorum has been reached and the Unit Holders fail to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of Proposal One, Proposal One would not be approved and this would have the effects set forth above for Proposal One.

TRUSTEE

Following is certain information regarding the Trustee:

Trustee

Simmons Bank was founded in 1903 in Pine Bluff, Arkansas and has approximately $22.3 billion in total assets with more than 2,800 associates across six U.S. states.

Trustee Compensation

The Trust has no directors or executive officers. During the fiscal years ended December 31, 2020 and 2019, the Trustee received annual compensation as follows:

Name	Year	Cash Compensation
Simmons Bank, Trustee(1)	2020	$76,012
	2019	$72,750

(1)

Under the Indenture, the Trustee is entitled to an annual administrative fee, paid in equal monthly installments. Such fee can be adjusted annually based on an oil and gas industry index. Upon termination of the Trust, the Trustee is entitled to a termination fee of $15,000.

Term of Office

Any trustee of the Trust shall serve in that capacity until the earlier of such trustee’s resignation or such trustee’s removal, with or without cause, at a meeting of the Unit Holders duly called and held in accordance with the Indenture by the affirmative vote of the holders of record as of the record date for such meeting representing a majority of the Units then outstanding.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Trust has no directors, executive officers or audit committee. The Trustee is a corporate trustee which may resign or may be removed, with or without cause, at a meeting of the Unit Holders duly called and held in accordance with the Indenture by the affirmative vote of the holders of the record date for such meeting representing a majority of all the Units then outstanding.

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, officers, and beneficial owners of more than 10% of the registrant’s equity securities file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. To the Trustee’s knowledge, based solely on the information furnished to the Trustee, the Trustee is unaware of any person that failed to file on a timely basis reports required by Section 16(a) filing requirements with respect to the Trust Units of beneficial interest during and for the year ended December 31, 2020.

Because the Trust has no employees, it does not have a code of ethics. Employees of the Trustee must comply with the bank’s code of ethics, which may be found at ir.simmonsbank.com/govdocs.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

XTO Energy sells a portion of natural gas production from the underlying properties to certain of its wholly owned subsidiaries under contracts in existence when the Trust was created, generally at amounts approximating monthly published prices.

In computing net profits income paid to the Trust for the net profits interests, XTO Energy deducts an overhead charge for reimbursement of administrative expenses of operating the underlying properties.

Simmons Bank, as Trustee of Hugoton Royalty Trust, is currently paying the expenses for the Trust, subject to its rights to be indemnified and reimbursed pursuant to the terms of the Trust Indenture. This includes reimbursement from proceeds received from the Sale.

The Trust has no directors or executive officers. See the section titled “Trustee — Trustee Compensation” for the remuneration received by the Trustee during the years ended December 31, 2020 and 2019. Because the Trustee’s compensation is set forth in the Indenture, the Trust has no policy or procedure for the review, approval or ratification of such compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

(a) Equity Compensation Plans and Trust Repurchases. The Trust has no equity compensation plans. The Trust has not repurchased any Units during fiscal 2021.

(b) Security Ownership of Certain Beneficial Owners. Based on the Trustee’s review of information filed with the SEC as of September 10, 2021, the following table sets forth information with respect to each person known to the Trustee to beneficially own more than 5% of the outstanding Units.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
Christopher John Heck 2214 E. 377, Unit B Granbury, TX 76049	3,924,149	(1)	9.81%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	2,304,668	(2)	5.76%

(1)

Pursuant to a Schedule 13G filed January 29, 2021, Christopher John Heck reported as of December 31, 2020, that he directly owned 3,924,149 Units, of which he had sole voting and dispositive power with respect to 3,900,449 Units and shared voting and dispositive power with respect to 23,700 Units.

(2)

Pursuant to a Schedule 13G filed February 11, 2021, Wells Fargo & Company reported as of December 31, 2020, that it owned 2,304,668 Units, of which Wells Fargo & Company had sole voting and dispositive power with respect to 1 Unit, shared voting power with respect to 400 Units, and shared dispositive power with respect to 2,304,267 Units, and Wells Fargo Financial Advisors Network, LLC had shared voting power with respect to 2,303,538 Units.

(c) Security Ownership of Management. The Trust has no directors or executive officers. The Trustee does not beneficially own any Units in the Trust. Neither the Trustee nor any of its employees will receive any compensation as a result of the Sale, and as such, Item 402(t) of Regulation S-K is not applicable. However, proceeds of the Sale will be used to reimburse amounts that have been advanced by Simmons Bank, as described in this Proxy Statement.

(d) Changes in Control. The Trustee knows of no arrangements which may subsequently result in a change in control of the Trust.

ADDITIONAL INFORMATION

Unit Holder Proposals

The Trust does not hold annual meetings of Unit Holders. Accordingly, the Trust does not publish a date by which Unit Holders must make proposals for inclusion in an annual meeting. Certain Unit Holders, or groups of Unit Holders, may call special meetings of Unit Holders pursuant to the terms of the Indenture to approve any appropriate matter.

Householding Information

The Trustee will not provide householding in connection with the solicitation of proxies.

Where You Can Find More Information

The Units of the Trust are listed on the OTCQB under the symbol “HGTXU.” The Trust files annual, quarterly and special reports and other information with the Securities and Exchange Commission. The Trust’s SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.

The Trust will provide copies of the reports and other information filed with the SEC to any Unit Holder, at the actual cost of reproduction, upon written request to the Trustee, Simmons Bank, 2911 Turtle Creek Blvd., Suite 850, Dallas, Texas 75219. Copies of these reports may also be found on the Trust’s web site at http://www.hugotontrust.com.

SIMMONS BANK

Trustee of the Hugoton Royalty Trust

Ron E. Hooper

Senior Vice President

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

BETWEEN

SIMMONS BANK (AS TRUSTEE OF HUGOTON ROYALTY TRUST)

AS SELLER

AND

XTO ENERGY INC.

AS BUYER

A-i

A-ii

Section 16.09	Governing Law	A-22
Section 16.10	Notices	A-22
Section 16.11	Severability	A-22
Section 16.12	Specific Performance	A-23
Section 16.13	Time of the Essence	A-23
Section 16.14	Counterpart Execution	A-23
Section 16.15	Pending Arbitration	A-23

EXHIBITS AND SCHEDULES

Exhibit A – Net Overriding Royalty Conveyance Instruments

Exhibit B – Subject Interests

Exhibit C – Release, Reconveyance and Termination of Net Overriding Royalty Interest

Schedule 4.02(a) – Consents under Indenture

Schedule 4.02(b) – Preferential Rights and Consents

Schedule 4.06 – Existing Claims and Litigation

A-iii

EXECUTION VERSION

ANNEX A

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement is made and entered into this 2nd day of July, 2021 (the “Execution Date”), by and between Simmons Bank, a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Royalty Trust Indenture of Hugoton Royalty Trust dated December 1, 1998 and amended and restated as of March 24, 1999 (“Seller”), and XTO Energy Inc., a Delaware corporation (“Buyer”). Buyer and Seller are collectively referred to herein as the “Parties”, and are sometimes referred to individually as a “Party.”

WITNESSETH:

WHEREAS, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, the Assets (as defined in Section 2.02), all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, Seller and Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Defined Terms. The following terms when used herein and in the Exhibits and Schedules have the following meanings:

“Assets” is defined in Section 2.02.

“Agreement” means this Purchase and Sale Agreement, together with all of the Exhibits and Schedules hereto, as the same may be amended in writing from time to time.

“Allocated Values” is defined in Section 3.03.

“Applicable Percentage” means eighty percent (80%).

“Assumed Obligations” is defined in Section 13.01.

“Business Day(s)” means any day excluding Saturdays, Sundays and U.S. federal legal holidays.

“Buyer” is defined in the introductory paragraph.

“Chieftain Arbitration” is defined in Schedule 4.06.

“Closing” is defined in Section 9.01.

“Closing Date” is defined in Section 9.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Computed Interest” is defined in Section 3.02.

“Deposit” is defined in Section 3.02.

“Disputes” is defined in Section 15.01.

“Documents” is defined in Section 16.02.

“Effective Time” is defined in Section 3.04.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exhibit” means any of the exhibits attached hereto and incorporated herein.

“Final Settlement Date” is defined in Section 11.02.

“Final Settlement Statement” is defined in Section 11.02.

“GAAP” means United States generally accepted accounting principles as applied in the oil and gas industry.

“Governmental Authority” means: (i) any federal, tribal, state, local, municipal, foreign or other government, any governmental or quasi-governmental authority of any nature (including any governmental board, agency, branch, department, official, or entity and any court or other tribunal); and (ii) any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power or any nature (including any stock exchange and over-the-counter market).

“Hazardous Material” means any substance regulated or that may form the basis of liability under any Environmental Law, including but not limited to any substance defined or regulated as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” a “waste,” or words of similar meaning and regulatory effect, including but not limited to oil and gas exploration and production waste and NORM.

“Hydrocarbons” means oil, gas or other hydrocarbons.

“Indenture” means that certain Royalty Trust Indenture of Hugoton Royalty Trust dated December 1, 1998 and amended and restated as of March 24, 1999.

“Knowledge” means, with respect to Seller, the actual knowledge (after reasonable inquiry, which inquiry shall be limited to employees of Simmons Bank) of Ron Hooper and Nancy Willis.

“Law” means any applicable federal, tribal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty or other requirement of any Governmental Authority.

“Leases” means the oil, gas and mineral leases described in Schedule A to the Net Overriding Royalty Conveyance.

“Net Overriding Royalty Conveyance” is defined in Section 2.02(a).

“Net Profits” has the meaning given it in the Net Overriding Royalty Conveyance.

“NORM” means naturally occurring radioactive material.

“Notice of Disagreement” is defined in Section 11.02(a).

“Order” means any award, decision, injunction, judgment, order, consent decree, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Authority.

“Party” or “Parties” is defined in the introductory paragraph.

“Permitted Encumbrances” means any of the following matters to the extent the same are valid and subsisting and affect the Assets:

(i) any (A) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Leases or for the purpose of developing, producing or processing the Hydrocarbons therefrom or therein, and (B) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted if such reserve as shall be required by GAAP shall have been made therefor;

(ii) any liens for taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which Seller has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof, and for which adequate reserves have been established in accordance with applicable accounting principles;

(iii) any (A) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (B) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of the lands covered by the Subject Interests, to the extent that same do not materially interfere with the oil and gas operations to be conducted on the Subject Interests;

(iv) all lessors’ royalties, overriding royalties, or reversionary interests reflected of record as of the Effective Time, provided that such matters do not operate to (A) reduce the Net Profits of Seller below the Applicable Percentage, (B) reduce the net revenue interests as to a well or unit set forth on Exhibit B below those set forth in Exhibit B or (C) increase the working interests as to a well or unit set forth on Exhibit B above those set forth in Exhibit B without a corresponding increase in the net revenue interest;

(v) preferential rights to purchase or similar agreements with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, and/or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

(vi) required Third Party consents to assignments or similar agreements with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, and/or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

(vii) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

(viii) contracts or agreements affecting the Subject Interests that are expressly allowed pursuant to the Net Overriding Royalty Conveyance that have terms that are ordinary and customary to the oil, gas, sulphur and other mineral exploration, development, processing or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom, to the extent the same do not (A) reduce the Net Proceeds of Seller below the Applicable Percentage, (B) reduce the net revenue interests as to a well or unit set forth on Exhibit B below those set forth in Exhibit B, or (C) increase the working interests as to a well or unit set forth on Exhibit B above those set forth in Exhibit B without a corresponding increase in the net revenue interest; and

(ix) rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets or the Leases and the applicable Laws, rules, and regulations of such Governmental Authorities.

“Preliminary Statement” is defined in Section 9.03.

“Proxy Statement” is defined in Section 13.05(a).

“Purchase Price” is defined in Section 3.01.

“Purchase Price Adjustments” is defined in Section 9.02(c).

“Recommendation” is defined in Section 4.03.

“Royalty Interest” is defined in Section 2.02(a).

“Sale” means the purchase and sale of the Assets pursuant to and in accordance with this Agreement.

“SEC” means the Securities and Exchange Commission.

“Schedule” means any of the schedules attached hereto and incorporated herein.

“Seller” is defined in the introductory paragraph.

“Subject Interests” has the meaning given in the Net Overriding Royalty Conveyance.

“Third Party” means any person or entity, governmental or otherwise, other than Seller, Buyer and Exxon Mobil Corporation and its subsidiaries; the term includes, but is not limited to, working interest owners, royalty owners, lease operators, landowners, service contractors and governmental agencies.

“Trust” means Hugoton Royalty Trust which was established pursuant to the Indenture.

“Trust Accounting Principles” means the cash basis of accounting permitted by the Securities and Exchange Commission for royalty trusts.

“Unitholder Approval” means the approval of the Sale by the holders of eighty percent (80%) or more of the outstanding units of beneficial interest of the Trust.

“Unitholder Meeting” is defined in Section 13.05(c).

“XTO” means XTO Energy Inc.

Section 1.02 References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to Article, Section or subsection hereof in which such words occur. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE 2

ASSETS

Section 2.01 Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell the Assets to Buyer.

Section 2.02 Assets. The term “Assets” shall mean the following described properties, rights and interests:

(a) the net overriding royalty interest (the “Royalty Interest”) created pursuant to the instruments described on Exhibit A (such instruments are herein called collectively, the “Net Overriding Royalty Conveyance”), and any and all rights of Seller and the Trust under the Net Overriding Royalty Conveyance;

(b) all of Seller’s and the Trust’s right, title and interest in and to the Chieftain Arbitration and all audit rights and claims of Seller and the Trust related to disputed amounts on the computation of the Net Profits; and

(c) all of Seller’s and the Trust’s right, title and interest in and to any geological, geophysical or reserve data relating to the lands relating to the leases subject to the Net Overriding Royalty Conveyance, other than such data that is interpretive in nature.

ARTICLE 3

PURCHASE PRICE; WITHHOLDING

Section 3.01 Purchase Price. The total consideration for the purchase, sale and conveyance of the Assets to Buyer is Buyer’s payment to Seller of the sum of SIX MILLION, SIX HUNDRED-THOUSAND Dollars ($6,600,000) (the “Purchase Price”), as adjusted in accordance with the provisions of this Agreement. Purchase Price shall be paid to Seller at Closing (as defined in Section 9.01) by means of a completed federal funds transfer to an account designated in writing to Buyer by Seller no later than two (2) Business Days before the Closing.

Section 3.02 Deposit. Concurrently with the execution of this Agreement by Buyer and Seller, Buyer shall deliver to Seller a performance guarantee deposit equal to ten percent (10%) of the Purchase Price (the “Deposit”). The Deposit shall be paid by Buyer to Seller by means of a completed federal funds transfer to:

Simmons Bank/Trust

Acct #10118174

ABA 082900432

Attn: Trust Ops

FBO: 5522000277 – Hugoton Royalty Trust

Trust Operations Contacts: Debbie Neal (870) 541-1109

Tracy Bradley (817) 916-6020

The Deposit shall bear interest based on the interest rate, if any, paid by the depository institution (“Computed Interest”) and shall be subject to the terms of this Agreement.

Section 3.03 Purchase Price Allocation. Seller and Buyer hereby agree to the following allocation of the Purchase Price (the “Allocated Values”) among the Assets for U.S. federal income tax purposes:

Assets	Purchase Price Allocation
Royalty Interest conveyed pursuant to the Net Overriding Royalty Conveyance for Kansas	$291,085.60
Royalty Interest conveyed pursuant to the Net Overriding Royalty Conveyance for Oklahoma	$5,158,575.10
Royalty Interest conveyed pursuant to the Net Overriding Royalty Conveyance for Wyoming	$1,150,339.30

Seller and Buyer shall file all information reports and tax returns (including IRS Form 8594 and any amended tax returns or claims for refund) in a manner consistent with the Purchase Price allocation, and neither Seller nor Buyer shall take, or shall permit any affiliate to take, any position inconsistent with such Purchase Price allocation on any tax return or otherwise, unless required to do so by applicable Law. The Allocated Values shall take into account any adjustments to the Purchase Price pursuant to this Agreement, as mutually agreed upon by the Parties in writing.

Section 3.04 Effective Time. At the Closing, the ownership of the Assets shall be transferred from the Trust and Seller to Buyer effective as of 7:00 a.m. local time where the Assets are located on the Closing Date (the “Effective Time”).

Section 3.05 Withholding. Buyer and its affiliates shall be entitled to deduct and withhold, from any amounts payable to any Seller under this Agreement, amounts required to be deducted and withheld under the Code or any other applicable Law; provided however, that, except with respect to (i) withholding under Section 1445 of the Code, if the Seller fails to provide the certifications described in Section 9.04(b) of this Agreement, (ii) U.S. federal backup tax withholding and (ii) any compensatory payments, Buyer shall provide Seller with written notice of such withholding no later than three (3) days prior to the Closing Date. To the extent any amount is so withheld and paid to the appropriate Governmental Authority pursuant to applicable Law, such withheld amounts shall be treated for all purposes of the Agreement as having been paid to Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Subject to the provisions of this Article 4 and the other terms and conditions of this Agreement and the exceptions and matters set forth on the Schedules, Seller represents and warrants to Buyer that:

Section 4.01 Existence. The Trust is duly organized and validly existing under the laws of the State of Texas. The Trust has full legal power, right and authority to carry on its business as such is now being conducted. Seller is duly organized and validly existing under the laws of the State of Arkansas. Seller has full legal power, right and authority to carry on its business as such is not being conducted. Seller is the duly appointed and authorized trustee of the Trust.

Section 4.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby (including the Sale). The consummation of the transactions contemplated by this Agreement (including the Sale) will not violate, nor be in conflict with:

(a) any provision of the Indenture or other governing documents of the Trust or any governing documents of Seller, assuming receipt of the consents set forth on Schedule 4.02(a);

(b) except for any preferential purchase rights and consents to assignment listed on Schedule 4.02(b), any material agreement or instrument to which Seller or the Trust is a party or by which Seller or the Trust is bound (except any such violation or conflict that (i) does not materially affect the ability of the Trust or Seller to consummate the transactions contemplated herein or (ii) would not be material to the Assets or the Assumed Obligations); or

(c) any judgment, order, ruling or decree applicable to Seller or the Trust as a party in interest or any law, rule or regulation applicable to Seller or the Trust (except any such violation or conflict that (i) does not materially affect the ability of the Trust or Seller to consummate the transactions contemplated herein or (ii) would not be material to the Assets or the Assumed Obligations).

Section 4.03 Execution.

(a) Assuming the receipt of all consents set forth on Schedules 4.02(a) and 4.02(b), the execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite action on the part of Seller and the Trust. This Agreement constitutes (and the closing documents described in Section 9.04 will constitute, when delivered pursuant to this Agreement) the legal, valid and binding obligation of Seller (and, as applicable, the Trust) enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Seller has adopted resolutions (i) approving the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, (ii) determining that the Sale is in the best interest of the unitholders of the Trust and (iii) submitting the Sale for approval by the Trust’s unitholders and recommending that the unitholders of the Trust approve the Sale (the “Recommendation”).

Section 4.04 Brokers. EnergyNet.com has acted for or on behalf of Seller in connection with this Agreement and the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any affiliate of Seller for which Buyer or any affiliate of Buyer has or will have any liabilities or obligations (contingent or otherwise).

Section 4.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the Knowledge of Seller threatened against Seller or the Trust.

Section 4.06 Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Seller’s Knowledge, threatened against the Trust, Seller or any affiliate of Seller or the Assets (or to the Knowledge of Seller, the Subject Interests) except as shown on Schedule 4.06.

Section 4.07 Taxes.

(a) All material taxes based on or measured by the ownership of the Assets or, to Seller’s Knowledge, the ownership or operation of the Subject Interests, or production of Hydrocarbons attributable to the Subject Interests or the receipt of proceeds therefrom, that have become due and payable have been paid.

(b) All tax returns with respect to the ownership of the Assets required to be filed have been duly and timely filed, and all such tax returns are true, correct and complete in all material respects.

(c) No written notice of any pending claims (which remain outstanding) from any applicable taxing authority for assessment of taxes with respect to the ownership of the Assets or, to Seller’s Knowledge, the ownership, operation or use of the Subject Interests has been received, and, to Seller’s Knowledge, no such claim has been threatened.

(d) None of the Assets is subject to a tax partnership agreement for U.S. federal tax purposes.

(e) No audit, litigation or other proceeding with respect to taxes applicable to the ownership of the Assets is presently pending.

(f) No extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax relating to the Assets is in effect.

(g) There are no outstanding liens or other encumbrances with respect to taxes upon any of the Assets or, to Seller’s Knowledge, the Subject Interests, except for liens with respect to real property taxes not yet due.

(h) No power of attorney that is currently in force has been granted with respect to any tax matter relating to the Assets.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties set forth in this Section 4.07 are the sole representations and warranties relating to tax matters relating to the Assets or the Subject Interests. The representations and warranties made in this Section 4.07 refer to the past activities, status and positions and are not intended to serve as representations to, or a guarantee of, nor can they be relied upon with respect to, taxes attributable to any taxable period (or portion thereof) beginning after the Closing Date.

Section 4.08 Defaults. (a) Except for disputes described in Schedule 4.06, neither the Trust nor the Trustee is in default under the Net Overriding Royalty Conveyance nor, to Seller’s Knowledge, is any other party thereto in default thereunder, and (b) XTO has not provided notice to Seller of any suit, action or claim that has been made or threatened in writing against XTO or any Subject Interests contesting the validity or enforceability of any Lease or that if adversely determined could reasonably be expected to terminate or invalidate any Lease or to reduce XTO’s net revenue interest as to a well or unit set forth on Exhibit B to less than the percentage set forth in Exhibit B for such well or unit.

Section 4.09 Liens. Except for Permitted Encumbrances, the Assets are held by Seller and Trust, and will be conveyed to Buyer at Closing, free and clear of all liens, mortgages and encumbrances. To Seller’s Knowledge, the Subject Interests are free and clear of all liens, mortgages and encumbrances except for Permitted Encumbrances.

Section 4.10 Modifications of Net Overriding Royalty Conveyance. There are not any amendments, supplements, restatements, waivers, releases or other instruments, written or otherwise, that affect, in any way, the Net Overriding Royalty Conveyance other than those agreements set forth on Exhibit A. The Net Overriding Royalty Conveyance is in full force and effect and Seller is legally entitled to receive not less than the full Royalty Interest set forth in the Net Overriding Royalty Interest Conveyance.

Section 4.11 Preference Rights and Consent Requirements. Except as disclosed in Schedule 4.02(b), the conveyance of the Royalty Interest is not and will not be subject to, and Seller is not bound by, any preferential purchase rights or consents to assignment which apply to the Assignment of the Assets to Buyer, or the performance of any obligations under the Net Overriding Royalty Conveyance.

Section 4.12 Proxy Statement. The Proxy Statement to be filed with the SEC and any amendment or supplement thereto will, when filed, comply as to form with the applicable requirements of the Exchange Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the unitholders of the Trust, and at the time such unitholders vote on approval of the Sale, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.12 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Buyer or any of its representatives or advisors specifically for use or incorporation by reference therein.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Subject to the provisions of this Article 5 and the other terms and conditions of this Agreement, Buyer represents and warrants to Seller that:

Section 5.01 Buyer’s Existence. Buyer is a corporation, duly organized and validly existing under the laws of the State of Delaware and is qualified to conduct business in the State of Texas. Buyer has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted.

Section 5.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

(a) any provision of Buyer’s articles of incorporation or other governing documents;

(b) any material agreement or instrument to which Buyer is a party or by which Buyer is bound (except any such violation or conflict that does not materially affect Buyer’s ability to consummate the transactions contemplated herein); or

(c) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer (except any such violation or conflict that does not materially affect Buyer’s ability to consummate the transactions contemplated herein).

Section 5.03 Execution. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.04 Brokers. No broker or finder has acted for or on behalf of Buyer or any affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

Section 5.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the knowledge of Buyer, threatened against Buyer or Exxon Mobil Corporation.

Section 5.06 Suits. There is no suit, action, claim, investigation or inquiry by any person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Buyer’s knowledge, threatened against Buyer or any affiliate of Buyer that will materially affect Buyer’s ability to consummate the transactions contemplated herein.

Section 5.07 Investment. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof. Buyer is acquiring the Assets for its own account and not for distribution or resale in any manner that would violate any state or federal securities law, rule, regulation or order. Buyer understands and acknowledges that if any of the Assets were held to be securities, they would be restricted securities and could not be transferred without registration under applicable state and federal securities laws or the availability of an exemption from such registration.

Section 5.08 Funds. Buyer will have available by the Closing funds readily available without any restriction upon their use sufficient to enable Buyer to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

Section 5.09 Proxy Statement. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the unitholders of the Trust, and at the time such unitholders vote on approval of the Sale, the information regarding Buyer provided by Buyer specifically for use (or incorporation by reference) in the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Seller or any of its representatives or advisors specifically for use or incorporation by reference therein.

ARTICLE 6

SELLER’S CONDITIONS TO CLOSE

The obligations of Seller to consummate the Sale are subject to the fulfillment (or waiver) on or prior to the Closing of each of the following conditions:

Section 6.01 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects (except as to representations and warranties qualified by materiality, which shall be true in all respects only giving effect to such materiality qualification to such representation) as of the Closing as though made at and as of such time.

Section 6.02 Performance. Buyer shall have performed in all material respects its obligations, covenants and agreements contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

Section 6.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 6.04 Purchase Price. Buyer shall have delivered to the Trust the Purchase Price, as the same may be adjusted hereunder, in accordance with the provisions of Section 9.02.

Section 6.05 Execution and Delivery of the Closing Documents. Buyer shall have executed, acknowledged and delivered, as appropriate, to Seller all closing documents described in Section 9.05.

Section 6.06 Consents and Preferential Rights to Purchase. Seller shall have received either (i) the Unitholder Approval or (ii) a final judicial determination authorizing Seller to consummate the sale of the Assets.

ARTICLE 7

BUYER’S CONDITIONS TO CLOSE

The obligations of Buyer to consummate the Sale are subject to the fulfillment (or waiver) on or prior to the Closing of each of the following conditions:

Section 7.01 Representations. The representations and warranties of Seller herein contained shall be true and correct in all material respects (except as to representations and warranties qualified by materiality, which shall be true in all respects only giving effect to such materiality qualification to such representation) as of the Closing as though made at and as of such time.

Section 7.02 Performance. Seller and the Trust shall have performed in all material respects its obligations, covenants and agreements contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

Section 7.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 7.04 Execution and Delivery of the Closing Documents. Seller and the Trust shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 9.04.

Section 7.05 Consents and Preferential Rights to Purchase. Seller shall have received either (i) the Unitholder Approval or (ii) a final judicial determination authorizing Seller to consummate the sale of the Assets.

ARTICLE 8

TAX MATTERS

Section 8.01 Transfer Taxes. All sales, use or other similar taxes (other than taxes on gross income or net income) and duties, levies, recording fees or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement (such taxes, “Transfer Taxes”) shall be borne by Buyer. Seller and Buyer shall use commercially reasonable efforts and cooperate in good faith to exempt the sale and transfer of the Assets from any such Transfer Taxes. The Party required by applicable Law to file the tax returns with respect to any Transfer Taxes shall prepare and file such tax returns or other documents, and Buyer shall provide reimbursement for any Transfer Taxes paid by Seller.

Section 8.02 Ad Valorem, Severance, and Similar Taxes. Ad valorem, real or personal property, production, severance and similar taxes and assessments based upon or measured by the value of the Assets or the production of Hydrocarbons therefrom shall be allocated between Seller and Buyer as of the Effective Time. As between Buyer and Seller, Seller shall retain responsibility for such taxes attributable to the period of time prior to the Effective Time and Buyer shall assume responsibility for such taxes attributable to the period of time from and after the Effective Time; provided, however, that this Section 8.02 of the Agreement shall not be construed to relieve XTO and XTO is not relieved of its obligation to pay for any and all taxes pursuant to the terms of the Net Overriding Royalty Conveyance. For purposes of this Section 8.02, (i) taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such taxes occurred, (ii) taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such taxes occurred, and (iii) taxes that are ad valorem, property or other similar taxes imposed on a periodic basis pertaining to a tax period that begins before, but ends after, the Effective Time shall be allocated between the portion of such period ending immediately prior to the Effective Time and the portion of such period beginning at the Effective Time by prorating each such tax based on the number of days in the applicable period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such period that occur on or after the date on which the Effective Time occurs, on the other hand. The Parties will make final settlement of all ad valorem, property, and similar taxes described in the immediately preceding clause (iii) by estimating the total amount of such taxes to be due for the tax period in which the Effective Time occurs based on the total amount of such taxes assessed and paid for the immediately prior concluded tax period, and Seller’s unpaid portion of such taxes as so determined shall be part of the Preliminary Settlement Statement between the Parties.

ARTICLE 9

THE CLOSING

Section 9.01 Time and Place of the Closing. The closing of the Sale (the “Closing”) shall take place at the offices of Thompson & Knight LLP, whose address is 1722 Routh Street, Suite 1500, Dallas, Texas 75201, on the last Business Day of the month in which the conditions referred to in Article 6 and Article 7 have been satisfied or waived (other than such conditions as may, by their terms, only be satisfied at the Closing or on the

Closing Date but subject to the satisfaction or waiver of such condition by the Party entitled to the benefit of such condition) or, if such last Business Day is not at least three (3) Business Days after the aforementioned satisfaction or waiver, then the last Business Day of the immediately following calendar month, or at such location, time and date otherwise agreed to by Buyer and Seller in writing (the “Closing Date”).

Section 9.02 Adjustments to Purchase Price at the Closing.

(a) At the Closing, the Purchase Price shall be increased by the following amounts:

(i) the amount of any taxes allocated to Buyer pursuant to Section 8.02 but paid, payable or otherwise economically borne by Seller; and

(ii) any other amount provided for in this Agreement.

(b) At the Closing, the Purchase Price shall be decreased by the following amounts:

(i) any other amount provided for in this Agreement;

(ii) the Deposit and any Computed Interest on the Deposit;

(iii) the amount attributable to any fire or other casualty event (or takings by condemnation or eminent domain) in an amount reasonably expected to impact any future economic benefits that could be realized under the Net Overriding Royalty Conveyance or the Royalty Interest;

(iv) the amount of any taxes allocated to Seller pursuant to Section 8.02 but paid, payable, or otherwise economically borne by Buyer;

(v) the Allocated Value of any portion of the Royalty Interest sold pursuant to Section 3.02(b) of the Indenture between the Execution Date and the Effective Time; and

(vi) the amount of any Royalty Interests payments received by Seller between the Execution Date and the Effective Time or accruing thereto.

(c) The adjustments described in Section 9.02(a) and (b) are hereinafter referred to as the “Purchase Price Adjustments.”

Section 9.03 Preliminary Statement. Not later than three (3) Business Days prior to the Closing Date, Seller shall prepare in accordance with the Trust Accounting Principles and deliver to Buyer a statement of the estimated Purchase Price Adjustments (the “Preliminary Statement”). Buyer and Seller shall negotiate in good faith and attempt to agree on such estimated Purchase Price Adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the Preliminary Statement adjustments for purposes of Closing shall be calculated based on Seller’s and Buyer’s agreed-upon, estimated adjustments and the average of the Parties’ estimation of any other disputed amounts, subject to adjustment in the Final Settlement Statement referred to in Section 11.02. At the Closing, Buyer shall pay the Purchase Price, as adjusted by the estimated Purchase Price Adjustments as set forth in the preceding sentence.

Section 9.04 Actions of Seller at the Closing.

At the Closing, Seller shall (and, as applicable, shall cause the Trust to):

(a) execute, acknowledge and deliver to Buyer the Assignment (as defined in Exhibit D of this Agreement) and such other instruments (in form and substance mutually agreed upon by Buyer and Seller) as provided for herein or necessary to convey the Assets to Buyer;

(b) execute and deliver to Buyer a certificate, in a form reasonably acceptable to Buyer, certifying that Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

(c) execute and deliver to Buyer a Certification of Trust, substantially in the same form as the Certification of Trust delivered by Seller to Buyer as of the date hereof; and

(d) execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 9.05 Actions of Buyer at the Closing.

At the Closing, Buyer shall:

(a) deliver to the Trust the Purchase Price (as adjusted pursuant to the provisions hereof) by wire transfer to an account designated in writing by Seller no later than two (2) Business Days before the Closing; and

(b) execute, acknowledge and accept delivery of the Assignment and such other instruments (in form and substance mutually agreed upon by Buyer and Seller) as provided for herein or necessary to convey the Assets to Buyer.

ARTICLE 10

TERMINATION

Section 10.01 Right of Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of the Parties;

(b) by written notice of Seller if Buyer has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of Buyer contained in this Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by Buyer, constitute grounds for the conditions set forth in Section 6.01 or Section 6.02, not to be satisfied (which breach has not been waived in writing by Seller prior to such time) and such breach either is not cured prior to the earlier of: (i) the End Time; and (ii) the thirtieth (30th) day after written notice thereof to Buyer describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period;

(c) by written notice of Buyer if Seller has breached, is in breach of or has failed to perform any representation, warranty, covenant or agreement on the part of Seller or the Trust contained in this Agreement in any respect, which breach or failure to perform would, individually or together with all such other then-uncured breaches by Seller, constitute grounds for the conditions set forth in Section 7.01 or Section 7.02 not to be satisfied (which breach has not been waived in writing by Buyer prior to such time) and such breach either is not cured prior to the earlier of: (i) the End Time; and (ii) the thirtieth (30th) day after written notice thereof to Seller describing such breach or failure in reasonable detail, or by its nature or timing cannot be cured within such time period;

(d) by written notice of either Party if the Closing shall not have occurred by the eighteen (18) month anniversary of the Execution Date (the “End Time”);

(e) by written notice of either Party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein and such order, judgment, decree or other action shall have become final and nonappealable; or

(f) as otherwise provided herein;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c), or (d) above if such Party is at such time in material breach of any provision of this Agreement.

Section 10.02 Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 10.01, then except as set forth in Section 10.03, this

Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement, except that, subject to Section 10.03 nothing herein shall relieve any Party from any liability for any intentional breach hereof.

Section 10.03 Termination Damages.

(a) If all conditions precedent to the obligations of Buyer set forth in Article 7 have been met and the Sale is not consummated in accordance with Section 9.01 because of the failure of Buyer to perform any of its material obligations hereunder or the material breach of any representation herein by Buyer, then in such event, Seller shall have the option to terminate this Agreement pursuant to Section 10.01(b), in which case Seller shall retain the Deposit as liquidated damages on account of Buyer’s failure to perform its material obligations under this Agreement or Buyer’s material breach of any representation under this Agreement, which remedy shall be the sole and exclusive remedy available to Seller for Buyer’s such failure to perform or breach. Buyer and Seller acknowledge and agree that (i) Seller’s actual damages upon the event of such a termination are difficult to ascertain with any certainty, (ii) that the Deposit is a reasonable estimate of such actual damages and (iii) such liquidated damages do not constitute a penalty.

(b) If this Agreement is terminated by the mutual written agreement of Buyer and Seller or terminated in any other situation other than as described in Section 10.03(a), then Seller shall return the Deposit with Computed Interest to Buyer in immediately available funds within three (3) Business Days after the event giving rise to such payment to Buyer. Buyer and Seller shall thereupon have the rights and obligations set forth elsewhere herein.

Section 10.04 Attorneys’ Fees, Etc.. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys’ fees, in addition to any other relief to which such Party may be entitled. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be entitled to receive any punitive, indirect or consequential damages unless same are a part of a Third Party claim for which a Party is seeking indemnification hereunder, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF THE OTHER PARTY.

ARTICLE 11

POST CLOSING OBLIGATIONS

Section 11.01 Allocation of Expense and Revenues.

(a) Provided that the Closing occurs, appropriate adjustments shall be made between Buyer and Seller so that Buyer will receive all the Applicable Percentage of all Net Proceeds arising out of the ownership of the Assets from and after the Effective Time without any reduction resulting from any accounting adjustments made under the Net Overriding Royalty Conveyance with respect to any period prior to the Effective Time (including without limitation any such accounting adjustments to the Net Proceeds).

(b) All amounts due under this Section 11.01 will be settled in accordance with Final Settlement Statement under Section 11.02.

Section 11.02 Final Settlement Statement.

(a) On or before sixty (60) days after the Closing Date, Seller shall prepare and deliver to Buyer a post-closing statement (“Final Settlement Statement”) setting forth a detailed calculation of all Purchase Price Adjustments. The Final Settlement Statement shall include any adjustment or payment which was not finally determined as of the Closing Date pursuant to Section 9.02, Section 9.03, and the allocation of revenues and expenses as determined in accordance with Section 11.01. To the extent reasonably required by Seller, Buyer shall reasonably assist in the preparation of the Final Settlement Statement. Seller shall provide Buyer such data and information as Buyer may reasonably request supporting the amounts reflected on the Final Settlement Statement in order to permit Buyer to perform or cause to be performed an audit. The Final Settlement Statement shall become final and binding upon the Parties on the thirtieth (30th) day following receipt thereof by Buyer (the “Final Settlement Date”) unless Buyer gives written notice of its disagreement (a “Notice of Disagreement”) to Seller prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the Dispute (as defined in Section 15.01) evidenced by the Notice of Disagreement in accordance with Article 15.

(b) Within five (5) Business Days after the Final Settlement Date, Seller shall pay to Buyer or Buyer shall pay to Seller in immediately available funds the net amount due.

Section 11.03 Further Cooperation. After the Closing Date, each Party, at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to Buyer and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets be made by the proper Party hereunder.

Section 11.04 Termination of Trust. Following and subject to the Closing, Seller shall (as promptly as practicable): (i) fulfil its obligations under Section 9.03 of the Indenture, (ii) following the final distribution to the Trust’s unitholders as contemplated in Section 9.03 of the Indenture, delist and deregister the outstanding units of beneficial interest of the Trust under applicable Law and (iii) take all actions necessary to terminate the Trust under applicable Law.

ARTICLE 12

OPERATION OF THE ASSETS

Section 12.01 Operations after Effective Time. Seller agrees, from and after the date hereof until Closing, except as expressly contemplated by this Agreement, as expressly consented to in writing by Buyer, or in situations wherein emergency action is taken in the face of risk to life, property or the environment, to:

(a) manage the Assets in the usual, regular and ordinary manner consistent with past practice and as permitted by the Net Overriding Royalty Conveyance;

(b) maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices; and

(c) not transfer, sell, mortgage, pledge or dispose of any portion of the Assets, except as set forth in Section 3.02(b) of the Indenture.

ARTICLE 13

OBLIGATIONS AND INDEMNIFICATION

Section 13.01 Assumed Obligations. Provided that the Closing occurs, Buyer hereby assumes all duties, obligations and liabilities of Seller of every kind and character with respect to (a) the Assets or the ownership or management thereof, attributable to periods on and after the Effective Time, (b) incurred in respect of all litigation relating to the Assets and existing as of the Effective Time, and (c) any other duty, obligation, event, condition or liability of Seller expressly assumed by Buyer under the terms of this Agreement (collectively, the “Assumed Obligations”).

Section 13.02 Buyer’s Indemnification. Provided that the Closing occurs, Buyer shall release, defend, indemnify and hold harmless the Trust, Seller, its respective officers, directors, employees, shareholders, affiliates, and subsidiaries, from and against any and all claims, damages, liabilities, losses, causes of action, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys’ fees) as a result of, arising out of, or related to the Assumed Obligations, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLER INDEMNITEES.

Section 13.03 Notices and Defense of Indemnified Matters. Each Party shall promptly notify the other Party of any matter of which it becomes aware and for which it is entitled to indemnification from the other Party under this Agreement. The indemnifying Party shall be entitled to defend, at the indemnifying Party’s sole expense, any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any matter for which the indemnifying Party has agreed to indemnify and hold the indemnified Party harmless under this Agreement. However, the indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such matter at its own expense.

Section 13.04 Tax Treatment of Indemnity Payments. Seller and Buyer agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the Purchase Price for U.S. federal, state, local and non-U.S. income tax purposes.

Section 13.05 Proxy Statement; Unitholder Meeting.

(a) As promptly as reasonably practicable after the execution of this Agreement (and in any event no later than forty-five (45) Business Days after the date of this Agreement), Seller shall prepare and file with the SEC a proxy statement relating to the Unitholders Meeting (as amended or supplemented from time to time, including the letter to unitholders, notice of meeting and form of proxy, the “Proxy Statement”) in preliminary form, which shall include the Recommendation. Seller shall use commercially reasonable efforts to respond as promptly as practicable to any comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Trust’s unitholders as promptly as practicable after the date of this Agreement. Buyer shall exercise reasonable best efforts to furnish all information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Seller shall promptly notify Buyer upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Buyer with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Seller shall provide Buyer a reasonable opportunity (not to exceed ten (10) Business Days) to review and propose comments on the Proxy Statement prior to the filing thereof (and any amendments or supplements thereto) or any responses or other communications to the SEC or its staff and shall in good faith consider such comments reasonably proposed by Buyer or its counsel for inclusion therein. Seller shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Seller shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Trust’s unitholders as of the record date established for the Unitholder Meeting as promptly as practicable, and in no event more than fifteen (15) Business Days, after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

(b) If at any time prior to the Unitholders Meeting any information relating to the Trust, Seller or Buyer, or any of their respective affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and Seller shall use commercially reasonable efforts to prepare (with the assistance of Buyer) and mail to the Trust’s unitholders such an amendment or supplement, in each case, to the extent required by applicable Law. Seller further agrees to use commercially reasonable efforts to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the Trust’s unitholders, in each case as and to the extent required by applicable Law.

(c) Seller shall (i) take all actions required under the Indenture to duly call, give notice of, convene and hold a meeting of the Trust’s unitholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Unitholder Approval (the “Unitholder Meeting”), with the location, record date and meeting date of the Unitholder Meeting to be selected in compliance with the Indenture and after reasonable consultation with Buyer, and (ii) use commercially reasonable efforts to solicit from the Trust’s unitholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby. Except as Buyer shall have otherwise consented to in writing in advance, the approval of this Agreement and termination of the Trust shall be the only matter (other than procedural matters and matters that are required by the Exchange Act or other applicable Law or the Indenture to be voted on by the Trust’s unitholders in connection therewith) which Seller shall propose to be acted on by the Trust’s unitholders at the Unitholder Meeting.

(d) Notwithstanding anything to the contrary in this Agreement, unless and until this Agreement is terminated in accordance with its terms, once established, Seller shall not change the location or the record date for the Unitholder Meeting or postpone or adjourn the Unitholder Meeting without the prior written consent of Buyer. Notwithstanding the foregoing, (i) if Seller reasonably determines in good faith that the Unitholder Approval is unlikely to be obtained at the Unitholder Meeting, including due to an absence of quorum, then prior to the vote contemplated having been taken, Seller shall have the right to require an adjournment, delay or postponement of the Unitholder Meeting for the purpose of soliciting additional votes in favor of the approval of this Agreement, and (ii) if requested by Buyer on up to one occasion, Seller shall adjourn, delay or postpone the Unitholder Meeting, if Buyer reasonably determines in good faith that the Unitholder Approval is unlikely to be obtained at the Unitholder Meeting. Seller shall keep Buyer informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the Trust’s unitholders.

ARTICLE 14

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

Section 14.01 Disclaimers of Representations and Warranties. The express representations and warranties of Seller contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER IN THIS AGREEMENT, BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE SUBJECT INTERESTS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER UNLESS SELLER SHOULD HAVE REASONABLY CONCLUDED BASED ON ITS ACTUAL PRESENT KNOWLEDGE THAT SUCH MATERIAL WAS INCOMPLETE OR INACCURATE, AND (c) THE ENVIRONMENTAL CONDITION OF THE SUBJECT INTERESTS. WITHOUT LIMITING SELLER’S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT, BUYER FURTHER ACKNOWLEDGES THAT (i) THE SUBJECT INTERESTS HAVE BEEN AND ARE USED FOR EXPLORATION, DEVELOPMENT, PRODUCTION, AND TRANSPORTATION OF OIL AND GAS AND OIL AND GAS WASTE AND THAT THERE MAY BE PETROLEUM, PRODUCED WATER, WASTES OR OTHER SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER OR ASSOCIATED WITH THE SUBJECT INTERESTS; (ii) EQUIPMENT, FACILITIES, PROPERTIES, OR SITES INCLUDED IN THE SUBJECT INTERESTS MAY CONTAIN ASBESTOS, NORM, OR OTHER HAZARDOUS MATERIALS (NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS, AND EQUIPMENT AS SCALE, OR IN OTHER FORMS); (iii) NORM-CONTAINING MATERIAL OR

OTHER WASTES OR HAZARDOUS MATERIALS MAY HAVE AND MAY IN THE FUTURE DURING OPERATION OF THE SUBJECT INTERESTS COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA, INCLUDING WITHOUT LIMITATION, WATER, SOILS, SUBSURFACE, OR SEDIMENT; AND (iv) SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ENVIRONMENTAL MEDIA, WASTES, ASBESTOS, NORM, AND OTHER HAZARDOUS MATERIALS FROM OR ASSOCIATED WITH THE SUBJECT INTERESTS. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER. The express representations and warranties of Buyer contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF BUYER IN THIS AGREEMENT, SELLER ACKNOWLEDGES THAT BUYER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND SELLER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY.

Section 14.02 Independent Investigation. Buyer represents and acknowledges that (a) it is knowledgeable of the oil and gas business and that it has had (or will have prior to the Closing) access to the Assets, the officers and employees of Seller, and the books, records and files of Seller relating to the Assets, (b) it has completed (or will complete prior to Closing) all diligence in connection with this Agreement that Buyer deems necessary or appropriate, (c) it is deemed to have knowledge of all facts, materials and documents described, contained or set forth in the VDR on or prior to the Execution Date and (d) in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Assets and upon the representations and warranties made in Article 4, and not on any other representations or warranties of Seller or any other person or entity.

Section 14.03 Survival. All covenants and obligations of Buyer and Seller under this Agreement shall indefinitely survive the Closing, and all representations and warranties of Buyer and Seller under this Agreement shall terminate at the Closing.

ARTICLE 15

DISPUTE RESOLUTION

Section 15.01 General. Any and all claims, disputes, controversies or other matters in question arising out of or relating to title issues, environmental issues, or calculation of the Statement or revisions thereto (all of which are referred to herein as “Disputes” which term shall not include any other disputes claims, disputes, controversies or other matters in question arising under this Agreement) shall be resolved in the manner prescribed by this Article 15.

Section 15.02 Senior Management. If a Dispute occurs that the senior representatives of the Parties responsible for the transaction contemplated by this Agreement have been unable to settle or agree upon within a period of fifteen (15) days after such Dispute arose, Seller shall nominate and commit one of its senior officers, and Buyer shall nominate and commit one of its senior officers, to meet at a mutually agreed time and place (which may include a virtual web-based meeting) not later than thirty (30) days after the Dispute has arisen to attempt to resolve same. If such senior management have been unable to resolve such Dispute within a period of fifteen (15) days after such meeting, or if such meeting has not occurred within forty-five (45) days following such Dispute arising, then either Party shall have the right, by written notice to the other, to resolve the Dispute through arbitration pursuant to Section 15.03.

Section 15.03 Arbitration.

(a) Except as set forth in Section 16.12, the Parties agree that any dispute, controversy or claim that may arise between or among Buyer and Seller in connection with this Agreement shall be finally,

conclusively and exclusively settled by binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association or any successor thereto (“AAA”) then in effect. The Parties hereby expressly waive their right to seek remedies in court, including, without limitation, the right to trial by jury, with respect to any matter subject to arbitration pursuant to this Article 15. Any Party may bring an action, including, without limitation, a summary or expedited proceeding, in any court having jurisdiction, to compel arbitration of any dispute, controversy or claim to which this Article 15 applies. Except with respect to the following provisions (the “Special Provisions”) which shall apply with respect to any arbitration pursuant to this Article 15, the initiation and conduct of arbitration shall be as set forth in the Rules, which Rules are incorporated in this Agreement by reference with the same effect as if they were set forth in this Agreement.

(b) In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (d) below in this Article 15.

(c) The arbitration shall be administered by AAA.

(d) The arbitration shall be conducted by a tribunal of three arbitrators. Within ten days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the “Claimant”) shall send written notice to the other party or parties (the “Respondent”), with a copy to the Dallas office of AAA, designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within ten days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Dallas office of AAA and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article 15, Buyer and Seller shall each be entitled to the selection of one arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator’s background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for fifteen (15) days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article 15) within such fifteen (15) day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such fifteen (15) day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within fifteen (15) days thereafter.

(e) All arbitration hearings shall be commenced within one hundred twenty (120) days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty (60) days.

(f) All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

(g) The arbitration proceeding will be governed by the substantive laws of the State of Texas and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and (iii) unless the parties otherwise agree and except as may be provided in this Article 15, the arbitration shall be governed by the United States Arbitration Act, 9 §§ 1-16, to the exclusion of any provision of state law or other applicable Law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work-product privileges, and any other privileges to which they may be entitled pursuant to applicable Law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

(h) The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases, the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys’ fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

(i) Nothing in this Article 15 shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement or (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. § 91 or any successor statute thereto or any substantially equivalent state law.

(j) Without limiting the Party’s rights under the Indenture and the Net Overriding Royalty Conveyance, disputes between Buyer and Seller related to this Agreement, the Indenture, and the Net Overriding Royalty Conveyance relating to the same subject matter may be consolidated into a single arbitration proceeding.

ARTICLE 16

MISCELLANEOUS

Section 16.01 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party.

Section 16.02 Document Retention. As used in this Section, the term “Documents” shall mean all files, documents, books, records and other data, including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. Seller shall retain and preserve the Documents for a period of no less than seven years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and shall allow Buyer or its representatives to inspect the Documents for legitimate business purposes at reasonable times and upon reasonable notice during regular business hours during such time period. Buyer shall have the right during such period to make copies of the Documents that relate to the period prior to the Closing at its expense. Notwithstanding anything to the contrary in this Agreement, Seller shall not be required to disclose any information to Buyer if such disclosure would, in Seller’s sole discretion, (A) jeopardize any attorney-client or other legal privilege or (B) otherwise contravene any applicable Laws or binding agreement. Notwithstanding anything in Section 16.02 to the contrary, in no event shall such inspection be permitted for a purpose related to any adverse litigation, arbitration or other proceeding between Seller and any of its affiliates, on the one hand, and Buyer and any of its affiliates, on the other hand. Buyer shall retain and preserve Documents relating to the calculation of Net Profits for the period prior to the Closing for a period of no less than seven years following the Closing Date (or for such longer period as may be required by law or governmental regulation), and shall allow Seller or its representatives to inspect the Documents for legitimate business purposes at reasonable times and upon reasonable notice during regular business hours during such time period. Seller shall have the right during such period to make copies of the Documents that relate to the period prior to the Closing at its expense. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required to disclose any information to Seller if such disclosure would, in Buyer’s sole discretion, (A) jeopardize any attorney-client or other legal privilege or (B) otherwise contravene any applicable Laws or binding agreement. Notwithstanding anything in Section 16.02 to the contrary, in no event shall such inspection be permitted for a purpose related to any adverse litigation, arbitration or other proceeding between Seller and any of its affiliates, on the one hand, and Buyer and any of its affiliates, on the other hand.

Section 16.03 Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement.

Section 16.04 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 16.05 Publicity. Neither Seller nor Buyer will issue any public announcement or press release concerning this transaction without the written consent of the other Party (except as required by law, the rules and regulations of the SEC or the rules and regulations of any stock exchange or over-the-counter market applicable to such Party and in such case, the Party required to make the announcement or release shall use its reasonable best efforts to allow the other Party reasonable time to comment on such announcement or release in advance of such issuance).

Section 16.06 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Agreement shall not be construed more strictly against one Party than another on the grounds of authorship.

Section 16.07 No Third Party Beneficiaries. Except as provided in Section 13.02 , nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a Third Party beneficiary contract.

Section 16.08 Assignment. Neither Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Party and any assignment made without such consent shall be void; provided, however, (1) that Buyer may assign this Agreement or any of its rights and obligations under this Agreement to one or more of its affiliates without the prior written consent of Seller; provided, further, that such assignment shall not relieve Buyer of its obligations hereunder, and (2) that Seller may assign this Agreement or any of its rights and obligations under this Agreement to any successor; provided further, that such assignment shall not relieve Seller of its obligations hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 16.09 Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of another jurisdiction. The Parties agree to venue in Dallas County, Texas.

Section 16.10 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight courier, email or facsimile to the addresses of Seller and Buyer set forth below. Any such notice shall be effective only upon receipt.

Seller:

Simmons Bank, Trustee

Hugoton Royalty Trust

2911 Turtle Creek Boulevard, Suite 850

Dallas, TX 75219

Attn: Ron Hooper

Email: ron.hooper@simmonsbank.com

Fax:

With a copy to:

Thompson & Knight, LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

Attn: Amy R. Curtis

Email: amy.curtis@tklaw.com

Fax: 214-999-1564

Buyer:

XTO Energy Inc.

Attention: Land Acquisition and Divestment Manager

22777 Springwoods Village Parkway, Loc. 115

Spring, Texas 77389

With a copy to (which shall not constitute notice to Buyer):

XTO Energy Inc.

Attention: UOG Acquisitions and Trades Manager

22777 Springwoods Village Parkway, Loc. 119

Spring, Texas 77389

Either Party may, by written notice so delivered to the other Party, change its address for notice purposes hereunder.

Section 16.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to affect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 16.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court situated in Dallas County, Texas, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each Party hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 16.13 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

Section 16.14 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

Section 16.15 Pending Arbitration. The Parties agree to take all commercially reasonable actions with the AAA to stay the Chieftain Arbitration effective from the Execution Date to the earlier of either (i) the date, if any, on which this Agreement is terminated or (ii) the Closing Date. The time period during which the Chieftain Arbitration is stayed is the “Tolling Period.” The Parties agree that any and all limitations periods, statutes of repose, laches, or other time limitations (whether statutory, equitable, contractual, or otherwise) with respect to the claims asserted by the Parties in the Chieftain Arbitration and claims relating to challenges by Seller with respect to charges and deductions made by Buyer during audit periods prior to the Execution Date are tolled during the Tolling Period. This Agreement does not prevent the application of any statute of limitations or other similar time related equitable, contractual or statutory defense that may have existed to bar any such claims as of the Execution Date. Nor does this Agreement have any effect on reviving any claim or cause of action that was time barred by any such defense as of the Execution Date.

IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the date first set forth above.

SELLER:

SIMMONS BANK, AS TRUSTEE OF HUGOTON ROYALTY TRUST

By:	/s/ RON HOOPER
Name:	Ron Hooper
Title:	Senior Vice President on behalf of Simmons Bank

BUYER:

XTO ENERGY INC.

By:	/s/ KELLY SHOULDERS
Name:	Kelly Shoulders
Title:	Land Manager, Central

Signature Page to Purchase Agreement

ANNEX B

440 Louisiana Suite 600 Houston, Texas 77002

June 4, 2021

Simmons Bank as Trustee,

Hugoton Royalty Trust

2911 Turtle Creek Blvd., Suite 850

Dallas, Texas 75219

Trustee:

We understand that Simmons Bank, as Trustee of the Hugoton Royalty Trust (the “Seller” or “HRT”) is considering entering into a transaction with XTO Energy, Inc. (“XTO”) for the outright sale of the underlying assets of the Hugoton Royalty Trust. The terms and conditions of the proposed transaction were initially set forth in more detail in the offer letter provided on February 2nd, 2020 for a purchase price of $6,000,000. The offer price was subsequently increased to $6,600,000 on February 9th, 2021. It is our understanding that the effective date for the transaction will be the closing date of the transaction. We have reviewed a draft Purchase and Sale Agreement and form of assignment, between XTO and the Seller and have assumed that the final form of the Purchase and Sale Agreement and assignment will not differ materially from the draft reviewed by us.

Pursuant to your agreement with EnergyNet dated August 6, 2020 you as the Seller have asked us to render our opinion as to whether the proposed purchase price is fair, from a financial point of view, to the unit holders of the Hugoton Royalty Trust.

In the course of performing our reviews and analyses for rendering our opinion, we have:

1)	Reviewed and analyzed the value of the underlying assets from the standpoint of discounted future cash flows, remaining reserves, geology, engineering, financials, ownership and marketability;

2)	Reviewed and analyzed the draft purchase and sale agreement dated May 21, 2021 as to the specific terms of the proposed transaction;

3)	Reviewed and analyzed four (4) financially qualified offers and (1) non-cash offer received as a result of the broadly marketed, fair, structured, asset marketing process;

4)

Reviewed and analyzed recent comparable proprietary oil and gas transactions conducted via the EnergyNet platform, as well as, broader oil and gas industry market comparable transactions via the Enverus Market Research Mergers & Acquisitions Database;

5)

Reviewed certain publicly available business and financial information regarding the Hugoton Royalty Trust, including information regarding the oil and gas reserves included or reflected in certain filings of Hugoton Royalty Trust with the Securities and Exchange Commission and other publicly available reports and filings and information regarding the oil and gas reserves of Hugoton Royalty Trust (collectively, the “HRT Publicly Available Oil and Gas Information”);

6)

Reviewed and analyzed certain non-public reports detailing the reserves and future net revenues for 100% of the underlying assets of the Hugoton Royalty Trust prepared by Miller and Lents Global Oil and Gas Consultants dated March 25th 2020;

7)

Reviewed and analyzed certain non-public reports detailing the fair market value of the reserves and future net revenues for 100% of the underlying assets of the Hugoton Royalty Trust prepared by Cawley, Gillespie & Associates, Inc. dated January 22nd 2021, where fair market value is intended to mean the price a willing buyer would pay a willing seller, both being aware of the facts and neither being under any compulsion to buy nor sell;

8)	Reviewed the historical prices, trading multiples and trading activity of the units of the Hugoton Royalty Trust;

9)	Reviewed the publicly available Arbitration rulings affecting the Hugoton Royalty Trust and analyzed the impact of such rulings on the value of the underlying assets.

10)

Reviewed the current excess costs net to the HRT conveyances, including accrued interest, as of May 18th 2021 which are: Kansas $2,865,600, Oklahoma $18,259,200, and Wyoming $3,397,600; and analyzed these costs burdens impact on the value of the underlying assets;

11)	Reviewed and analyzed the last twelve months and futures market of the oil, gas, and natural gas liquids pricing environment; and

12)	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

In arriving at our view, we have assumed that the executed purchase and sale agreement and any other transaction agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the Seller that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. Our view necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our view based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the data as provided by the Seller within the offering materials, third party evaluation reports, and public news releases. We have also assumed, upon the advice of the Seller, that all material governmental, regulatory, and third-party approvals, consents and releases for the proposed transaction will be obtained within the constraints contemplated by the purchase and sale agreement and that the proposed transaction will be consummated in accordance with the terms of the purchase and sale agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion or view as to any tax or other consequences that might result from the proposed transaction, nor does this letter or our supporting analysis address any legal, tax, regulatory or accounting matters, as to which we understand the Seller has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing and our supporting analysis, we are of the view as of the date hereof that the aggregate consideration to be received by the Seller in the proposed transaction is fair from a financial point of view to unit holders of the Hugoton Royalty Trust.

EnergyNet has acted as financial transaction advisor to the Seller in connection with the proposed transaction and will receive a customary fee for our services that is contingent upon the consummation of the transaction.

This fairness opinion letter and our supporting analysis are being delivered pursuant to our Sellers Agreement dated August 6, 2020 and is solely for the use and benefit of the Seller and unit holders in contemplation of an asset sale.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $6,600,000 cash offer is fair from a financial point of view to the Hugoton Royalty Trust unit holders.

Very truly yours,

/s/ Chris Atherton

Chris Atherton

EnergyNet.com, LLC

Chief Executive Officer

ANNEX C

OKLAHOMA CONVEYANCE

NET OVERRIDING ROYALTY CONVEYANCE

Hugoton Royalty Trust

STATE OF OKLAHOMA	§	KNOW ALL MEN BY THESE PRESENTS:
§
COUNTIES OF BEAVER,	§
BECKHAM, CIMARRON,	§
ELLIS, HARPER, MAJOR,	§
TEXAS, WASHITA, WOODS	§
AND WOODWARD	§

THAT CROSS TIMBERS OIL COMPANY, a corporation formed under the laws of the State of Delaware (“Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor paid by NATIONSBANK, N.A., a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Trust Indenture establishing the Hugoton Royalty Trust dated as of December 1, 1998 (“Assignee”), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest (“the Royalty Interest”) in and to the Subject Hydrocarbons in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to eighty percent (80%) of the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words is defined in Article I hereof and all as more fully provided herein.

TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

ARTICLE I

DEFINITIONS

As used herein, the following words, terms or phrases have the following meanings:

SECTION 1.01. “Affiliate” means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. The Trust shall not be deemed an Affiliate of Assignor.

SECTION 1.02. “Assignor” means the Assignor named herein while Assignor owns all or any part of or interest in the Subject Interests and any other Person or Persons (excluding Assignee) who hereafter may acquire all or any part of or interest in the Subject Interests.

SECTION 1.03. “Assignee” means the Assignee named herein (and any successor Trustee under the Trust Indenture) while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who may acquire legal title to all or any part of or interest in the Royalty Interest.

SECTION 1.04. “Computation Period” means (i) initially, the period commencing on the Effective Date and ending on February 28, 1999, and (ii) each calendar month thereafter.

SECTION 1.05. “Conveyance” means this Net Overriding Royalty Conveyance.

SECTION 1.06. “Effective Date” means 7:00 o’clock AM., local time in effect at the location of each Subject Interest, on December 1, 1998.

SECTION 1.07. “Excess Production Costs” means, for any Computation Period, an amount equal to the excess, if any, of Production Costs for such Computation Period over Gross Proceeds for such Computation Period.

SECTION 1.08. “Existing Sales Contracts” means all contracts and agreements in effect as of the Effective Date between or among Assignor and any Affiliate of Assignor, or between or among any Affiliates of Assignor, for the Sale, Processing, treatment, compression, gathering or transportation of Subject Hydrocarbons.

SECTION 1.09. “Gross Proceeds” means, for any Computation Period, and subject to Section 2.01 (i) during the term of the Existing Sales Contracts, the proceeds received by Assignor under the Existing Sales Contracts attributable to the Sale of Subject Hydrocarbons Sold during such Computation Period by Assignor after the Effective Date, and (ii) as to Subject Hydrocarbons Sold by Assignor during such Computation Period after the Effective Date other than under the Existing Sales Contracts (A) if Sold under a Sales Contract with a Non-Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract, or (B) if Sold under a Sales Contract with an Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract but in no event less than 98% of the proceeds received by such Affiliate upon the resale of such Subject Hydrocarbons to a Non-Affiliate of Assignor, and (iii) the proceeds received by Assignor in respect of underproduced gas imbalances attributable to the Subject Interests as of the Effective Date, but in all instances, subject to the following:

(a) There shall be excluded from Gross Proceeds all Property Taxes that are deducted or excluded from proceeds of Sale received by Assignor.

(b) There shall be excluded any amount for Subject Hydrocarbons attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations. Assignor agrees that its election not to participate in such operations shall be made in conformity with the provisions of Section 6.01 of this Conveyance, but third persons shall not be under any duty to determine that such election so conformed.

(c) There shall be excluded any amount which Assignor shall receive as any of the following: consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity thereof (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the

Subject Interests; provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to repayment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Subject Hydrocarbons on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands (including payments from an operator in the vicinity for refraining from drilling an offset well).

(d) There shall be excluded any amount for Subject Hydrocarbons lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or Processing Subject Hydrocarbons or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Hydrocarbons are so used.

(e) Amounts received as a loan by Assignor from a purchaser of Subject Hydrocarbons, whether with or without interest, shall not be considered to be derived from the sale of Subject Hydrocarbons.

(f) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Hydrocarbons or, for any other reason, as to Assignor’s right to receive or collect the proceeds of sale of any Subject Hydrocarbons, then

(i) amounts withheld by the purchaser or deposited by it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any interest, penalty or other amount paid to Assignor in respect thereof;

(ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall not be considered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the Sale of Subject Hydrocarbons; and

(iii) amounts received by Assignor and not deposited with an escrow agent shall be considered to be received for purposes of this Section 1.09.

SECTION 1.10. “Hydrocarbons” means oil, gas (which term includes coal bed gas, coal seam gas and methane) and all other minerals produced in association with oil or gas (including, but not limited to, helium, sulphur and carbon dioxide), but excluding all other minerals, whether similar or dissimilar.

SECTION 1.11. “Monthly Record Date” for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a different date is required to comply with applicable law or the rules of a securities exchange or quotation system pursuant to the terms of the Trust Indenture, in which event it means such different date.

SECTION 1.12. “Net Proceeds” means, for any Computation Period, the excess of Gross Proceeds for such Computation Period over Production Costs for such Computation Period.

SECTION 1.13. “Non-Affiliate” means, as to the party specified, any Person who is not an Affiliate of such party.

SECTION 1.14. “Person” means any individual, corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

SECTION 1.15. “Prime Interest Rate” means the variable rate of interest most recently announced by NationsBank, N.A. as its “prime rate.”

SECTION 1.16. “Process” or “Processing” means to extract or otherwise recover natural gas liquids from natural gas included in the Subject Hydrocarbons through the processes of absorption, condensation, adsorption, cryogenic or other methods in a manner that does not constitute Separation.

SECTION 1.17. “Processing Costs” means the costs to Assignor or any Affiliate of Assignor to Process Subject Hydrocarbons before the Sale thereof, which costs for purposes hereof shall consist of the sum of (a) any such Processing charges paid to Non-Affiliates, (b) the charges by Affiliates of Assignor under Existing Sales Contracts, and (c) the charges by Affiliates of Assignor other than under Existing Sales Contracts so long as such charges do not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges.

If Assignor (or its Affiliates) receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for Processing such production of others, such share shall not be included in Subject Hydrocarbons (or Gross Proceeds). If Assignor (or its Affiliates) does not bear any Processing Costs but the owners or operators of a plant receive a share of the Subject Hydrocarbons (or proceeds of sale thereof) for Processing them, such share (or proceeds) shall be excluded from the Subject Hydrocarbons (and Gross Proceeds).

SECTION 1.18. “Production Costs” means, for any Computation Period, to the extent not excluded for purposes of calculating Gross Proceeds, whether capital or non-capital in nature,

(a) the sum of

(i) all amounts paid by Assignor or any Affiliate of Assignor as any of the following: royalty, overriding royalty or other presently existing burden against production or the proceeds of Sale of production attributable to the Subject Interests; delay rental; shut-in gas well royalty or payment; minimum royalty; payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity thereof (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface;

(ii) the Property Tax Accrual;

(iii) the overhead costs paid by Assignor or any Affiliate of Assignor under any joint operating agreement applicable to any of the Subject Interests to which Assignor and one or more Non-Affiliates of Assignor are parties and where Assignor or any Affiliate of Assignor is not the operator of such Subject Interest;

(iv) the overhead rate provided for in any joint operating agreement applicable to any of the Subject Interests where Assignor or any Affiliate of Assignor is the operator of such Subject Interests, less the portion, if any, of the overhead rate due from Non-Affiliates of Assignor;

(v) with respect to any Subject Interests operated by Assignor or any of its Affiliates and not subject to a joint operating agreement, an overhead fee as shown on Schedule B attached hereto and subject to adjustment as provided in Schedule B attached hereto;

(vi) all other costs, expenses and liabilities (including Processing Costs) paid or incurred by Assignor or any Affiliate of Assignor for investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Hydrocarbons and sale and marketing thereof, including without implied limitation: costs for equipping, plugging back, reworking, completing, recompleting and plugging and abandoning of any well on the Subject Lands and of making the Subject Hydrocarbons ready or available for market; costs for construction and operation of gathering lines, tanks, transmission lines, meters and other production and delivery facilities; costs, whether paid in cash or by a share of Subject Hydrocarbons, of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject Hydrocarbons and disposing of extraneous substances produced in association with Subject Hydrocarbons (provided that such costs, if paid to or incurred by an Affiliate of Assignor other than pursuant to an Existing Sales Contract, shall not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges); costs for secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; costs or expenses (whether paid in cash or by delivery of gas) incurred in resolving overproduced gas imbalances attributable to the Subject Interests as of the Effective Date and thereafter; and costs for litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests; and costs for litigation or regulatory proceedings concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests or to protect or enforce any rights, contractual or otherwise, of Assignor to produce or market Subject Hydrocarbons therefrom;

(vii) Excess Production Costs for the preceding Computation Period (including any remaining Excess Production Costs carried forward from any preceding Computation Period);

(viii) interest on the amount of Excess Production Costs at the beginning of any Computation Period, calculated from the first day to the last day of the Computation Period, at the Prime Interest Rate in effect at the beginning of such Computation Period;

(ix) any amounts paid by Assignor or any Affiliate of Assignor whether as refund, interest or penalty, to a purchaser or any governmental agency or other Person because the amount initially received by Assignor (or Affiliate of Assignor) as sales price for Sales after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation; provided such amounts (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

(x) any other amounts paid by Assignor or any Affiliate of Assignor with respect to ownership or operation of the Subject Interests after the Effective Date or Sales of production therefrom after the Effective Date, whether as refund, fine, interest or penalty, pursuant to litigation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof;

(xi) all consideration hereafter paid and costs and expenses hereafter incurred by Assignor or any Affiliate of Assignor for any renewals or extensions of leases or other rights acquired after the Effective Date which are included in the definition herein of Subject Interests; and

(xii) any accrual or reserve which Assignor or any Affiliate of Assignor shall have the right, at its election, to charge to Production Costs for operations (other than day-to-day operations) budgeted under an operating agreement or approved under an authorization for expenditures (“AFE”), which accrual or reserve may be based on the reasonably expected time of performing such operation or on an estimated percentage of completion of the operation or on any other reasonable method, and which accrual is in lieu of charging the cost of such operation when paid for by Assignor (or Affiliate of Assignor) but which shall be adjusted if and to the extent actual costs differ from such accrual or reserve;

(b) but excluding

(i) costs which would otherwise be treated as Production Costs (but which shall not be so treated for purposes hereof until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property; and

(ii) except for resolution of gas imbalances which are included in Section 1.18(a)(vi) above, any amounts which would otherwise be Production Costs but which are attributable to periods before the Effective Date; and

(iii) costs that otherwise would be treated as Production Costs but which have already been excluded or deducted from Gross Proceeds under Section 1.09; and

(iv) costs incurred by any Affiliate of Assignor for which such Affiliate has received a fee, reimbursement or other payment from Assignor, where such payment by Assignor constitutes a Production Cost; and

(v) costs paid or accrued by Assignor during the month of December 1998 for the drilling, equipping, reworking, plugging back, completing or recompleting of any well on the Subject Lands.

SECTION 1.19. “Property Taxes” means the sum of all general property (ad valorem), production, severance, sales, gathering and excise taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest.

SECTION 1.20. “Property Tax Accrual” means, for any Computation Period, an amount that may be set aside by Assignor as an accrual to be applied against Property Taxes other than those that are deducted or excluded from Gross Proceeds pursuant to Section 1.09(a) above, which accruals shall be adjusted to the extent actual Property Taxes differ.

SECTION 1.21. “Sale” and “Sold” mean all forms of dispositions of Subject Hydrocarbons for value, including exchanges and other dispositions for value.

SECTION 1.22. “Sales Contracts” means all contracts and agreements for the sale of Subject Hydrocarbons.

SECTION 1.23. “Separation” means liquid separation operations in the vicinity of the well using a conventional mechanical liquid gas separator but excluding operations involving heat exchange, adiabatic cooling, absorption, adsorption or refrigeration principles.

SECTION 1.24. “Subject Hydrocarbons” means all Hydrocarbons in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests, including plant products attributable thereto from Processing gas or casinghead gas included in the Subject Hydrocarbons before sale thereof (but not including products derived from processing oil).

SECTION 1.25. “Subject Interests” means, subject to the exclusions stated below, each kind and character of right, title, claim or interest which Assignor has on the Effective Date in or under each oil, gas or mineral lease, unitization or pooling agreement (and the units created thereby), royalty interests, overriding royalty interests, fee mineral interests and net profits interests and any other agreements, conveyances, assignments or instruments which are described or referred to in Schedule A, and all the right, title, claim or interest which Assignor has on the Effective Date in and to the Subject Lands, whether such right, title, claim or interest be under and by virtue of a lease, a unitization or pooling agreement or order, an operating agreement, a division order, a transfer order or any other type of agreement, conveyance, assignment or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, even though Assignor’s interests be incorrectly or incompletely described in, or a description thereof be omitted from, Schedule A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor’s such right, title, claim or interest is subject (while same remains so subject), limited, however, if Assignor’s interest in any Subject Interest should terminate at any time, to the period to which Assignor’s interest in such Subject Interest is limited. There shall be excluded from the term “Subject Interests” any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of existing leases and other such agreements. For purposes of this Conveyance “renewals or extensions” of any lease or other such agreement shall be limited to renewals or extensions of an existing lease or other such agreement obtained by the present owner thereof (or such owner’s successors in interest) while such lease is in force or within six months after such lease or other such agreement terminates. Assignor shall be under no duty to seek renewals or extensions of any lease or other such agreement.

SECTION 1.26. “Subject Lands” means the lands which are described in and which are subject to the oil, gas or mineral leases, unitization or pooling agreements or orders, operating agreements, division orders, transfer orders or other type of agreement, conveyance, assignment or instrument described in Schedule A attached hereto, provided that, where the description in Schedule A excepts land or refers to an instrument insofar only as it covers certain land or certain depths in certain land, no interest in such excepted land or depths or in land other that to which such reference is limited shall be included in the terms “Subject Lands” or “Subject Interests”.

SECTION 1.27. “Trust” means the Hugoton Royalty Trust established by the Trust Indenture.

SECTION 1.28. “Trust Indenture” means the Royalty Trust Indenture by and between Cross Timbers Oil Company and NationsBank, N.A. dated as of December 1, 1998, establishing the Hugoton Royalty Trust, an express Texas Trust under the Texas Trust Code.

ARTICLE II

MARKETING OF SUBJECT HYDROCARBONS

SECTION 2.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Hydrocarbons and Assignee shall have no authority to market the Subject Hydrocarbons or to take in-kind any Subject Hydrocarbons. For such purpose, Sales of Subject Hydrocarbons may continue to be made pursuant to Existing Sales Contracts. Assignor may amend such Existing Sales Contracts and may enter into one or more Sales Contracts in the future at the prices and on the terms Assignor shall deem proper in Assignor’s sole and absolute discretion, which may include sales to Affiliates of Assignor. Further, Assignor may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to one or more agreements for Processing pursuant to which, by way of example and not by way of limitation, the plant owner or operator (which may be an Affiliate of Assignor) receives a portion of the Subject Hydrocarbons or plant products derived therefrom or proceeds of the Sale thereof as a fee for Processing. Gross Proceeds of Subject Hydrocarbons shall be determined on the basis of amounts actually received by Assignor (and not, except as provided in Section 1.09, proceeds received by any of Assignor’s Affiliates) from Sales under Sales Contracts regardless of whether at the time of production or Sale market value should be different from proceeds of Sale. In no event shall Gross Proceeds or Production Costs include any revenues, expenses, gains or losses resulting from option transactions or other futures or hedging transactions (other than forward Sales of the Subject Hydrocarbons) which, if engaged in by Assignor or any of its Affiliates in respect of Subject Hydrocarbons, shall be solely for the account of Assignor or such Affiliate.

SECTION 2.02. Delivery of Subject Hydrocarbons. All Subject Hydrocarbons Sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered, by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Hydrocarbons may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Hydrocarbons.

SECTION 2.03. Reliance by Third Party. As to any party, the acts of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order, lease extension or Sales Contract, and proceeds of Sale of the Subject Hydrocarbons shall be paid by the purchasers thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

ARTICLE III

PAYMENTS

SECTION 3.01. Payment. On or before each Monthly Record Date, beginning with the Monthly Record Date for March, 1999, Assignor shall pay to Assignee as an overriding royalty hereunder an amount equal to eighty percent (80%) of the Net Proceeds for the preceding Computation Period.

SECTION 3.02. Interest on Past Due Payments. Except as otherwise provided in Section 9.05 hereof, any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest determined at the end of each month, from such due date until such amount is paid, at the rate of the lesser of (a) the Prime Interest Rate plus 4% or (b) the maximum lawful contract rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (the “Maximum Rate”) shall change when and as said laws change, effective at the close of business on the day such change in said laws becomes effective; but, if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

SECTION 3.03. Overpayment. If at any time Assignor pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest during the period of such overpayment at the rate of the lesser of (a) the Prime Interest Rate or (b) the Maximum Rate; but if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

ARTICLE IV

RECORDS AND REPORTS

SECTION 4.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

SECTION 4.02. Inspections. The books and records referred to in Section 4.01 shall be open for inspection by Assignee and its agents and representatives at the office of Assignor during normal business hours and after reasonable advance notice.

SECTION 4.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

SECTION 4.04. Assignee’s Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section 4.07 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 day period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

SECTION 4.05. Geological and Other Data. Upon request by Assignee, Assignor shall, subject to the limitations of confidentiality or nondisclosure obligations to co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor will use reasonable efforts to obtain waivers of any such confidentiality or nondisclosure obligations that prevent it from providing to Assignee any requested information, but Assignor shall not be obligated to incur any expense or detriment above a nominal amount to obtain such waiver. Assignor shall also furnish to Assignee, upon request by Assignee, reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. Assignor shall, upon request by Assignee, furnish to Assignee all reserve reports or studies in the possession of Assignor from time to time relating to the Subject Interests, whether prepared by Assignor or by third party consulting engineers; provided, it is agreed that Assignor makes no representations or warranties as to the accuracy or completeness of any such reports or studies and shall have no liability to Assignee or any other Person resulting from their use of such reports or studies, and Assignee agrees not to attribute to Assignor or such third-party consulting engineers any such reports or studies or the contents thereof in any securities filings or reports to owners or holders of “Beneficial Interests” in the Trust. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person, except that this provision shall not prohibit the disclosure by Assignee of any information that (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure by Assignee), (ii) was available to Assignee on a nonconfidential basis from a source other than Assignor, provided that such source is not known by Assignee to be bound by a confidentiality obligation owed to Assignor, or (iii) Assignee is legally required to disclose, provided that Assignee has given to Assignor notice of such requirement and a reasonable opportunity to seek, at Assignor’s expense, a protective order and other appropriate relief from such requirement.

SECTION 4.06. Monthly Estimates. On or before ten days (excluding Saturdays, Sundays and other days on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law) before each Monthly Record Date (beginning with the Monthly Record Date for March, 1999), Assignor shall deliver to Assignee a statement of Assignor’s best estimate of the amount payable to Assignee on or before such Monthly Record Date.

SECTION 4.07. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 4.03 on an annual basis. Assignee shall bear the cost of each such audit.

SECTION 4.08. Reserve Reports. Assignor may, but is not obligated to, provide an annual reserve report for the Royalty Interest prepared by independent consulting reservoir engineers. If such reserve report is provided by Assignor, Assignee will reimburse Assignor for the cost thereof.

ARTICLE V

LIABILITY OF ASSIGNEE

In no event shall Assignee be liable or responsible in any way for any Production Costs (including Excess Production Costs) or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Hydrocarbons produced therefrom.

ARTICLE VI

OPERATION OF SUBJECT INTERESTS

SECTION 6.01. Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with good oil and gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect the Subject Interests from drainage. However, nothing contained in this Section 6.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith.

SECTION 6.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor’s opinion, such well or Subject Interest ceases to produce or is not capable of producing Hydrocarbons in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to charge premiums therefor to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects to do so. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

SECTION 6.04. Certain Rights to Manage the Subject Interests. Notwithstanding anything in this Conveyance to the contrary, Assignor shall have the right and power, acting in good faith and as a reasonably prudent oil and gas operator, to execute, deliver, and perform operating agreements, oil and gas leases, farmout agreements, exploration agreements, participation agreements, drilling agreements, acreage contribution agreements, dry-hole agreements, bottom-hole agreements, joint venture agreements, partnership agreements, and other similar instruments and agreements that cover or affect the Subject Interests and to make all decisions or elections required thereunder, including, but not limited to, decisions to consent or non-consent to drilling and other operations. The applicable Royalty Interest shall in each case be bound by such instrument or agreement (and decisions or elections thereunder), without the necessity of any execution, consent, joinder, or ratification by Assignee, and the Royalty Interest shall thereafter be calculated and paid with respect to the interests reserved, obtained, or modified by Assignor in such transaction, not by reference to the Subject Interests that existed before such transaction. For example, but not by way of limitation, (a) Assignor may farm out any Subject Interest that is an oil and gas lease, and the Subject Interest therein shall subsequently be the overriding royalty interest, reversionary working interest, and/or other rights and interests reserved by Assignor in the farmout, not the original leasehold interest, or (b) Assignor may execute an oil and gas lease to cover any Subject Interest that is a mineral interest, and the Subject Interest shall subsequently be the royalty and other lease benefits obtained or reserved by Assignor in such lease, not the original mineral interest.

ARTICLE VII

POOLING AND UNITIZATION

SECTION 7.01. Pooled Subject Interests. To the extent any of the Subject Interests have been heretofore pooled and unitized for the production of Hydrocarbons, such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

SECTION 7.02. Right to Pool and Unitize. Assignor shall have the exclusive right and power (as between Assignor and Assignee), exercisable only during the period provided in Section 7.03 hereof, to pool or unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons thereunder, and as to any one or more Hydrocarbons, upon such terms and provisions as Assignor shall in its sole and absolute discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization, and it shall not be necessary for Assignee to agree to, consent to, ratify, confirm or adopt any exercise of such right and power by Assignor.

SECTION 7.03. Applicable Period. Assignor’s power and rights in Section 7.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

ARTICLE VIII

GOVERNMENT REGULATION

All obligations of Assignor hereunder shall be subject to all present and future valid federal, state and local laws, statutes, codes and orders; and all applicable rules, orders, regulations and decisions of every court, governmental agency, body or authority having jurisdiction over the Hydrocarbons in and under and that may be produced from the Subject Interests. Assignor’s obligations are specifically, but not by way of limitation, subject, to the extent in effect, to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and each other statute purporting to provide regulation of the Sale of Hydrocarbons or establishing maximum prices at which the same may be Sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. If maximum rates permitted under such statutes, rules and regulations for the Subject Hydrocarbons are lower than prices established in Sales Contracts, then the lower regulated prices received by Assignor shall control. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Hydrocarbons may be Sold, and with purchasers of production, operators or others with respect to any excise tax.

ARTICLE IX

ASSIGNMENTS

SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the terms and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests in the Subject Interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to Subject Interests that have not been assigned by Assignor.

SECTION 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part only as authorized by the Trust Indenture. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

SECTION 9.04. Certain Sales of Subject Interests. Subject to the limitations set forth in Section 3.02(b) of the Trust Indenture, Assignor may cause the sale of certain Subject Interests, including the appurtenant Royalty Interest from time to time and Assignee will join in such sales as provided in the Trust Indenture. The proceeds of any such sale shall be apportioned and paid as provided in the Trust Indenture, but the purchasers of such Subject Interests (inclusive of the appurtenant Royalty Interest) may pay the full amount of the purchase price therefor to Assignor and shall have no responsibility to see to the proper allocation thereof between Assignor and Assignee.

SECTION 9.05. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice accompanied by such documentation shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred, or (at Assignor’s election) Assignor shall have the right to suspend payment of such sums without interest in the event of such change until such documentation is furnished. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

SECTION 9.06. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 9.06 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced. Notwithstanding the foregoing, if any Person claims that this Conveyance gives rise to a preferential right of such Person to acquire any portion of the Royalty Interest (or any of the Subject Interests), then Assignor shall indemnify Assignee and the trustee of the Trust against any liability, expense, damage or loss in regard to such claim and the provisions of Section 6.05 of the Trust Indenture shall apply with respect to such indemnity obligation. If such claim results in the acquisition of any portion of the Royalty Interest by the Person claiming the preferential right then, subject to the proviso below, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of 40,000,000 multiplied by the initial public offering price of the Trust’s units of beneficial interest by (ii) a fraction, the numerator of which is the value of the portion of the Royalty Interest acquired by the Person claiming the preferential right, as determined by reference to the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to such Reserve Report; provided, however, that if the Person claiming such preferential right makes any payment to the Trust in connection with the acquisition of a portion of the Royalty Interest, then the amount of such payment shall be credited against Assignor’s payment obligation set forth above, but not to create a negative number.

SECTION 10.02. Term. This Conveyance shall remain in force as long as any of the Subject Interests are in effect.

SECTION 10.03. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States Mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

If to Assignor:

Cross Timbers Oil Company

810 Houston Street, Suite 2000

Fort Worth, Texas 76102

Attention: Corporate Secretary

If to Assignee:

NationsBank, N.A.

17th Floor

901 Main Street

NationsBank Plaza

Dallas, Texas 75202

Attention: Trust Department

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the State of Texas.

SECTION 10.07. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part thereof or interest therein.

SECTION 10.09. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Schedule A. A counterpart with all such descriptions is being filed for record in Major County, Oklahoma. Where a description covers an interest located in more than one county, such description may be included in counterparts recorded in each county but such inclusion of the same description in more than one counterpart does not have any cumulative effect as to the interests covered by such description.

IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf and delivered as of the Effective Date.

ATTEST:
CROSS TIMBERS OIL COMPANY

Virginia Anderson, Secretary of Cross Timbers Oil Company
By:
Vaughn O. Vennerberg, II
Senior Vice President - Land

ATTEST:

NATIONSBANK, N.A., acting not in its individual capacity but solely as the Trustee of the Hugoton Royalty Trust

By:
Ron E. Hooper, Vice President

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Vaughn O. Vennerberg II, Senior Vice President—Land of Cross Timbers Oil Company, on behalf of said corporation.

Commission Expires:
Notary Public State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Ron E. Hooper, Vice President of NationsBank, N.A., Trustee of the Hugoton Royalty Trust, on behalf of said Bank as Trustee of the Hugoton Royalty Trust.

Commission Expires:
Notary Public State of Texas
10-22-02

ANNEX D

KANSAS CONVEYANCE

NET OVERRIDING ROYALTY CONVEYANCE

Hugoton Royalty Trust

STATE OF KANSAS	§
§
COUNTIES OF FINNEY,	§	KNOW ALL MEN BY THESE PRESENTS:
GRANT, HASKELL, KEARNY,	§
MEADE, MORTON, SEWARD,	§
AND STEVENS	§

THAT CROSS TIMBERS OIL COMPANY, a corporation formed under the laws of the State of Delaware (“Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor paid by NATIONSBANK, N.A., a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Trust Indenture establishing the Hugoton Royalty Trust dated as of December 1, 1998 (“Assignee”), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest (“the Royalty Interest”) in and to the Subject Hydrocarbons in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to eighty percent (80%) of the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words is defined in Article I hereof and all as more fully provided herein.

TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

ARTICLE I

DEFINITIONS

As used herein, the following words, terms or phrases have the following meanings:

SECTION 1.01. “Affiliate” means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. The Trust shall not be deemed an Affiliate of Assignor.

SECTION 1.02. “Assignor” means the Assignor named herein while Assignor owns all or any part of or interest in the Subject Interests and any other Person or Persons (excluding Assignee) who hereafter may acquire all or any part of or interest in the Subject Interests.

SECTION 1.03. “Assignee” means the Assignee named herein (and any successor Trustee under the Trust Indenture) while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who may acquire legal title to all or any part of or interest in the Royalty Interest.

SECTION 1.04. “Computation Period” means (i) initially, the period commencing on the Effective Date and ending on February 28, 1999, and (ii) each calendar month thereafter.

SECTION 1.05. “Conveyance” means this Net Overriding Royalty Conveyance.

SECTION 1.06. “Effective Date” means 7:00 o’clock A.M., local time in effect at the location of each Subject Interest, on December 1, 1998.

SECTION 1.07. “Excess Production Costs” means, for any Computation Period, an amount equal to the excess, if any, of Production Costs for such Computation Period over Gross Proceeds for such Computation Period.

SECTION 1.08. “Existing Sales Contracts” means all contracts and agreements in effect as of the Effective Date between or among Assignor and any Affiliate of Assignor, or between or among any Affiliates of Assignor, for the Sale, Processing, treatment, compression, gathering or transportation of Subject Hydrocarbons.

SECTION 1.09. “Gross Proceeds” means, for any Computation Period, and subject to Section 2.01 (i) during the term of the Existing Sales Contracts, the proceeds received by Assignor under the Existing Sales Contracts attributable to the Sale of Subject Hydrocarbons Sold during such Computation Period by Assignor after the Effective Date, and (ii) as to Subject Hydrocarbons Sold by Assignor during such Computation Period after the Effective Date other than under the Existing Sales Contracts (A) if Sold under a Sales Contract with a Non-Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract, or (B) if Sold under a Sales Contract with an Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract but in no event less than 98% of the proceeds received by such Affiliate upon the resale of such Subject Hydrocarbons to a Non-Affiliate of Assignor, and (iii) the proceeds received by Assignor in respect of underproduced gas imbalances attributable to the Subject Interests as of the Effective Date, but in all instances, subject to the following:

(a) There shall be excluded from Gross Proceeds all Property Taxes that are deducted or excluded from proceeds of Sale received by Assignor.

(b) There shall be excluded any amount for Subject Hydrocarbons attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations. Assignor agrees that its election not to participate in such operations shall be made in conformity with the provisions of Section 6.01 of this Conveyance, but third persons shall not be under any duty to determine that such election so conformed.

(c) There shall be excluded any amount which Assignor shall receive as any of the following: consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity thereof (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to repayment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Subject Hydrocarbons on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands (including payments from an operator in the vicinity for refraining from drilling an offset well).

(d) There shall be excluded any amount for Subject Hydrocarbons lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or Processing Subject Hydrocarbons or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Hydrocarbons are so used.

(e) Amounts received as a loan by Assignor from a purchaser of Subject Hydrocarbons, whether with or without interest, shall not be considered to be derived from the sale of Subject Hydrocarbons.

(f) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Hydrocarbons or, for any other reason, as to Assignor’s right to receive or collect the proceeds of sale of any Subject Hydrocarbons, then

(i) amounts withheld by the purchaser or deposited by it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any interest, penalty or other amount paid to Assignor in respect thereof;

(ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall not be considered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the Sale of Subject Hydrocarbons; and

(iii) amounts received by Assignor and not deposited with an escrow agent shall be considered to be received for purposes of this Section 1.09.

SECTION 1.10. “Hydrocarbons” means oil, gas (which term includes coal bed gas, coal seam gas and methane) and all other minerals produced in association with oil or gas (including, but not limited to, helium, sulphur and carbon dioxide), but excluding all other minerals, whether similar or dissimilar.

SECTION 1.11. “Monthly Record Date” for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a different date is required to comply with applicable law or the rules of a securities exchange or quotation system pursuant to the terms of the Trust Indenture, in which event it means such different date.

SECTION 1.12. “Net Proceeds” means, for any Computation Period, the excess of Gross Proceeds for such Computation Period over Production Costs for such Computation Period.

SECTION 1.13. “Non-Affiliate” means, as to the party specified, any Person who is not an Affiliate of such party.

SECTION 1.14. “Person” means any individual, corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

SECTION 1.15. “Prime Interest Rate” means the variable rate of interest most recently announced by NationsBank, N.A. as its “prime rate.”

SECTION 1.16. “Process” or “Processing” means to extract or otherwise recover natural gas liquids from natural gas included in the Subject Hydrocarbons through the processes of absorption, condensation, adsorption, cryogenic or other methods in a manner that does not constitute Separation.

SECTION 1.17. “Processing Costs” means the costs to Assignor or any Affiliate of Assignor to Process Subject Hydrocarbons before the Sale thereof, which costs for purposes hereof shall consist of the sum of (a) any such Processing charges paid to Non-Affiliates, (b) the charges by Affiliates of Assignor under Existing Sales Contracts, and (c) the charges by Affiliates of Assignor other than under Existing Sales Contracts so long as such charges do not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges.

If Assignor (or its Affiliates) receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for Processing such production of others, such share shall not be included in Subject Hydrocarbons (or Gross Proceeds). If Assignor (or its Affiliates) does not bear any Processing Costs but the owners or operators of a plant receive a share of the Subject Hydrocarbons (or proceeds of sale thereof) for Processing them, such share (or proceeds) shall be excluded from the Subject Hydrocarbons (and Gross Proceeds).

SECTION 1.18. “Production Costs” means, for any Computation Period, to the extent not excluded for purposes of calculating Gross Proceeds, whether capital or non-capital in nature,

(a) the sum of

(i) all amounts paid by Assignor or any Affiliate of Assignor as any of the following: royalty, overriding royalty or other presently existing burden against production or the proceeds of Sale of production attributable to the Subject Interests; delay rental; shut-in gas well royalty or payment; minimum royalty; payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity thereof (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface;

(ii) the Property Tax Accrual;

(iii) the overhead costs paid by Assignor or any Affiliate of Assignor under any joint operating agreement applicable to any of the Subject Interests to which Assignor and one or more Non-Affiliates of Assignor are parties and where Assignor or any Affiliate of Assignor is not the operator of such Subject Interest;

(iv) the overhead rate provided for in any joint operating agreement applicable to any of the Subject Interests where Assignor or any Affiliate of Assignor is the operator of such Subject Interests, less the portion, if any, of the overhead rate due from Non-Affiliates of Assignor;

(v) with respect to any Subject Interests operated by Assignor or any of its Affiliates and not subject to a joint operating agreement, an overhead fee as shown on Schedule B attached hereto and subject to adjustment as provided in Schedule B attached hereto;

(vi) all other costs, expenses and liabilities (including Processing Costs) paid or incurred by Assignor or any Affiliate of Assignor for investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Hydrocarbons and sale and marketing thereof, including without implied limitation: costs for equipping, plugging back, reworking, completing, recompleting and plugging and abandoning of any well on the Subject Lands and of making the Subject Hydrocarbons ready or available for market; costs for construction and operation of gathering lines, tanks, transmission lines, meters and other production and delivery facilities; costs, whether paid in cash or by a share of Subject Hydrocarbons, of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject Hydrocarbons and disposing of extraneous substances produced in association with Subject Hydrocarbons (provided that such costs, if paid to or incurred by an Affiliate of Assignor other than pursuant to an Existing Sales Contract, shall not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges); costs for secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; costs or expenses (whether paid in cash or by delivery of gas) incurred in resolving overproduced gas imbalances attributable to the Subject Interests as of the Effective Date and thereafter; and costs for litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests; and costs for litigation or regulatory proceedings concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests or to protect or enforce any rights, contractual or otherwise, of Assignor to produce or market Subject Hydrocarbons therefrom;

(vii) Excess Production Costs for the preceding Computation Period (including any remaining Excess Production Costs carried forward from any preceding Computation Period);

(viii) interest on the amount of Excess Production Costs at the beginning of any Computation Period, calculated from the first day to the last day of the Computation Period, at the Prime Interest Rate in effect at the beginning of such Computation Period;

(ix) any amounts paid by Assignor or any Affiliate of Assignor whether as refund, interest or penalty, to a purchaser or any governmental agency or other Person because the amount initially received by Assignor (or Affiliate of Assignor) as sales price for Sales after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation; provided such amounts (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

(x) any other amounts paid by Assignor or any Affiliate of Assignor with respect to ownership or operation of the Subject Interests after the Effective Date or Sales of production therefrom after the Effective Date, whether as refund, fine, interest or penalty, pursuant to litigation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof;

(xi) all consideration hereafter paid and costs and expenses hereafter incurred by Assignor or any Affiliate of Assignor for any renewals or extensions of leases or other rights acquired after the Effective Date which are included in the definition herein of Subject Interests; and

(xii) any accrual or reserve which Assignor or any Affiliate of Assignor shall have the right, at its election, to charge to Production Costs for operations (other than day-to-day operations) budgeted under an operating agreement or approved under an authorization for expenditures (“AFE”), which accrual or reserve may be based on the reasonably expected time of performing such operation or on an estimated percentage of completion of the operation or on any other reasonable method, and which accrual is in lieu of charging the cost of such operation when paid for by Assignor (or Affiliate of Assignor) but which shall be adjusted if and to the extent actual costs differ from such accrual or reserve;

(b) but excluding

(i) costs which would otherwise be treated as Production Costs (but which shall not be so treated for purposes hereof until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property; and

(ii) except for resolution of gas imbalances which are included in Section 1.18(a)(vi) above, any amounts which would otherwise be Production Costs but which are attributable to periods before the Effective Date; and

(iii) costs that otherwise would be treated as Production Costs but which have already been excluded or deducted from Gross Proceeds under Section 1.09; and

(iv) costs incurred by any Affiliate of Assignor for which such Affiliate has received a fee, reimbursement or other payment from Assignor, where such payment by Assignor constitutes a Production Cost; and

(v) costs paid or accrued by Assignor during the month of December 1998 for the drilling, equipping, reworking, plugging back, completing or recompleting of any well on the Subject Lands.

SECTION 1.19. “Property Taxes” means the sum of all general property (ad valorem), production, severance, sales, gathering and excise taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest.

SECTION 1.20. “Property Tax Accrual” means, for any Computation Period, an amount that may be set aside by Assignor as an accrual to be applied against Property Taxes other than those that are deducted or excluded from Gross Proceeds pursuant to Section 1.09(a) above, which accruals shall be adjusted to the extent actual Property Taxes differ.

SECTION 1.21. “Sale” and “Sold” mean all forms of dispositions of Subject Hydrocarbons for value, including exchanges and other dispositions for value.

SECTION 1.22. “Sales Contracts” means all contracts and agreements for the sale of Subject Hydrocarbons.

SECTION 1.23. “Separation” means liquid separation operations in the vicinity of the well using a conventional mechanical liquid gas separator but excluding operations involving heat exchange, adiabatic cooling, absorption, adsorption or refrigeration principles.

SECTION 1.24. “Subject Hydrocarbons” means all Hydrocarbons in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests, including plant products attributable thereto from Processing gas or casinghead gas included in the Subject Hydrocarbons before sale thereof (but not including products derived from processing oil).

SECTION 1.25. “Subject Interests” means, subject to the exclusions stated below, each kind and character of right, title, claim or interest which Assignor has on the Effective Date in or under each oil, gas or mineral lease, unitization or pooling agreement (and the units created thereby), royalty interests, overriding royalty interests, fee mineral interests and net profits interests and any other agreements, conveyances, assignments or instruments which are described or referred to in Schedule A, and all the right, title, claim or interest which Assignor has on the Effective Date in and to the Subject Lands, whether such right, title, claim or interest be under and by virtue of a lease, a unitization or pooling agreement or order, an operating agreement, a division order, a transfer order or any other type of agreement, conveyance, assignment or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, even though Assignor’s interests be incorrectly or incompletely described in, or a description thereof be omitted from, Schedule A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor’s such right, title, claim or interest is subject (while same remains so subject), limited, however, if Assignor’s interest in any Subject Interest should terminate at any time, to the period to which Assignor’s interest in such Subject Interest is limited. There shall be excluded from the term “Subject Interests” any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of existing leases and other such agreements. For purposes of this Conveyance “renewals or extensions” of any lease or other such agreement shall be limited to renewals or extensions of an existing lease or other such agreement obtained by the present owner thereof (or such owner’s successors in interest) while such lease is in force or within six months after such lease or other such agreement terminates. Assignor shall be under no duty to seek renewals or extensions of any lease or other such agreement.

SECTION 1.26. “Subject Lands” means the lands which are described in and which are subject to the oil, gas or mineral leases, unitization or pooling agreements or orders, operating agreements, division orders, transfer orders or other type of agreement, conveyance, assignment or instrument described in Schedule A attached hereto, provided that, where the description in Schedule A excepts land or refers to an instrument insofar only as it covers certain land or certain depths in certain land, no interest in such excepted land or depths or in land other that to which such reference is limited shall be included in the terms “Subject Lands” or “Subject Interests”.

SECTION 1.27. “Trust” means the Hugoton Royalty Trust established by the Trust Indenture.

SECTION 1.28. “Trust Indenture” means the Royalty Trust Indenture by and between Cross Timbers Oil Company and NationsBank, N.A. dated as of December 1, 1998, establishing the Hugoton Royalty Trust, an express Texas Trust under the Texas Trust Code.

ARTICLE II

MARKETING OF SUBJECT HYDROCARBONS

SECTION 2.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Hydrocarbons and Assignee shall have no authority to market the Subject Hydrocarbons or to take in-kind any Subject Hydrocarbons. For such purpose, Sales of Subject Hydrocarbons may continue to be made pursuant to Existing Sales Contracts. Assignor may amend such Existing Sales Contracts and may enter into one or more Sales Contracts in the future at the prices and on the terms Assignor shall deem proper in Assignor’s sole and absolute discretion, which may include sales to Affiliates of Assignor. Further, Assignor may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to one or more agreements for Processing pursuant to which, by way of example and not by way of limitation, the plant owner or operator (which may be an Affiliate of Assignor) receives a portion of the Subject Hydrocarbons or plant products derived therefrom or proceeds of the Sale thereof as a fee for Processing. Gross Proceeds of Subject Hydrocarbons shall be determined on the basis of amounts actually received by Assignor (and not, except as provided in Section 1.09, proceeds received by any of Assignor’s Affiliates) from Sales under Sales Contracts regardless of whether at the time of production or Sale market value should be different from proceeds of Sale. In no event shall Gross Proceeds or Production Costs include any revenues, expenses, gains or losses resulting from option transactions or other futures or hedging transactions (other than forward Sales of the Subject Hydrocarbons) which, if engaged in by Assignor or any of its Affiliates in respect of Subject Hydrocarbons, shall be solely for the account of Assignor or such Affiliate.

SECTION 2.02. Delivery of Subject Hydrocarbons. All Subject Hydrocarbons Sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered, by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Hydrocarbons may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Hydrocarbons.

SECTION 2.03. Reliance by Third Party. As to any party, the acts of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order, lease extension or Sales Contract, and proceeds of Sale of the Subject Hydrocarbons shall be paid by the purchasers thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

ARTICLE III

PAYMENTS

SECTION 3.01. Payment. On or before each Monthly Record Date, beginning with the Monthly Record Date for March, 1999, Assignor shall pay to Assignee as an overriding royalty hereunder an amount equal to eighty percent (80%) of the Net Proceeds for the preceding Computation Period.

SECTION 3.02. Interest on Past Due Payments. Except as otherwise provided in Section 9.05 hereof, any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest determined at the end of each month, from such due date until such amount is paid, at the rate of the lesser of (a) the Prime Interest Rate plus 4% or (b) the maximum lawful contract rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (the “Maximum Rate”) shall change when and as said laws change, effective at the close of business on the day such change in said laws becomes effective; but, if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

SECTION 3.03. Overpayment. If at any time Assignor pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest during the period of such overpayment at the rate of the lesser of (a) the Prime Interest Rate or (b) the Maximum Rate; but if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

ARTICLE IV

RECORDS AND REPORTS

SECTION 4.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

SECTION 4.02. Inspections. The books and records referred to in Section 4.01 shall be open for inspection by Assignee and its agents and representatives at the office of Assignor during normal business hours and after reasonable advance notice.

SECTION 4.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

SECTION 4.04. Assignee’s Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section 4.07 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 day period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

SECTION 4.05. Geological and Other Data. Upon request by Assignee, Assignor shall, subject to the limitations of confidentiality or nondisclosure obligations to co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor will use reasonable efforts to obtain waivers of any such confidentiality or nondisclosure obligations that prevent it from providing to Assignee any requested information, but Assignor shall not be obligated to incur any expense or detriment above a nominal amount to obtain such waiver. Assignor shall also furnish to Assignee, upon request by Assignee, reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. Assignor shall, upon request by Assignee, furnish to Assignee all reserve reports or studies in the possession of Assignor from time to time relating to the Subject Interests, whether prepared by Assignor or by third party consulting engineers; provided, it is agreed that Assignor makes no representations or warranties as to the accuracy or completeness of any such reports or studies and shall have no liability to Assignee or any other Person resulting from their use of such reports or studies, and Assignee agrees not to attribute to Assignor or such third-party consulting engineers any such reports or studies or the contents thereof in any securities filings or reports to owners or holders of “Beneficial Interests” in the Trust. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person, except that this provision shall not prohibit the disclosure by Assignee of any information that (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure by Assignee), (ii) was available to Assignee on a nonconfidential basis from a source other than Assignor, provided that such source is not known by Assignee to be bound by a confidentiality obligation owed to Assignor, or (iii) Assignee is legally required to disclose, provided that Assignee has given to Assignor notice of such requirement and a reasonable opportunity to seek, at Assignor’s expense, a protective order and other appropriate relief from such requirement.

SECTION 4.06. Monthly Estimates. On or before ten days (excluding Saturdays, Sundays and other days on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law) before each Monthly Record Date (beginning with the Monthly Record Date for March, 1999), Assignor shall deliver to Assignee a statement of Assignor’s best estimate of the amount payable to Assignee on or before such Monthly Record Date.

SECTION 4.07. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 4.03 on an annual basis. Assignee shall bear the cost of each such audit.

SECTION 4.08. Reserve Reports. Assignor may, but is not obligated to, provide an annual reserve report for the Royalty Interest prepared by independent consulting reservoir engineers. If such reserve report is provided by Assignor, Assignee will reimburse Assignor for the cost thereof.

ARTICLE V

LIABILITY OF ASSIGNEE

In no event shall Assignee be liable or responsible in any way for any Production Costs (including Excess Production Costs) or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Hydrocarbons produced therefrom.

ARTICLE VI

OPERATION OF SUBJECT INTERESTS

SECTION 6.01. Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with good oil and gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect the Subject Interests from drainage. However, nothing contained in this Section 6.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith.

SECTION 6.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor’s opinion, such well or Subject Interest ceases to produce or is not capable of producing Hydrocarbons in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to charge premiums therefor to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects to do so. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

SECTION 6.04. Certain Rights to Manage the Subject Interests. Notwithstanding anything in this Conveyance to the contrary, Assignor shall have the right and power, acting in good faith and as a reasonably prudent oil and gas operator, to execute, deliver, and perform operating agreements, oil and gas leases, farmout agreements, exploration agreements, participation agreements, drilling agreements, acreage contribution agreements, dry-hole agreements, bottom-hole agreements, joint venture agreements, partnership agreements, and other similar instruments and agreements that cover or affect the Subject Interests and to make all decisions or elections required thereunder, including, but not limited to, decisions to consent or non-consent to drilling and other operations. The applicable Royalty Interest shall in each case be bound by such instrument or agreement (and decisions or elections thereunder), without the necessity of any execution, consent, joinder, or ratification by Assignee, and the Royalty Interest shall thereafter be calculated and paid with respect to the interests reserved, obtained, or modified by Assignor in such transaction, not by reference to the Subject Interests that existed before such transaction. For example, but not by way of limitation, (a) Assignor may farm out any Subject Interest that is an oil and gas lease, and the Subject Interest therein shall subsequently be the overriding royalty interest, reversionary working interest, and/or other rights and interests reserved by Assignor in the farmout, not the original leasehold interest, or (b) Assignor may execute an oil and gas lease to cover any Subject Interest that is a mineral interest, and the Subject Interest shall subsequently be the royalty and other lease benefits obtained or reserved by Assignor in such lease, not the original mineral interest.

ARTICLE VII

POOLING AND UNITIZATION

SECTION 7.01. Pooled Subject Interests. To the extent any of the Subject Interests have been heretofore pooled and unitized for the production of Hydrocarbons, such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

SECTION 7.02. Right to Pool and Unitize. Assignor shall have the exclusive right and power (as between Assignor and Assignee), exercisable only during the period provided in Section 7.03 hereof, to pool or unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons thereunder, and as to any one or more Hydrocarbons, upon such terms and provisions as Assignor shall in its sole and absolute discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization, and it shall not be necessary for Assignee to agree to, consent to, ratify, confirm or adopt any exercise of such right and power by Assignor.

SECTION 7.03. Applicable Period. Assignor’s power and rights in Section 7.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

ARTICLE VIII

GOVERNMENT REGULATION

All obligations of Assignor hereunder shall be subject to all present and future valid federal, state and local laws, statutes, codes and orders; and all applicable rules, orders, regulations and decisions of every court, governmental agency, body or authority having jurisdiction over the Hydrocarbons in and under and that may be produced from the Subject Interests. Assignor’s obligations are specifically, but not by way of limitation, subject, to the extent in effect, to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and each other statute purporting to provide regulation of the Sale of Hydrocarbons or establishing maximum prices at which the same may be Sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. If maximum rates permitted under such statutes, rules and regulations for the Subject Hydrocarbons are lower than prices established in Sales Contracts, then the lower regulated prices received by Assignor shall control. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Hydrocarbons may be Sold, and with purchasers of production, operators or others with respect to any excise tax.

ARTICLE IX

ASSIGNMENTS

SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the terms and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests in the Subject Interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to Subject Interests that have not been assigned by Assignor.

SECTION 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part only as authorized by the Trust Indenture. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

SECTION 9.04. Certain Sales of Subject Interests. Subject to the limitations set forth in Section 3.02(b) of the Trust Indenture, Assignor may cause the sale of certain Subject Interests, including the appurtenant Royalty Interest from time to time and Assignee will join in such sales as provided in the Trust Indenture. The proceeds of any such sale shall be apportioned and paid as provided in the Trust Indenture, but the purchasers of such Subject Interests (inclusive of the appurtenant Royalty Interest) may pay the full amount of the purchase price therefor to Assignor and shall have no responsibility to see to the proper allocation thereof between Assignor and Assignee.

SECTION 9.05. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice accompanied by such documentation shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred, or (at Assignor’s election) Assignor shall have the right to suspend payment of such sums without interest in the event of such change until such documentation is furnished. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

SECTION 9.06. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 9.06 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced. Notwithstanding the foregoing, if any Person claims that this Conveyance gives rise to a preferential right of such Person to acquire any portion of the Royalty Interest (or any of the Subject Interests), then Assignor shall indemnify Assignee and the trustee of the Trust against any liability, expense, damage or loss in regard to such claim and the provisions of Section 6.05 of the Trust Indenture shall apply with respect to such indemnity obligation. If such claim results in the acquisition of any portion of the Royalty Interest by the Person claiming the preferential right then, subject to the proviso below, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of 40,000,000 multiplied by the initial public offering price of the Trust’s units of beneficial interest by (ii) a fraction, the numerator of which is the value of the portion of the Royalty Interest acquired by the Person claiming the preferential right, as determined by reference to the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to such Reserve Report; provided, however, that if the Person claiming such preferential right makes any payment to the Trust in connection with the acquisition of a portion of the Royalty Interest, then the amount of such payment shall be credited against Assignor’s payment obligation set forth above, but not to create a negative number.

SECTION 10.02. Term. This Conveyance shall remain in force as long as any of the Subject Interests are in effect.

SECTION 10.03. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States Mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

If to Assignor:

Cross Timbers Oil Company

810 Houston Street, Suite 2000

Fort Worth, Texas 76102

Attention: Corporate Secretary

If to Assignee:

NationsBank, N.A.

17th Floor

901 Main Street

NationsBank Plaza

Dallas, Texas 75202

Attention: Trust Department

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be governed by the laws of the State of Texas.

SECTION 10.07. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part thereof or interest therein.

SECTION 10.09. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Schedule A. A counterpart with all such descriptions is being filed for record in Seward County, Kansas. Where a description covers an interest located in more than one county, such description may be included in counterparts recorded in each county but such inclusion of the same description in more than one counterpart does not have any cumulative effect as to the interests covered by such description.

IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf and delivered as of the Effective Date.

ATTEST:

CROSS TIMBERS OIL COMPANY

By:
Virginia Anderson, Secretary of Cross Timbers Oil Company		Vaughn O. Vennerberg, II Senior Vice President – Land

ATTEST:

NATIONSBANK, N.A., acting not in its individual capacity but solely as the Trustee of the Hugoton Royalty Trust
By:
Ron E. Hooper, Vice President

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Vaughn O. Vennerberg II, Senior Vice President - Land of Cross Timbers Oil Company, on behalf of said corporation.

Commission Expires:
Notary Public State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Ron E. Hooper, Vice President of NationsBank, N.A., Trustee of the Hugoton Royalty Trust, on behalf of said Bank as Trustee of the Hugoton Royalty Trust.

Commission Expires:

10-22-02	Notary Public State of Texas

ANNEX E

WYOMING CONVEYANCE

NET OVERRIDING ROYALTY CONVEYANCE

Hugoton Royalty Trust

STATE OF WYOMING	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTIES OF LINCOLN,	§
SUBLETTE AND SWEETWATER	§

THAT CROSS TIMBERS OIL COMPANY, a corporation formed under the laws of the State of Delaware (“Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Assignor paid by NATIONSBANK, N.A., a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Trust Indenture establishing the Hugoton Royalty Trust dated as of December 1, 1998 (“Assignee”), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these presents does bargain, sell, grant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest (“the Royalty Interest”) in and to the Subject Hydrocarbons in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to eighty percent (80%) of the Net Proceeds attributable to the Subject Interests, as each of the above capitalized words is defined in Article I hereof and all as more fully provided herein.

TO HAVE AND TO HOLD the Royalty Interest, together with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise.

ARTICLE I

DEFINITIONS

As used herein, the following words, terms or phrases have the following meanings:

SECTION 1.01. “Affiliate” means, as to the party specified, any Person controlling, controlled by or under common control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. The Trust shall not be deemed an Affiliate of Assignor.

SECTION 1.02. “Assignor” means the Assignor named herein while Assignor owns all or any part of or interest in the Subject Interests and any other Person or Persons (excluding Assignee) who hereafter may acquire all or any part of or interest in the Subject Interests.

SECTION 1.03. “Assignee” means the Assignee named herein (and any successor Trustee under the Trust Indenture) while it owns all or any part of or interest in the Royalty Interest and any other Person or Persons who may acquire legal title to all or any part of or interest in the Royalty Interest.

SECTION 1.04. “Computation Period” means (i) initially, the period commencing on the Effective Date and ending on February 28, 1999, and (ii) each calendar month thereafter.

SECTION 1.05. “Conveyance” means this Net Overriding Royalty Conveyance.

SECTION 1.06. “Effective Date” means 7:00 o’clock AM., local time in effect at the location of each Subject Interest, on December 1, 1998.

SECTION 1.07. “Excess Production Costs” means, for any Computation Period, an amount equal to the excess, if any, of Production Costs for such Computation Period over Gross Proceeds for such Computation Period.

SECTION 1.08. “Existing Sales Contracts” means all contracts and agreements in effect as of the Effective Date between or among Assignor and any Affiliate of Assignor, or between or among any Affiliates of Assignor, for the Sale, Processing, treatment, compression, gathering or transportation of Subject Hydrocarbons.

SECTION 1.09. “Gross Proceeds” means, for any Computation Period, and subject to Section 2.01 (i) during the term of the Existing Sales Contracts, the proceeds received by Assignor under the Existing Sales Contracts attributable to the Sale of Subject Hydrocarbons Sold during such Computation Period by Assignor after the Effective Date, and (ii) as to Subject Hydrocarbons Sold by Assignor during such Computation Period after the Effective Date other than under the Existing Sales Contracts (A) if Sold under a Sales Contract with a Non-Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract, or (B) if Sold under a Sales Contract with an Affiliate of Assignor, the proceeds received by Assignor under such Sales Contract but in no event less than 98% of the proceeds received by such Affiliate upon the resale of such Subject Hydrocarbons to a Non-Affiliate of Assignor, and (iii) the proceeds received by Assignor in respect of underproduced gas imbalances attributable to the Subject Interests as of the Effective Date, but in all instances, subject to the following:

(a) There shall be excluded from Gross Proceeds all Property Taxes that are deducted or excluded from proceeds of Sale received by Assignor.

(b) There shall be excluded any amount for Subject Hydrocarbons attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations. Assignor agrees that its election not to participate in such operations shall be made in conformity with the provisions of Section 6.01 of this Conveyance, but third persons shall not be under any duty to determine that such election so conformed.

(c) There shall be excluded any amount which Assignor shall receive as any of the following: consideration for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; payments for gas not taken, when such payments are made (but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken); damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity thereof (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to repayment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Subject Hydrocarbons on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands (including payments from an operator in the vicinity for refraining from drilling an offset well).

(d) There shall be excluded any amount for Subject Hydrocarbons lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or Processing Subject Hydrocarbons or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Hydrocarbons are so used.

(e) Amounts received as a loan by Assignor from a purchaser of Subject Hydrocarbons, whether with or without interest, shall not be considered to be derived from the sale of Subject Hydrocarbons.

(f) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject Hydrocarbons or, for any other reason, as to Assignor’s right to receive or collect the proceeds of sale of any Subject Hydrocarbons, then

(i) amounts withheld by the purchaser or deposited by it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any interest, penalty or other amount paid to Assignor in respect thereof;

(ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall not be considered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the Sale of Subject Hydrocarbons; and

(iii) amounts received by Assignor and not deposited with an escrow agent shall be considered to be received for purposes of this Section 1.09.

SECTION 1.10. “Hydrocarbons” means oil, gas (which term includes coal bed gas, coal seam gas and methane) and all other minerals produced in association with oil or gas (including, but not limited to, helium, sulphur and carbon dioxide), but excluding all other minerals, whether similar or dissimilar.

SECTION 1.11. “Monthly Record Date” for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a different date is required to comply with applicable law or the rules of a securities exchange or quotation system pursuant to the terms of the Trust Indenture, in which event it means such different date.

SECTION 1.12. “Net Proceeds” means, for any Computation Period, the excess of Gross Proceeds for such Computation Period over Production Costs for such Computation Period.

SECTION 1.13. “Non-Affiliate” means, as to the party specified, any Person who is not an Affiliate of such party.

SECTION 1.14. “Person” means any individual, corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

SECTION 1.15. “Prime Interest Rate” means the variable rate of interest most recently announced by NationsBank, N.A. as its “prime rate.”

SECTION 1.16. “Process” or “Processing” means to extract or otherwise recover natural gas liquids from natural gas included in the Subject Hydrocarbons through the processes of absorption, condensation, adsorption, cryogenic or other methods in a manner that does not constitute Separation.

SECTION 1.17. “Processing Costs” means the costs to Assignor or any Affiliate of Assignor to Process Subject Hydrocarbons before the Sale thereof, which costs for purposes hereof shall consist of the sum of (a) any such Processing charges paid to Non-Affiliates, (b) the charges by Affiliates of Assignor under Existing Sales Contracts, and (c) the charges by Affiliates of Assignor other than under Existing Sales Contracts so long as such charges do not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges.

If Assignor (or its Affiliates) receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for Processing such production of others, such share shall not be included in Subject Hydrocarbons (or Gross Proceeds). If Assignor (or its Affiliates) does not bear any Processing Costs but the owners or operators of a plant receive a share of the Subject Hydrocarbons (or proceeds of sale thereof) for Processing them, such share (or proceeds) shall be excluded from the Subject Hydrocarbons (and Gross Proceeds).

SECTION 1.18. “Production Costs” means, for any Computation Period, to the extent not excluded for purposes of calculating Gross Proceeds, whether capital or non-capital in nature,

(a) the sum of

(i) all amounts paid by Assignor or any Affiliate of Assignor as any of the following: royalty, overriding royalty or other presently existing burden against production or the proceeds of Sale of production attributable to the Subject Interests; delay rental; shut-in gas well royalty or payment; minimum royalty; payments to lessors or others in the area in connection with the drilling or deferring of drilling of any well on any of the Subject Lands or lands in the vicinity thereof (including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface;

(ii) the Property Tax Accrual;

(iii) the overhead costs paid by Assignor or any Affiliate of Assignor under any joint operating agreement applicable to any of the Subject Interests to which Assignor and one or more Non-Affiliates of Assignor are parties and where Assignor or any Affiliate of Assignor is not the operator of such Subject Interest;

(iv) the overhead rate provided for in any joint operating agreement applicable to any of the Subject Interests where Assignor or any Affiliate of Assignor is the operator of such Subject Interests, less the portion, if any, of the overhead rate due from Non-Affiliates of Assignor;

(v) with respect to any Subject Interests operated by Assignor or any of its Affiliates and not subject to a joint operating agreement, an overhead fee as shown on Schedule B attached hereto and subject to adjustment as provided in Schedule B attached hereto;

(vi) all other costs, expenses and liabilities (including Processing Costs) paid or incurred by Assignor or any Affiliate of Assignor for investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Hydrocarbons and sale and marketing thereof, including without implied limitation: costs for equipping, plugging back, reworking, completing, recompleting and plugging and abandoning of any well on the Subject Lands and of making the Subject Hydrocarbons ready or available for market; costs for construction and operation of gathering lines, tanks, transmission lines, meters and other production and delivery facilities; costs, whether paid in cash or by a share of Subject Hydrocarbons, of transporting, compressing, dehydrating, separating, treating, storing and marketing the Subject Hydrocarbons and disposing of extraneous substances produced in association with Subject Hydrocarbons (provided that such costs, if paid to or incurred by an Affiliate of Assignor other than pursuant to an Existing Sales Contract, shall not materially exceed charges prevailing in the area for similar services at the time of contracting for such charges); costs for secondary recovery, pressure maintenance, repressuring, cycling and other operations conducted for the purpose of enhancing production; costs or expenses (whether paid in cash or by delivery of gas) incurred in resolving overproduced gas imbalances attributable to the Subject Interests as of the Effective Date and thereafter; and costs for litigation concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests; and costs for litigation or regulatory proceedings concerning title to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assignor to protect the Subject Interests or to protect or enforce any rights, contractual or otherwise, of Assignor to produce or market Subject Hydrocarbons therefrom;

(vii) Excess Production Costs for the preceding Computation Period (including any remaining Excess Production Costs carried forward from any preceding Computation Period);

(viii) interest on the amount of Excess Production Costs at the beginning of any Computation Period, calculated from the first day to the last day of the Computation Period, at the Prime Interest Rate in effect at the beginning of such Computation Period;

(ix) any amounts paid by Assignor or any Affiliate of Assignor whether as refund, interest or penalty, to a purchaser or any governmental agency or other Person because the amount initially received by Assignor (or Affiliate of Assignor) as sales price for Sales after the Effective Date was more or allegedly more than permitted by the terms of any applicable contract, statute, regulation, order, decree or other obligation; provided such amounts (in the case of a refund), or the amounts with respect to which the interest or penalty was paid, were previously included in Gross Proceeds;

(x) any other amounts paid by Assignor or any Affiliate of Assignor with respect to ownership or operation of the Subject Interests after the Effective Date or Sales of production therefrom after the Effective Date, whether as refund, fine, interest or penalty, pursuant to litigation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof;

(xi) all consideration hereafter paid and costs and expenses hereafter incurred by Assignor or any Affiliate of Assignor for any renewals or extensions of leases or other rights acquired after the Effective Date which are included in the definition herein of Subject Interests; and

(xii) any accrual or reserve which Assignor or any Affiliate of Assignor shall have the right, at its election, to charge to Production Costs for operations (other than day-to-day operations) budgeted under an operating agreement or approved under an authorization for expenditures (“AFE”), which accrual or reserve may be based on the reasonably expected time of performing such operation or on an estimated percentage of completion of the operation or on any other reasonable method, and which accrual is in lieu of charging the cost of such operation when paid for by Assignor (or Affiliate of Assignor) but which shall be adjusted if and to the extent actual costs differ from such accrual or reserve;

(b) but excluding

(i) costs which would otherwise be treated as Production Costs (but which shall not be so treated for purposes hereof until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by insurance from damage to property, by sales of property or transfers of property off the leases included in the Subject Interests or by proceeds from unitization or other disposition of property; and

(ii) except for resolution of gas imbalances which are included in Section 1.18(a)(vi) above, any amounts which would otherwise be Production Costs but which are attributable to periods before the Effective Date; and

(iii) costs that otherwise would be treated as Production Costs but which have already been excluded or deducted from Gross Proceeds under Section 1.09; and

(iv) costs incurred by any Affiliate of Assignor for which such Affiliate has received a fee, reimbursement or other payment from Assignor, where such payment by Assignor constitutes a Production Cost; and

(v) costs paid or accrued by Assignor during the month of December 1998 for the drilling, equipping, reworking, plugging back, completing or recompleting of any well on the Subject Lands.

SECTION 1.19. “Property Taxes” means the sum of all general property (ad valorem), production, severance, sales, gathering and excise taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest.

SECTION 1.20. “Property Tax Accrual” means, for any Computation Period, an amount that may be set aside by Assignor as an accrual to be applied against Property Taxes other than those that are deducted or excluded from Gross Proceeds pursuant to Section 1.09(a) above, which accruals shall be adjusted to the extent actual Property Taxes differ.

SECTION 1.21. “Sale” and “Sold” mean all forms of dispositions of Subject Hydrocarbons for value, including exchanges and other dispositions for value.

SECTION 1.22. “Sales Contracts” means all contracts and agreements for the sale of Subject Hydrocarbons.

SECTION 1.23. “Separation” means liquid separation operations in the vicinity of the well using a conventional mechanical liquid gas separator but excluding operations involving heat exchange, adiabatic cooling, absorption, adsorption or refrigeration principles.

SECTION 1.24. “Subject Hydrocarbons” means all Hydrocarbons in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests, including plant products attributable thereto from Processing gas or casinghead gas included in the Subject Hydrocarbons before sale thereof (but not including products derived from processing oil).

SECTION 1.25. “Subject Interests” means, subject to the exclusions stated below, each kind and character of right, title, claim or interest which Assignor has on the Effective Date in or under each oil, gas or mineral lease, unitization or pooling agreement (and the units created thereby), royalty interests, overriding royalty interests, fee mineral interests and net profits interests and any other agreements, conveyances, assignments or instruments which are described or referred to in Schedule A, and all the right, title, claim or interest which Assignor has on the Effective Date in and to the Subject Lands, whether such right, title, claim or interest be under and by virtue of a lease, a unitization or pooling agreement or order, an operating agreement, a division order, a transfer order or any other type of agreement, conveyance, assignment or instrument or under any other type of claim or title, legal or equitable, recorded or unrecorded, even though Assignor’s interests be incorrectly or incompletely described in, or a description thereof be omitted from, Schedule A, all as the same shall be enlarged by the discharge of any payments out of production or by the removal of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of the same, but subject to all burdens to which Assignor’s such right, title, claim or interest is subject (while same remains so subject), limited, however, if Assignor’s interest in any Subject Interest should terminate at any time, to the period to which Assignor’s interest in such Subject Interest is limited. There shall be excluded from the term “Subject Interests” any interest hereafter acquired by Assignor in and to any of the Subject Lands, except any interest acquired pursuant to existing agreements for no new consideration and renewals or extensions of existing leases and other such agreements. For purposes of this Conveyance “renewals or extensions” of any lease or other such agreement shall be limited to renewals or extensions of an existing lease or other such agreement obtained by the present owner thereof (or such owner’s successors in interest) while such lease is in force or within six months after such lease or other such agreement terminates. Assignor shall be under no duty to seek renewals or extensions of any lease or other such agreement.

SECTION 1.26. “Subject Lands” means the lands which are described in and which are subject to the oil, gas or mineral leases, unitization or pooling agreements or orders, operating agreements, division orders, transfer orders or other type of agreement, conveyance, assignment or instrument described in Schedule A attached hereto, provided that, where the description in Schedule A excepts land or refers to an instrument insofar only as it covers certain land or certain depths in certain land, no interest in such excepted land or depths or in land other that to which such reference is limited shall be included in the terms “Subject Lands” or “Subject Interests”.

SECTION 1.27. “Trust” means the Hugoton Royalty Trust established by the Trust Indenture.

SECTION 1.28. “Trust Indenture” means the Royalty Trust Indenture by and between Cross Timbers Oil Company and NationsBank, N.A. dated as of December 1, 1998, establishing the Hugoton Royalty Trust, an express Texas Trust under the Texas Trust Code.

ARTICLE II

MARKETING OF SUBJECT HYDROCARBONS

SECTION 2.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Hydrocarbons and Assignee shall have no authority to market the Subject Hydrocarbons or to take in-kind any Subject Hydrocarbons. For such purpose, Sales of Subject Hydrocarbons may continue to be made pursuant to Existing Sales Contracts. Assignor may amend such Existing Sales Contracts and may enter into one or more Sales Contracts in the future at the prices and on the terms Assignor shall deem proper in Assignor’s sole and absolute discretion, which may include sales to Affiliates of Assignor. Further, Assignor may commit any of the Subject Interests (including the Royalty Interest attributable thereto) to one or more agreements for Processing pursuant to which, by way of example and not by way of limitation, the plant owner or operator (which may be an Affiliate of Assignor) receives a portion of the Subject Hydrocarbons or plant products derived therefrom or proceeds of the Sale thereof as a fee for Processing. Gross Proceeds of Subject Hydrocarbons shall be determined on the basis of amounts actually received by Assignor (and not, except as provided in Section 1.09, proceeds received by any of Assignor’s Affiliates) from Sales under Sales Contracts regardless of whether at the time of production or Sale market value should be different from proceeds of Sale. In no event shall Gross Proceeds or Production Costs include any revenues, expenses, gains or losses resulting from option transactions or other futures or hedging transactions (other than forward Sales of the Subject Hydrocarbons) which, if engaged in by Assignor or any of its Affiliates in respect of Subject Hydrocarbons, shall be solely for the account of Assignor or such Affiliate.

SECTION 2.02. Delivery of Subject Hydrocarbons. All Subject Hydrocarbons Sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered, by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Hydrocarbons may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Hydrocarbons.

SECTION 2.03. Reliance by Third Party. As to any party, the acts of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order, lease extension or Sales Contract, and proceeds of Sale of the Subject Hydrocarbons shall be paid by the purchasers thereof (or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee.

ARTICLE III

PAYMENTS

SECTION 3.01. Payment. On or before each Monthly Record Date, beginning with the Monthly Record Date for March, 1999, Assignor shall pay to Assignee as an overriding royalty hereunder an amount equal to eighty percent (80%) of the Net Proceeds for the preceding Computation Period.

SECTION 3.02. Interest on Past Due Payments. Except as otherwise provided in Section 9.05 hereof, any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest determined at the end of each month, from such due date until such amount is paid, at the rate of the lesser of (a) the Prime Interest Rate plus 4% or (b) the maximum lawful contract rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (the “Maximum Rate”) shall change when and as said laws change, effective at the close of business on the day such change in said laws becomes effective; but, if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

SECTION 3.03. Overpayment. If at any time Assignor pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest during the period of such overpayment at the rate of the lesser of (a) the Prime Interest Rate or (b) the Maximum Rate; but if there shall be no Maximum Rate, then the rate shall be as specified in the foregoing clause (a).

ARTICLE IV

RECORDS AND REPORTS

SECTION 4.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

SECTION 4.02. Inspections. The books and records referred to in Section 4.01 shall be open for inspection by Assignee and its agents and representatives at the office of Assignor during normal business hours and after reasonable advance notice.

SECTION 4.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

SECTION 4.04. Assignee’s Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section 4.07 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 day period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

SECTION 4.05. Geological and Other Data. Upon request by Assignee, Assignor shall, subject to the limitations of confidentiality or nondisclosure obligations to co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor will use reasonable efforts to obtain waivers of any such confidentiality or nondisclosure obligations that prevent it from providing to Assignee any requested information, but Assignor shall not be obligated to incur any expense or detriment above a nominal amount to obtain such waiver. Assignor shall also furnish to Assignee, upon request by Assignee, reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. Assignor shall, upon request by Assignee, furnish to Assignee all reserve reports or studies in the possession of Assignor from time to time relating to the Subject Interests, whether prepared by Assignor or by third party consulting engineers; provided, it is agreed that Assignor makes no representations or warranties as to the accuracy or completeness of any such reports or studies and shall have no liability to Assignee or any other Person resulting from their use of such reports or studies, and Assignee agrees not to attribute to Assignor or such third-party consulting engineers any such reports or studies or the contents thereof in any securities filings or reports to owners or holders of “Beneficial Interests” in the Trust. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person, except that this provision shall not prohibit the disclosure by Assignee of any information that (i) at the time of disclosure is generally available to the public (other than as a result of a disclosure by Assignee), (ii) was available to Assignee on a nonconfidential basis from a source other than Assignor, provided that such source is not known by Assignee to be bound by a confidentiality obligation owed to Assignor, or (iii) Assignee is legally required to disclose, provided that Assignee has given to Assignor notice of such requirement and a reasonable opportunity to seek, at Assignor’s expense, a protective order and other appropriate relief from such requirement.

SECTION 4.06. Monthly Estimates. On or before ten days (excluding Saturdays, Sundays and other days on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law) before each Monthly Record Date (beginning with the Monthly Record Date for March, 1999), Assignor shall deliver to Assignee a statement of Assignor’s best estimate of the amount payable to Assignee on or before such Monthly Record Date.

SECTION 4.07. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 4.03 on an annual basis. Assignee shall bear the cost of each such audit.

SECTION 4.08. Reserve Reports. Assignor may, but is not obligated to, provide an annual reserve report for the Royalty Interest prepared by independent consulting reservoir engineers. If such reserve report is provided by Assignor, Assignee will reimburse Assignor for the cost thereof.

ARTICLE V

LIABILITY OF ASSIGNEE

In no event shall Assignee be liable or responsible in any way for any Production Costs (including Excess Production Costs) or other costs or liabilities incurred by Assignor or others attributable to the Subject Interests or to the Hydrocarbons produced therefrom.

ARTICLE VI

OPERATION OF SUBJECT INTERESTS

SECTION 6.01. Prudent Operator Standard. Assignor agrees, to the extent it has the legal right to do so under the terms of any lease, operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the Subject Interests with reasonable and prudent business judgment and in accordance with good oil and gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect the Subject Interests from drainage. However, nothing contained in this Section 6.01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith.

SECTION 6.02. Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well or to operate or maintain in force or attempt to maintain in force any of the Subject Interests when, in Assignor’s opinion, such well or Subject Interest ceases to produce or is not capable of producing Hydrocarbons in paying quantities. The expiration of a Subject Interest in accordance with the terms and conditions applicable thereto shall not be considered to be a voluntary surrender or abandonment thereof.

SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of insurance covering the property upon the Subject Interests and risks incident to the operation thereof and to charge premiums therefor to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects to do so. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance.

SECTION 6.04. Certain Rights to Manage the Subject Interests. Notwithstanding anything in this Conveyance to the contrary, Assignor shall have the right and power, acting in good faith and as a reasonably prudent oil and gas operator, to execute, deliver, and perform operating agreements, oil and gas leases, farmout agreements, exploration agreements, participation agreements, drilling agreements, acreage contribution agreements, dry-hole agreements, bottom-hole agreements, joint venture agreements, partnership agreements, and other similar instruments and agreements that cover or affect the Subject Interests and to make all decisions or elections required thereunder, including, but not limited to, decisions to consent or non-consent to drilling and other operations. The applicable Royalty Interest shall in each case be bound by such instrument or agreement (and decisions or elections thereunder), without the necessity of any execution, consent, joinder, or ratification by Assignee, and the Royalty Interest shall thereafter be calculated and paid with respect to the interests reserved, obtained, or modified by Assignor in such transaction, not by reference to the Subject Interests that existed before such transaction. For example, but not by way of limitation, (a) Assignor may farm out any Subject Interest that is an oil and gas lease, and the Subject Interest therein shall subsequently be the overriding royalty interest, reversionary working interest, and/or other rights and interests reserved by Assignor in the farmout, not the original leasehold interest, or (b) Assignor may execute an oil and gas lease to cover any Subject Interest that is a mineral interest, and the Subject Interest shall subsequently be the royalty and other lease benefits obtained or reserved by Assignor in such lease, not the original mineral interest.

ARTICLE VII

POOLING AND UNITIZATION

SECTION 7.01. Pooled Subject Interests. To the extent any of the Subject Interests have been heretofore pooled and unitized for the production of Hydrocarbons, such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Royalty Interest in each such Subject Interest shall apply to and affect only the production from such units which accrues to such Subject Interest under and by virtue of the applicable pooling and unitization agreements.

SECTION 7.02. Right to Pool and Unitize. Assignor shall have the exclusive right and power (as between Assignor and Assignee), exercisable only during the period provided in Section 7.03 hereof, to pool or unitize any of the Subject Interests and to alter, change or amend or terminate any pooling or unitization agreements heretofore or hereafter entered into, as to all or any part of the Subject Lands, as to any one or more of the formations or horizons thereunder, and as to any one or more Hydrocarbons, upon such terms and provisions as Assignor shall in its sole and absolute discretion determine. If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official hereafter promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized, and in any such event such Royalty Interest in such Subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization, and it shall not be necessary for Assignee to agree to, consent to, ratify, confirm or adopt any exercise of such right and power by Assignor.

SECTION 7.03. Applicable Period. Assignor’s power and rights in Section 7.02 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one (21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

ARTICLE VIII

GOVERNMENT REGULATION

All obligations of Assignor hereunder shall be subject to all present and future valid federal, state and local laws, statutes, codes and orders; and all applicable rules, orders, regulations and decisions of every court, governmental agency, body or authority having jurisdiction over the Hydrocarbons in and under and that may be produced from the Subject Interests. Assignor’s obligations are specifically, but not by way of limitation, subject, to the extent in effect, to all applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural Gas Act, the Natural Gas Policy Act of 1978, the Natural Gas Wellhead Decontrol Act of 1989 and each other statute purporting to provide regulation of the Sale of Hydrocarbons or establishing maximum prices at which the same may be Sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the Department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. If maximum rates permitted under such statutes, rules and regulations for the Subject Hydrocarbons are lower than prices established in Sales Contracts, then the lower regulated prices received by Assignor shall control. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy Regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which Subject Hydrocarbons may be Sold, and with purchasers of production, operators or others with respect to any excise tax.

ARTICLE IX

ASSIGNMENTS

SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the Subject Interests, or any part thereof, subject to the Royalty Interest and the terms and provisions of this Conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests in the Subject Interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date.

SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned Subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by Assignor as to Subject Interests that have not been assigned by Assignor.

SECTION 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part only as authorized by the Trust Indenture. However, no such assignment will affect the method of computing Net Proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish Assignee until Assignor is furnished a recordable instrument executed by or binding upon all Persons interested in the Royalty Interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Subject Interests (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Subject Interests so conveyed or assigned.

SECTION 9.04. Certain Sales of Subject Interests. Subject to the limitations set forth in Section 3.02(b) of the Trust Indenture, Assignor may cause the sale of certain Subject Interests, including the appurtenant Royalty Interest from time to time and Assignee will join in such sales as provided in the Trust Indenture. The proceeds of any such sale shall be apportioned and paid as provided in the Trust Indenture, but the purchasers of such Subject Interests (inclusive of the appurtenant Royalty Interest) may pay the full amount of the purchase price therefor to Assignor and shall have no responsibility to see to the proper allocation thereof between Assignor and Assignee.

SECTION 9.05. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon Assignor until notice thereof shall have been furnished by the Person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same; notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice accompanied by such documentation shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred, or (at Assignor’s election) Assignor shall have the right to suspend payment of such sums without interest in the event of such change until such documentation is furnished. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on Assignor.

SECTION 9.06. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee(s) or trustee(s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights, remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but the provisions of this Section 9.06 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Proportionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the Royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such Subject Interest is reduced. Notwithstanding the foregoing, if any Person claims that this Conveyance gives rise to a preferential right of such Person to acquire any portion of the Royalty Interest (or any of the Subject Interests), then Assignor shall indemnify Assignee and the trustee of the Trust against any liability, expense, damage or loss in regard to such claim and the provisions of Section 6.05 of the Trust Indenture shall apply with respect to such indemnity obligation. If such claim results in the acquisition of any portion of the Royalty Interest by the Person claiming the preferential right then, subject to the proviso below, Assignor shall pay to Assignee the amount determined by multiplying (i) the product of 40,000,000 multiplied by the initial public offering price of the Trust’s units of beneficial interest by (ii) a fraction, the numerator of which is the value of the portion of the Royalty Interest acquired by the Person claiming the preferential right, as determined by reference to the most recent Reserve Report (as defined in the Trust Indenture) of the Trust and the denominator of which is the value of all the Royalty Interest as determined by reference to such Reserve Report; provided, however, that if the Person claiming such preferential right makes any payment to the Trust in connection with the acquisition of a portion of the Royalty Interest, then the amount of such payment shall be credited against Assignor’s payment obligation set forth above, but not to create a negative number.

SECTION 10.02. Term. This Conveyance shall remain in force as long as any of the Subject Interests are in effect.

SECTION 10.03. Further Assurances. Should any additional instruments of assignment and conveyance be required to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. Also, if any other or additional instruments are required in connection with the transfer of State, Federal or Indian lease interests in order to comply with applicable laws, regulations or agreements, Assignor will execute and deliver the same.

SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States Mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows:

If to Assignor:

Cross Timbers Oil Company

810 Houston Street, Suite 2000

Fort Worth, Texas 76102

Attention: Corporate Secretary

If to Assignee:

NationsBank, N.A.

17th Floor

901 Main Street

NationsBank Plaza

Dallas, Texas 75202

Attention: Trust Department

Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of Assignor and Assignee.

SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be Governed by the laws of the State of Texas.

SECTION 10.07. Headings. Article and Section headings used in this Conveyance are for convenience only and shall not affect the construction of this Conveyance.

SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or any part thereof or interest therein.

SECTION 10.09. Counterpart Execution. This Conveyance may be executed in multiple counterparts, each of which shall be an original. Certain counterparts may have descriptions relating to different recording jurisdictions omitted from Schedule A. A counterpart with all such descriptions is being filed for record in Lincoln County, Wyoming. Where a description covers an interest located in more than one county, such description may be included in counterparts recorded in each county but such inclusion of the same description in more than one counterpart does not have any cumulative effect as to the interests covered by such description.

IN WITNESS WHEREOF, each of the parties hereto has caused this Conveyance to be executed in its name and behalf and delivered as of the Effective Date.

ATTEST:
CROSS TIMBERS OIL COMPANY

Virginia Anderson, Secretary of Cross Timbers Oil Company
By:
Vaughn O. Vennerberg, II
Senior Vice President - Land

ATTEST:
NATIONSBANK, N.A., acting not in its individual capacity but solely as the Trustee of the Hugoton Royalty Trust

By:
Ron E. Hooper, Vice President

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Vaughn O. Vennerberg II, Senior Vice President – Land of Cross Timbers Oil Company, on behalf of said corporation.

Commission Expires:
Notary Public State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this 14th day of January, 1999, by Ron E. Hooper, Vice President of NationsBank, N.A., Trustee of the Hugoton Royalty Trust, on behalf of said Bank as Trustee of the Hugoton Royalty Trust.

Commission Expires:
10-22-02	Notary Public State of Texas

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ê Please detach along perforated line and mail in the envelope provided. ê

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THE TRUSTEE RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN

1.  Approval of the sale of substantially all of the assets of the Trust (the “Sale”) pursuant to that certain Purchase and Sale Agreement (the “Purchase Agreement”) dated as of July 2, 2021, by and between Simmons Bank, a bank organized under the laws of the United States, acting not in its individual corporate capacity but solely as trustee under the Indenture (the “Trustee”), and XTO Energy Inc., a Delaware corporation (“XTO Energy”); and

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		2. Approval of the adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposal.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned unit holder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Unit Holder	Date:	Signature of Unit Holder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HUGOTON ROYALTY TRUST

Proxy for Special Meeting of Unit Holders on

Solicited on Behalf of the Trustee

The undersigned hereby appoints Ron Hooper and Nancy Willis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the units which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Unit Holders of Hugoton Royalty Trust, to be held [                ] at [                ] and virtually via webcast at [                ], at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

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